As filed with the U.S. Securities and Exchange Commission on January 14, 2022

Registration Statement No. 333-260039

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	01-0721929
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

154-09 146th Ave,

Jamaica, NY 11434

Tel: (718) 978-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Tel. No.: (732) 395-4400	Louis Taubman, Esq Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 Tel: 917-512-0827

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $0.001 par value per share(2)(3)	$46,000,000	$3,800.70
Representatives’ Warrant to Purchase Common Stock (4)
Common Stock to be sold by Selling Stockholders (5)	$1,000,000	$92.7
Shares of Common Stock issuable upon exercise of Representatives’ Warrant (2)(6)	$3,075,000	$285
Total	$50,075,000	$4,178.40	(7)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, equal to 15% of the number of shares sold in the offering.

(4)	In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Includes 25,000,000 shares of common stock being sold to the underwriters by the selling stockholders. In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the selling stockholders is calculated based on the $0.02 average of the high and low prices reported on the OTC Pink Sheets for January 14, 2022.

(6)	The Underwriter’s Warrants are exercisable at a per share exercise price equal to 150% of the public offering price per share of common stock. The proposed maximum aggregate offering price of the Representatives’ Warrants is $3,075,000, which is equal to 150% of $2,050,000 (5% of $8,000,000 which is the maximum offering price without including the over-allotment option).

(7)	$3,800.70 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [●], 2022

UNIQUE LOGISTICS INTERNATIONAL, INC.

________ Shares of Common Stock

We are offering ___________ shares of Common Stock, par value $0.001 (“Common Stock”, and each a “Share” and collectively, the “Shares”) of Unique Logistics International, Inc. (the “Company,” “Unique Logistics,” “we,” “our” or “us”) at $___ per share of Common Stock. In addition, the selling stockholders identified herein (the “Selling Stockholders”) are offering 25,000,000 shares of common stock, The 25,000,000 shares of common stock offered by the Selling Stockholders is defined herein as the “Selling Stockholder Shares.” Our Common Stock is currently traded on the OTC Capital Markets under the symbol UNQL. On January __, 2022, the last reported sale of our Common Stock was $0__. We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “UNQL”. No assurance can be given that our application will be approved. We will not proceed with this offering in the event the Common Stock is not approved for listing on Nasdaq. Quotes for shares of our common stock on the OTC Capital Markets may not be indicative of the market price on The Nasdaq Capital Market.

The actual offering price per share will be negotiated between EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters in this offering (the “Underwriters”) and us. All share and per-share information, as well as all financial information, contained in this prospectus has been adjusted to give effect to the one-for-_______(1-for-__) reverse stock split (the “Reverse Stock Split”), which was implemented on ____________ __, 2022 and effective at the commencement of trading of our Common Stock on __________ __, 2022.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 25 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

	Per Share	Total
Offering price	$	$
Underwriter’s discounts (1)	$	$
Proceeds to our company before expenses	$	$
Proceeds, before expenses, to the selling stockholders	$	$

(1)	See “Underwriting” beginning on page 74 for additional information regarding underwriting compensation.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have granted a 45-day option to the representative of the Underwriters, exercisable one or more times in whole or in part, to purchase up to additional shares of Common Stock to cover over-allotments, at the public offering price per share of Common Stock, less, in each case, the underwriting discounts payable by us. The securities issuable upon exercise of this overallotment option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the securities against payment in New York, New York on or about           , 2022.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, Inc.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

You should rely only on the information contained in this prospectus. Neither we, the selling stockholders nor the Underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. Neither we, the selling stockholders nor any of the Underwriters take responsibility for, and can provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Additional Information.”

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company,” “Unique,” “Unique Logistics” and “our” to refer to Unique Logistics International, Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date of this prospectus, and we do not intend to update any of the forward-looking statements after the date this prospectus to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus, including the risks in relation to the current global Covid epidemic.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in our press releases) for other factors that may cause actual results to differ materially from those projected by the Company. For additional information regarding risk factors that could affect the Company’s results, see “Risk Factors” beginning on page 25 of this prospectus, and as may be included from time-to-time in our reports filed with the SEC.

The Company intends the forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions or results. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus, could materially and adversely affect our results of operations, financial condition, and liquidity, and our future performance.

Industry Data and Forecasts

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons,; that we may be unable to maintain or grow sources of revenue; that we may be unable to maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Reverse Stock Split

We expect to effect a reverse stock split of our Common Stock, at a ratio of up to 1-for-[●], as soon as practicable. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. Following the effectiveness of the reverse stock split, all information presented in this prospectus other than in our consolidated financial statements and the notes thereto will be adjusted to give effect to such reverse stock split.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision.

Overview

Unique Logistics International, Inc. (“Unique Logistics” or “Unique” or “the Company”) provides a full range of global logistics services by providing to its customers a robust international network that strategically supports the movement of its customers goods. Acting solely as a third-party logistics provider, Unique purchases available cargo space in volume from its network of carriers (such as airlines, ocean shipping, and trucking lines) and resells that space to our customers. Unique Logistics does not own any of these ships, trucks, or aircraft and does not plan on entering the ownership model.

Operating via its wholly owned subsidiaries, Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”) and Unique Logistics International (NYC), LLC, a Delaware limited liability company, Unique Logistics provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided by the Company are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

The Company operates in a business environment where both our customers as well as our suppliers are potentially impacted by the Covid-19 pandemic. Our customer base includes several customers whose business involves retail to the public through brick and mortar stores, many of them in shopping malls. In the period February 2020 to May 2020, many such customers faced significant downturn in their business resulting in shut down of supply chains and business loss for our Company. The Company’s operating subsidiaries secured PPP loans from the government that enabled us to maintain our operations and meet our overhead commitments in this period. Driven initially by online retail and later by the opening of in-person retail, by February 2021 most of our customers saw their business recover to pre-pandemic levels. As the business of our customers recovered, the Company’s business steadily increased and surpassed pre-pandemic era volumes.

Company Structure and History

Unique Logistics International, Inc. (the “Company” or “Unique”) (formerly Innocap, Inc.) was incorporated in Nevada on January 23, 2004. Innocap, Inc. became a publicly traded company in 2004. In May 2011, the Company changed its business plan to researching the location of and salvaging sunken ships. Until October 2020, the Company had been actively negotiating several research and salvage projects including in Indonesia and Malaysia in connection with ships that were sunk during World War II.

On October 8, 2020, the Company, Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), and Unique Logistics Holdings, Inc., a privately-held Delaware corporation headquartered in New York (“UL HI”), entered into an Acquisition Agreement and Plan of Merger (the “Acquisition Agreement”) pursuant to which the Merger Sub was merged with and into UL HI, with UL HI surviving as a wholly-owned subsidiary of Innocap Inc. (the “Merger”). The transaction (the “Closing”) took place on October 8, 2020 (the “Closing Date”). Innocap Inc. acquired, through a reverse triangular merger, all of the outstanding capital stock of UL HI in exchange for issuing UL HI’s shareholders (the “UL HI Shareholders”), pro-rata, an aggregate of 1,000,000 million shares of preferred stock, with certain of UL HI Shareholders receiving 130,000 shares of Innocap Inc.’s Series A Preferred Stock par value $0.001 per share, and certain of the UL HI Shareholders receiving of 870,000 shares of Innocap Inc.’s Series B Preferred Stock, par value $0.001 per share. Immediately after the Merger was consummated, and further to the Acquisition Agreement, certain affiliates of Innocap Inc. cancelled a total of 45,606,489 shares of Innocap Inc.’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of Innocap Inc.’s common stock and preferred stock, Holdings agreed to assume certain liabilities of Innocap Inc. As a result of the Merger and the Cancellation, the UL HI Shareholders became the majority shareholders of the Company. Immediately following the Closing of the Merger, Innocap Inc. changed its business plan to that of UL HI.

On January 11, 2021, Innocap Inc. filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada, for the adoption of amended and restated articles of incorporation of Innocap Inc. (the “Amended and Restated Articles of Incorporation”). The adopted Amended and Restated Articles of Incorporation: (i) increased the number of authorized common stock from 500,000,000 shares to 800,000,000 shares; and (ii) changed the Company’s name to Unique Logistics International, Inc. (the “Company”).

The Name Change was approved by the Financial Industry Regulatory Authority (FINRA) and became effective in the market on January 14, 2021.

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Unique Logistics Holdings Management Buyout Transaction

The Company’s wholly owned subsidiary, Unique Logistics Holdings, Inc. (“Unique”) a Delaware corporation, was formed on October 28, 2019, for the purpose of conducting a management buyout of three United States subsidiaries majority owned by Unique Logistics Holdings Ltd., a Hong Kong company (“UL HK”) (the “Management Buy Out Transaction”).

UL HK was incorporated in Hong Kong in 1983. UL HK commenced its business with a focus on transpacific logistics services because of the increasing demands of trade between Hong Kong and the United States. The initial focus was on air freight services, but UL HK quickly diversified into ocean freight services. In its first fifteen years of operations, UL HK established itself as a major international logistics service provider in Hong Kong. Driven by the needs of its customer base, from 1997 through 2012, UL HK established a network of offices throughout Asia and the United States. By the end of 2012, the Unique Logistics brand was well recognized in several Asian countries including China, India, and Vietnam. In the United States, UL HK offices in Boston, Atlanta, New York, Los Angeles, and Chicago had a growing United States customer base in several sectors such as fashion, department stores, furniture, toys, and home goods. The vast majority of ULHK’s international business consisted of services pertaining to United States based companies.

On May 29, 2020 (the “Buyout Transaction Date”), Unique entered into that certain Securities Purchase Agreement (“UL HK Purchase Agreement”) by and between Unique and UL HK, pursuant to which the Company purchased from UL HK (i) sixty percent (60%) of the membership interests of Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”); (ii) eighty percent (80%) of the common stock of Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”); and (iii) sixty-five percent (65%) of Unique Logistics International (USA) Inc., a New York corporation, a sole owner of Unique Logistics International (NYC), Inc. (“UL NYC”), for a purchase price of: (i) US$6,000,000, to be paid in accordance with the following (a) $1,000,000 in cash (the “UL HK Cash Purchase Price”); (b) $5,000,000 in the form a subordinated promissory note issued in favor of UL HK and (c) 1,500,000 shares of common stock of Unique Logistics Holdings, representing on issuance 15% of fully paid and non-assessable shares of common stock then outstanding on a fully diluted basis (the “UL HK Stock Purchase Price”). Pursuant to the UL HK Purchase Agreement, Unique has been granted an option to purchase 50% of UL HK’s interest in Unique Logistics International (North and East China) Company Limited and its affiliated companies (collectively “UL China”) and has been granted an option to purchase 65% of UL HK’s interest in Unique Logistics International India (Private) Limited (“UL India”) within 12 months of the Buyout Transaction Date.

In connection with the Management Buyout Transaction, Unique also entered into three separate securities purchase agreements with the minority interest holders of UL ATL (the “UL ATL Transaction”), UL BOS (the “UL BOS Transaction”) and UL NYC (the “UL NYC Transaction”), respectively, whereby, together with the consummation of the Management Buy Out Transaction, each such entity became a wholly owned subsidiary of Unique Logistics Holdings.

BUSINESS

Unique Logistics primary services include:

●	Air Freight services
●	Ocean Freight services
●	Customs Brokerage and Compliance services
●	Warehousing and Distribution services
●	Order Management

Air Freight Services

Operating as an Indirect Air Carrier (IAC) or an airfreight consolidator, Unique Logistics provides both time savings and cost-effective air freight options to its customers. An expansive global network enables the Company to offer door to door service allowing customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance. Unique purchases cargo space from airlines on a volume basis and resells that space to our customers at a lower price than they would be able to negotiate themselves for their individual shipments. The Company, through its integrated management system, determines the best routing for shipments and then arrangements are made to receive the cargo into a designated warehouse. Upon receipt, cargo is inspected and weighed, documentation is collected and export clearance is processed. Once cargo is cleared it is prepared for departure. Unique Logistics offers real-time tracking visibility for customers to view when an order is booked, departs and arrives. Unique Logistics contracts with a worldwide network of airlines and other service providers to provide the best airfreight service in assisting importers to ship using the most efficient and cost-effective method. Some of the selections we offer include:

●	Domestic, deferred, express and charter services, which permit customers to choose from a menu of different priority options that secure at different price levels, greater assurance of timely delivery
●	Port to Port and Door to Door shipments, which provide customers the option of managing, independently, the post arrival services such as delivery or clearance if the Company is not providing such services
●	Global blocked space agreements (BSA), which guarantee the availability of space on certain flights

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●	Air and ocean combination shipment which offer cost effective transportation using multimodal, combination movements, by one mode to an international hub, such as Dubai, UAE or Singapore and converting to a different mode at the hub
●	Air and transload dedicated truck shipment, where arriving cargo is transferred from airline container or pallet into a truckload ready for delivery
●	Dangerous goods handling requiring qualified handling
●	Refrigerated cargo

The Company’s integrated management system is built around a cloud-based software package known as Cargo Wise. The software is accessible to our offices or overseas affiliate when planning and recording the receipt of cargo and booking shipments. The Cargo Wise system assists in the creation of documentation required to plan each shipment, including Management Information Systems that enable our Operational Management Teams to generate reports or provide access to information to our customers so that they have daily visibility to their purchased orders. This enables shipments to be approved, planned and routed within the available air freight capacity procured by the Company. The Cargo Wise software is part of the integrated management system that also incorporates (in some cases with interface) airline resources, congestion/ market condition information, pricing databases, customer preferences in Key Account Management databases and the trained personnel and experienced managers that make decisions as required based on the information.

Ocean Freight Services

Operating as an ocean transportation intermediary (“OTI”) to provide ocean freight service both as a non-vessel owning common carrier (“NVOCC”) and ocean freight forwarder, Unique Logistics provides to its customers ocean freight consolidation, direct ocean forwarding, and order management. We are a common carrier that holds itself out to the public to provide ocean transportation, issues its own house bills of lading or equivalent document, but does not operate the vessels by which ocean transportation is provided. The Company’s roles and responsibilities in ocean freight services include the following:

●	Selecting the most optimal ocean carriers based on both cost and service. The Company has NVOCC contracts with multiple ocean carriers and is thus able to offer its customers a choice in service;
●	Entering into contract/rate agreement with clients to transport their ocean shipments. Under such contracts the customer is assured of the Company’s pricing and weekly capacity to carry the customer’s cargo;
●	Consolidating shipments at origin/deconsolidating of freight at destination. This enables the customer to receive the economics of a consolidated container rate rather than a higher rate for less than full container load (“LCL”). It also makes delivery at destination more efficient;
●	Arranging pick-up of shipment at origin and deliver at destination, with a factory to door service;
●	Preparing and processing the documentation/clearance (customs/security) for shipments during ocean transit, in advance of arrival of shipment at destination;
●	Ocean freight services are provided in both major and minor trade lanes with representation in all trading nations in Americas, Asia, and Europe;
●	Offering a wide array of services typically performed by multiple services providers including but not limited to, offering options to customers on ocean carrier service choices prior to final selection and securing such space based on customer requirement; this enables our customers to delegate more of its logistics management to us whereas a more limited range of service would require the customer to deal with multiple service providers;
●	Communicating on any regulation/compliance issues on exporting and importing shipments;
●	Playing intermediary role at any point of ocean transportation based on customer’s routing preferences; and
●	Providing space acquisition on carrier service for committed delivery during high demand period, and providing lower price option in weak demand season for utmost cost saving.

Customs Brokerage and Compliance Services

Unique Logistics is a licensed United States customs broker whose mission is to ensure that its importing clients are in compliance with all required regulations. Our services help importers clear cargo with the U.S. Customs and Border Protection, including documentation collection, valuation review, product classification, electronic submission to customs and the collection and payment of duties, tariffs and fees. Unique Logistics works with importers to develop a compliant trade program including product databases, compliance manuals and periodic internal audits. The development of product databases has become critical in the current economic environment due to the increasing trade tensions and various tariffs imposed as a result. Unique Logistics also offers importers tools to improve on efficiency such as reporting, visibility and trade consulting including training seminars. Additional services include:

●	Preparation of the Import Security Filing (10+2) required to be on file 24 hours prior to shipment departure;
●	Clearance and compliance with other government agencies such as the Food and Drug Administration, U.S. Department of Agriculture, Consumer Product Safety Commission and U.S. Fish & Wildlife Service;
●	Focused assessment and internal audit to determine and eliminate weak areas of compliance;

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●	Post-entry service to change past entries and take advantage of tariff exclusions granted after the original entry was processed;
●	Binding rulings to obtain pre-entry classification;
●	Classification & valuation;
●	Trade agreements;
●	Warehouse entries to defer duty;
●	Licensing and country of origin marking requirements;
●	Free Trade Zone (FTZ);
●	Duty drawback to get duty back on items exported under certain requirements; and
●	Cargo insurance coverage

Warehousing and Distribution Services

Unique Logistics operates a warehousing facility in Santa Fe Springs, CA and plans to expand such services through its own managed facilities. Unique Logistics also provides warehousing and distribution services through third party facilities. Our current facility is leased to the Company and is 110,000 sq. ft. with storage capacity for around 9,000 pallets and 10 dedicated employees.

Warehousing and Distribution services enable Unique Logistics to greatly expand its involvement in our customers’ supply chain, post arrival of international shipments into the United States. By providing inventory management, order fulfillment, and other services, our customers benefit from cost savings related to space, equipment and labor due to efficiencies of scale. Our list of Warehousing and Distribution Services include the following:

●	Transloading of cargo from incoming containers to trucks for delivery
●	Pick and pack services
●	Quality control services under customer instructions
●	Kitting
●	Storage
●	Inventory management
●	Delivery services, including e-Commerce fulfillment services

Order Management

Unique Logistics offers order management services providing importers with total visibility on every order from the time placed with the supplier to door delivery. Importers send orders electronically immediately upon creation giving the Company the ability to assist in firmly holding suppliers to shipping windows. Ultimately this results in optimizing consolidation and improved on-time delivery. Order management also gives importers the power to control their supply chain by monitoring key milestone events, track order status and manage delivery to the end consumer.

Order Management features:

●	Importer and vendor EDI integration
●	Key milestone notifications customized per importers’ requirements
●	Vendor, booking and document management
●	Customized reporting including exception reporting for maximum efficiency
●	Consolidation management
●	Tracking visibility in real-time

Other Benefits include:

●	Single Data Platform
●	Avoids a manual booking process
●	Eliminates unnecessary data entry
●	Document visibility and historical recordkeeping

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●	Vendor KPI management
●	Live milestone updates

Seasonality

Historically, our own operating results as well as the industry as a whole have been subject to seasonal demand. With our financial year end of May 31, typically our first and second quarters are the strongest with the fourth quarter being the weakest; however, there are no guarantees that these trends will continue or that the COVID-19 pandemic will not cause any other business disruptions. It is widely understood in the industry that these seasonal trends are influenced by a number of factors, including weather patterns, national holidays, economic conditions, consumer demand, major product launches, as well as a number of other market forces. Since many of these forces are unforeseen there is no way for us to provide assurances that these seasonal trends will continue.

Growth Strategy

Unique Logistics has established plans to grow its business by focusing on four key areas: (1) organic growth and expansion in existing markets; (2) strategic acquisitions; (3) warehousing and distribution; and (4) specialized services to United States companies on their overseas logistics needs in targeted Asian markets.

Organic Growth and Expansion in Existing Markets:

We plan to focus on developing business domestically to drive organic growth. Since the Management Buyout Transaction (See “Unique Logistics Holdings Management Buyout Transaction”), we have significantly improved our operating efficiencies in the areas of procurement, customer service, finance and administration. We have achieved this by consolidating our volumes, centralizing many of the functions previously handled separately by individual operating subsidiaries and rationalizing our organizational structure to empower experienced executives in critical positions including the hiring of a full time Chief Financial Officer. We believe this will result in much lower overhead and the ability to build a uniform marketing strategy to build market share and further the brand recognition of Unique Logistics throughout the United States. Additionally, the Company will continuously assess its Information Technology environment based on emerging trends in logistics and customer requirements. The first step in the strategy is already in place: a single operating platform. We will continue to build add-on service tools that enhance our operating platform. One key area for technology focus will be the seamless delivery of e-Commerce services from origin to consumer with shipment visibility for both customer and the customer’s consumer.

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We believe Unique Logistics’ business base that includes three out of the fifty largest importers in the United States can be expanded by building our sales organization and the support organization to successfully deliver our brand of service. The targeted growth areas, to secure the business of other major importers as well as exporters, include Charlotte, NC, Dallas, TX, Houston, TX and Seattle, WA.

Strategic Acquisitions:

We currently maintain an option to acquire ownership of significant foreign subsidiaries of Unique Logistics Holdings Ltd. (“ULHK”), a Hong Kong company, that are critical to our ability to meet our customers’ international requirements. Through the Consulting Services Agreement between the Company and Great Eagle Freight Limited, (“GEFD) a Hong Kong company, we will ensure that the international brand of Unique Logistics and the seamless services provided to customers remains in place even before the options to acquire ULHK’s foreign subsidiaries are exercised. Additionally, it is our intention to increase our business by seeking additional opportunities through potential domestic acquisitions, revenue sharing arrangements, partnerships or investments.

Warehousing and Distribution

Unique Logistics has successfully established a major warehousing facility in Santa Fe Springs, CA and now has in-house the management expertise (commercial as well as operational) in successfully managing such facilities. Unique Logistics has also identified a method of identifying growth opportunities by focusing on specific areas of the United States and existing well-constructed facilities where lease assumption is available with an existing customer base.

Specialized Services to US Companies in Overseas Markets

Unique Logistics has several decades of experience in Asian markets such as China, India, Vietnam and Indonesia. Unique Logistics is constantly dealing with a United States customer base that seeks to do business in these areas but requires local expertise. We have the experience and the connections to assist United States companies with local importation, local warehousing and distribution and other local logistics and trade compliance services. We plan to build on our expertise in these four specific countries to build tailored services to US customers, including in business consulting pertaining to logistics and related trade services.

Government Regulations and Security

Our industry is subject to regulation and supervision by several governmental authorities.

Operations

The U.S. Department of Transportation (“DOT”), the Federal Aviation Administration (“FAA”) and the U.S. Department of Homeland Security, through the Transportation Security Administration (“TSA”), have regulatory authority over our air transportation services. The Federal Aviation Act of 1958, as amended, is the statutory basis for DOT and FAA authority and the Aviation and Transportation Security Act of 2001, as amended, is the basis for TSA aviation security authority.

All United States indirect air carriers are required to maintain prescribed security procedures and are subject to periodic audits by the TSA. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. Our offices are licensed as an airfreight forwarder from the International Air Transport Association (IATA), a voluntary association of airlines and air transport related entities that prescribes certain operating procedures for airfreight forwarders acting as agents for its members.

The shipping of goods by sea is regulated by the Federal Maritime Commission (“FMC”). Our Company is licensed by the FMC to operate as an Ocean Transportation Intermediary (“OTI”) and as an NVOCC. As a licensed OTI and NVOCC, we are required to comply with several regulations, including the filing of our tariffs.

Under Department of Homeland Security regulations, we are a qualified participant in the Customs- Trade Partnership Against Terrorism (“C-TPAT”) program requiring us to be compliant with relevant security procedures in our operations.

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We are licensed as a customs broker by the U.S. Customs and Border Protection (CBP) Agency of DHS, nationally and in each U.S. customs district in which we do business. All United States customs brokers are required to maintain prescribed records and are subject to periodic audits by CBP. In other jurisdictions in which we perform customs clearance services, we are licensed by the appropriate governmental authority where such license is required to perform these services.

We do not believe that current United States and foreign governmental regulations impose significant economic restraint upon our business operations. However, the regulations of foreign governments can impose barriers to our ability to provide the full range of our business activities in a wholly or majority United States-owned subsidiary. For example, foreign ownership of a customs brokerage business is prohibited in some jurisdictions and, less frequently, the ownership of the licenses required for freight forwarding and/or freight consolidation is restricted to local entities. When we encounter this sort of governmental restriction, we work to establish a legal structure that meets the requirements of the local regulations, while also providing the substantive operating and economic advantages that would be available in the absence of such regulation. This can be accomplished by creating a joint venture or exclusive agency relationship with a qualified local entity that holds the required license.

Environmental

We are subject to federal, state and local environmental laws and regulations across all of our business units. These laws and regulations cover a variety of processes, including, but not limited to: proper storage, handling and disposal of waste materials; appropriately managing wastewater and stormwater; monitoring and maintaining the integrity of underground storage tanks; complying with laws regarding clean air, including those governing emissions; protecting against and appropriately responding to spills and releases and communicating the presence of reportable quantities of hazardous materials to local responders. We have established site- and activity-specific environmental compliance and pollution prevention programs to address our environmental responsibilities and remain compliant. In addition, we have created several programs which seek to minimize waste and prevent pollution within our operations.

Employees and Human Capital

As of August 30, 2021, the Company had 108 employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plan is to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Properties

Our corporate headquarters are currently located at 154-09 146th Avenue, Jamaica, NY 11434 where we occupy 2,219 square feet. Monthly rent for this space is approximately $5,000 per month and our lease expires on April 30, 2024.

A full list of properties leased by the Company are set out below:

LOCATION	LEASE	MONTHLY	SQUARE
CITY, STATE	EXPIRATION	RENT	FEET	FUNCTION
JAMAICA, NY	4/30/2024	$4,813.75	2,219	OFFICE
JAMAICA, NY	7/15/2022	$4,000.00	1,440	WAREHOUSE
ATLANTA, GA	10/31/2028	$13,227.67	5,669	OFFICE
CHELSEA, MA	9/30/2022	$900.00	600	OFFICE
MIDDLETON, MA	7/31/2025	$10,620.75	5,202	OFFICE
SANTA FE SPRINGS, CA	10/15/2022	$108,410.96	110,791	WAREHOUSE/ OFFICE
CHARLOTTE, NC	6/302025	$3,896.06	1,889	OFFICE
ITASCA, IL	5/31/2026	$4,383.75	2,338	OFFICE
ROANOKE, VA	6/1/2022	$595.57	685	OFFICE

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Our spaces are utilized for office and warehouse purposes, and it is our belief that the spaces are adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

Legal Proceedings

The Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Industry Overview and Competition

The global logistics industry is highly competitive, and we expect it to remain so for the foreseeable future. Although there is a large number of companies that compete or provide services in one or more segments of the logistics industry, Unique Logistics is part of a much smaller group of companies that provides a full suite of services. We provide a range of logistics services within the spectrum of the supply chain and in each area of service we face competition from companies operating within that service segment as well as companies that provide a wider range of global services.

The industry includes specialized Non-Vessel Owning Common Carriers (“NVOCCs”) and Indirect Air Carriers (“IACs”), freight forwarders, trucking companies, customs brokers and warehouse operators who operate within their specialized space and very often pose pricing advantages within that segment. We often compete with them, just as we compete against larger players who provide all or most of such services.

Our mission is to bring value to our customers over a wide range of the supply chain through specific competitive advantages:

●	Trained, experienced staff with knowledge of those areas of the world where customers are likely to require problem solving abilities.
●	Trained, experienced staff with knowledge of the various supply chain segments: Air, Ocean, Customs, Warehousing and Information Technology integration.
●	Responsive customer service and the ability to meet our customer needs with people at the front of well-established processes.

Impact of Covid on Business

Our customer base includes several customers whose business involves retail to the public through brick and mortar stores, many of them in shopping malls. In the period February 2020 to May 2020, many such customers faced significant downturn in their business resulting in shut down of supply chains and business loss for our Company. The Company secured PPP loans from the government that enabled us to maintain our operations and meet our overhead commitments in this period. Driven initially by online retail and later by the opening of in-person retail, by February 2021 most of our customers saw their business recover to pre-pandemic levels.

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Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We have customer who are retailers and thus subject to the impact of Covid related risks and restrictions;

●	We depend on operators of aircrafts, ships, trucks, ports and airports;

●	Our past acquisition, as well as any acquisitions that we may complete in the future, may be unsuccessful or result in other risks or developments that adversely affect our financial condition and result;

●	We derive a significant portion of our total revenues and net revenues from our largest customers;

●	Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk;
●	We rely on technology to operate our business;

●	Our earnings may be affected by seasonal changes in the transportation industry;

●	Our business is affected by ever increasing regulations from a number of sources in the United States and in foreign locations in which we operate;

●	As a multinational corporation, we are subject to formal or informal investigations from governmental authorities or others in the countries in which we do business; and

●	The global economy and capital and credit markets continue to experience uncertainty and volatility.

Recent Developments

Information Statement

On November 29, 2021, the Company filed an Information Statement with the SEC for the holders of record of the outstanding common stock, informing them of the actions to be effective at least 20 days after the mailing of the Information Statement. Contemplated actions are:

●	A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within the range of 1-for-300 to 1-for-400 (the “Reverse Stock Split Ratio”)
●	A decrease in the number of authorized shares of Common Stock from 800,000,000 shares to 250,000,000 shares.
●	The filing of an amendment to our Articles of Incorporation, as amended, to affect the Reverse Stock Split and the Decrease in Authorized Shares.
●	Amendment to the Unique 2020 Equity and Incentive Plan (the “2020 Plan”) to set the number of shares of the Company’s Common Stock available for issuance under the 2020 Plan to 1,500,000 shares effective upon the Reverse Stock Split.

Securities Exchange Agreement

On August 19, 2021, we entered into a securities exchange agreement (the “Exchange Agreement”) with certain holders holding notes and warrants of the Company (each, including its successors and assigns, a “Holder” and collectively the “Holders”). Pursuant to the Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire the New Securities (as defined herein) in exchange for the Surrendered Securities (as defined in the Exchange Agreement). “New Securities” means a number of Exchange Shares (as defined in the Exchange Agreement) determined by applying the Exchange Ratio (as defined in the Exchange Agreement) upon consummation of a registered public offering of shares of the Company’s Common Stock (and warrants if included in such financing), at a valuation of not less than $200,000,000.00 pre-money, pursuant to which the Company receives gross proceeds of not less than $20,000,000 and the Company’s Trading Market is a National Securities Exchange (the “Qualified Financing”).

In the event the number of Exchange Shares would result in the Holder beneficially owning more than the Beneficial Ownership Limitation (as defined in the Exchange Agreement), all such Exchange Shares in excess of the Beneficial Ownership Limitation shall be issued as a number of shares of newly created Series C Convertible Preferred Stock.

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The closing will occur on the Trading Day on which all of the Transaction Documents (as defined in Exchange Agreement) have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders’ obligations to tender the Surrendered Securities at such Closing, and (ii) the Company’s obligations to deliver the New Securities, in each case, have been satisfied or waived (the “Closing Date”).

The respective obligations of the Holders under the Exchange Agreement in connection with the closing are subject to the following conditions being met, including a) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained therein (unless as of a specific date therein in which case they shall be accurate as of such date); b) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; c) The Company shall have closed the Qualified Financing; d) the delivery by the Company of the items set forth in Section 2.2(a) of the Exchange Agreement; e) there shall have been no Material Adverse Effect with respect to the Company since the date thereof; f) though the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity, pandemic, wide spread national public health emergency, of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Holder, makes it impracticable or inadvisable to acquire the securities at the closing.

The Exchange Agreement can be terminated by any Holder, as to such Holder’s obligations thereunder only and without any effect whatsoever on the obligations between the Company and the other Holders, by written notice to the other parties, if the Qualified Financing was not completed by, has not been consummated on or before the termination date or the Closing fails to occur as a result of any action or inaction by the Company within five (5) days after the Closing of the Qualified Financing.

Registration Rights Agreement

In connection with the Exchange Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company agreed to register the Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required with respect to the registration statement filed in connection with the Qualified Financing (the “Qualified Financing Registration Statement”), on or prior to each filing date, to prepare and file with the SEC a Registration Statement (as defined below) covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

The Qualified Financing Registration Statement shall include Registrable Securities only on behalf of 3a Capital Establishment, comprised of 25,000,000 shares of Common Stock currently held by 3a Capital Establishment, which, if such 25,000,000 shares is not equal to $1,000,000 of value valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing, shall be increased or decreased to a number of shares of Common Stock equal to $1,000,000 valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing. Each other Registration Statement to be filed under the Registration Rights Agreement shall include all Registrable Securities, except as described above.

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Leak-Out Agreement

In connection with the Exchange Agreement, the Company and the Holders agreed to enter into a Leak-Out Agreement (the “Leak-Out Agreement) with the Holders upon consummation of a closing of the Exchange Agreement. Pursuant to the Leak-Out Agreement, the Holder would agree that, for a period (the “Leak-Out Period”) beginning on the date of the Leak-Out Agreement and ending on, and including, the date that is ninety (90) days after the Closing Date of the Exchange Agreement, the Holders will not, without the prior written consent of EF Hutton (a) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to (i) any Common Stock or (ii) any other securities of the Company that are substantially similar to Common Stock or any securities convertible into or exchangeable or exercisable for, or any options or warrants or other rights to purchase Common Stock (the “Related Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or Related Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

Notwithstanding the foregoing, the restrictions described above shall not apply to shares of Common Stock or Related Securities for an amount of Common Stock and Related Securities less than 7.5% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP for any trading day for the principal trading market for the Common Stock and further provided, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Undersigned or any of the Affiliates at a price greater than 25% higher than the offering price of the lowest priced Common Stock sold in the Offering (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

Amended Securities Exchange Agreement

On December 10, 2021, the Company entered into an amended securities exchange agreement (the “Amended Exchange Agreement”) with 3A Capital Establishment and Trillium Partners LP3, (each, including its successors and assigns, a “Holder” and collectively the “Holders”), which hold those certain convertible notes and warrants of the Company. Specifically, the Holders hold (i) convertible notes, issued by the Company, in the aggregate remaining principal amount of $3,861,160 plus interest; and (ii) warrants to purchase an aggregate of 1,140,956,904 shares of common stock of the Company (the “Surrendered Securities”). Pursuant to the Amended Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire, in exchange for the Surrendered Securities shares of the newly created Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”) and shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred”, and together with the Series C Preferred, the “Preferred Stock”), of the Company, upon entering into the Exchange Amendment.

In connection with the Amended Exchange Agreement, each of the Holders received that certain number of Preferred Stock equal to one share of Preferred Stock for every $10,000.00 of Note Value held by such Holder (the “Exchange Ratio”). Specifically, the Company issued approximately 194.66 shares of Series C Preferred and issued approximately 191.45 shares of Series D Preferred. In the aggregate, each of the Series C Preferred and Series D Preferred may be converted up to an amount of common stock equal to 12.48% of the Company’s capital stock on a Fully Diluted Basis (as defined below), subject to adjustment. The designations, rights, preferences and privileges of the Series C Preferred and Series D Preferred are further described below (the “CODs”).

Upon effectiveness of the Amended Exchange Agreement, the Company no longer has any outstanding convertible notes or warrants.

Amended Registration Rights Agreement

In connection with the Amended Exchange Agreement, on December 10, 2021, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company agreed to register the shares of common stock underlying the Preferred Stock (the “Registrable Securities”). The Registration Rights Agreement shall replace and supersede the Registration Rights Agreement dated as of August 19, 2021, between the Company and the Holders.

Pursuant to the Registration Rights Agreement, the Company is required to (A) file the Initial Registration Statement (as defined in the Registration Rights Agreement) on or prior to the earlier of (i) the initial filing date of a registration statement in connection with the Qualified Financing Registration Statement (as defined in the Amended Exchange Agreement), or (ii) September 30, 2022; and (B) file the Subsequent Registration Statement (as defined in the Registration Rights Agreement) on the 30th calendar day after the initial closing of the Qualified Financing.

The Qualified Financing Registration Statement shall include Registrable Securities only on behalf of one of the Holders, comprised of 25,000,000 shares of common stock currently held by such Holder, which, if such 25,000,000 shares is not equal to $1,000,000 of value valued at the lowest price at which shares of common stock are issued in the Qualified Financing, shall be increased or decreased to a number of shares of common stock equal to $1,000,000 valued at the lowest price at which shares of common stock are issued in the Qualified Financing. Each other Registration Statement to be filed under the Registration Rights Agreement shall include all Registrable Securities, except as described above.

Series C and D Preferred Stock

The Company has designated 200 shares of preferred stock, $0.001 par value per share, for each of the Series C Preferred and Series D Preferred. The holders of the Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such liquidation.

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Holders of the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding series of Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the CODs, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of the Preferred Stock, (c) increase or decrease the number of authorized shares of each series of Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the holder thereof, into a number of shares of common stock determined in accordance with the applicable Conversion Ratio, calculated on the Conversion Date (as defined in the CODs), assuming that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms (the “Fully Diluted Basis”).

The Conversion Ratio for each share of Series C Preferred, and Series D Preferred, shall be a number of shares of common stock equal to 0.064113%, and 0.0651869%, respectively, (or up to maximum of 24.96% in the aggregate) of the Company’s common stock, on a Fully Diluted Basis (the “Conversion Ratio”). The Conversion Ratio is subject to an adjustment in connection with any dilutive issuances, whereby prior to an Anti-Dilution Termination Event (as defined below), in order to maintain the Conversion Ratio, the Fully Diluted Basis shall be calculated as of the Conversion Date and after an Anti-Dilution Termination Event the Conversion Ratio will be set to the Fully Diluted Basis as of the moment after the Anti-Dilution Termination Event. an “Anti-Dilution Termination Event” shall mean the earlier of (i) September 30, 2022, or (ii) the closing of the Qualified Financing.

The Conversion Ratio is also subject to adjustments in connection with stock dividends, stock splits, fundamental transactions and subsequent rights offerings, as fully described in the CODs.

Each holder of Preferred Stock shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder of Series C Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 61-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

Term Sheet

On August 23, 2021, the Company and Unique Logistics Limited, Hong Kong (“ULHK”) entered into a non-binding term sheet (the “Term Sheet”) for the Company’s purchase from ULHK of (i) 65% of the capital stock of Unique Logistics International India (Private) Ltd.; (ii) 50% of the capital stock of ULI (North & East China) Company Limited; (iii) 50% of the capital stock of Unique Logistics International (Shanghai) Co. Ltd; (iv) 50% of the capital stock of ULI International Co. Ltd.; (v) 49.99% of TGF Unique Limited; (vi) 100% of the capital stock of Unique Logistics International (H.K.) Limited; (vii) 65% of the capital stock of Unique Logistics International (Vietnam) Co. Ltd.; (viii) 70% of the capital stock of ULI (South China) Limited; (ix) 100% of the capital stock of Unique Logistics International (South China) Ltd.; and (x) 100 of the capital stock of Shenzhen Unique Logistics Limited (collectively the “ULHK Entities”)(the “ULHK Entities Acquisition”). The initial purchase price, subject to adjustment, to be paid for the ULHK Entities is $22,000,000 (the “Acquisition Purchase Price”) payable as follows (i) $21,000,0000 payable at closing (ii) $1,000,000 in the form of a zero interest 24 month promissory note. Seller shall also be entitled to an additional $2,500,000 payable (the “Earn-Out Payment”) by March 31, 2023 in the event that ULHK Entities EBITDA exceeds $5,000,000 for the calendar year of 2022. Should ULHK Entities EBITDA be less than $5,000,000 but more than $4,500,000 for the 2022 calendar year, the Earn-Out Payment will be adjusted to $2,000,000. No Earn-Out will be paid if the EBITDA of the ULHK Entities is less than $4,500,000 for the 2022 calendar year.

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The purchase of ULHK Entities is subject to, among other things, due diligence, receipt and review of definitive agreements, receipt of certain regulatory approvals, audited financial statements, material third part consents and consent of minority shareholders of ULHK Entities

Amended and Restated Promissory Note

On April 7, 2021, the Company entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) with Trillium Partners (“Trillium”), pursuant to which the Company and Trillium amended and restated in its entirety that certain promissory note, issued to Trillium on March 19, 2020 (the “Original Note”). The Amended and Restated Note was to mature on June 15, 2021 (the “Maturity Date”). On September 23, 2021, the Company further amended the Amended and Restated Note pursuant to which the Company and Trillium agreed to extend the maturity date of the Amended and Restated Note to December 31, 2021. On January 6, 2022, the Company entered into a third amendment to the Amended and Restated Note pursuant to which the Company and Trillium agreed to extend the maturity date of the Amended and Restated Note to March 31, 2022.

TBK Facility Increase

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on June 23, 2021, the Company, Unique Logistics Holdings, Inc., a Delaware corporation (“Holdings”), Unique Logistics International (NYC), LLC, a Delaware limited liability company (“New York”), Unique Logistics International (BOS), Inc., a Massachusetts corporation (“Boston” and, together with the Company, Holdings and New York, collectively, “Seller”), entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) dated as of June 1, 2021, with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement) at an interest rate of the highest prime rate (but in no event less than 3.25%) plus 3%.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment Agreement (the “First Amendment”) to increase the credit facility from $30 million to $40 million during the Temporary Increase Period, the period commencing on August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remained unchanged.

On September 17, 2021, the parties to the TBK Agreement entered into a Second Amendment to the TBK Agreement (the “Second Amendment”) primarily to increase the credit facility from Forty Million Dollars ($40,000,000) to Forty Seven Million Five Hundred Thousand Dollars ($47,500,000) for the period commencing on August 4, 2021 through and including January 31, 2022.

Purchase Money Financing

On September 8, 2021 (the “Effective Date”), the Company entered into a Purchase Money Financing Agreement (the “Financing Agreement”) with Corefund Capital, LLC (“Corefund”) in order to enable the Company to finance additional cargo charter flights for the peak shipping season.

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Pursuant to the Financing Agreement, the Company may, from time to time, request financing from Corefund to enable the Company to engage Company’s suppliers to provide chartered cargo flights for the Company’s clients. The Company may also request that Corefund tender payments directly to a supplier. Corefund requires payments from a buyer to be made to a Deposit Account Control Agreement account at an agreed upon bank where Corefund is the sole director and accessor to the account for the term of the relationship.

As collateral securing its obligations under the Financing Agreement, the Company granted Corefund a continuing security interest in the all of the Company’s now owned and hereafter acquired Accounts Receivable (“Collateral”) subject to the security interest granted pursuant to that certain Revolving Purchase, Loan and Security Agreement, dated as of June 2, 2021. Immediately upon an Event of Default (as defined in the Financing Agreement), all outstanding obligations shall accrue interest at the rate of 0.1% (one-tenth of one percent) per day. If the Company substantially ceases operating as a going concern, and the proceeds of the Collateral created after the occurrence of an Event of Default (the “Default”) are in excess of the obligations at the time of Default, the Company shall pay to Corefund a liquidation success premium of 10 percent of the amount of such excess.

The Financing Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable.

SPA-Letter Agreement dated June 22, 2021

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on April 9, 2021, the Company entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) with an accredited investor (the “Investor”), pursuant to which the Company and the Investor amended and restated in its entirety that certain promissory note, issued to the Investor on March 19, 2020 (the “Original Note”). The Amended and Restated Note were to mature on June 15, 2021 (the “Maturity Date”). On July 22, 2021, the Company entered into a First Amendment to the Amended and Restated Note (the “First Amendment”) with the Investor pursuant to which the Company and the Investor agreed to extend the maturity date of the Amended and Restated Note by deleting “June 15, 2021” in the first paragraph of the Amended and Restated Note and replacing the same with “October 31, 2021”.

Addendum to Recourse Factoring and Security Agreement

As previously reported, the Company, Unique Logistics Holdings, Inc., a Delaware corporation (“Holdings”), Unique Logistics International (NYC), LLC, a Delaware limited liability company (“New York”), Unique Logistics International (BOS), Inc., a Massachusetts corporation (“Boston” and, together with the Company, Holdings and New York, collectively, “Seller”), entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) dated as of June 1, 2021, with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement) at an interest rate of the highest prime rate (but in no event less than 3.25%) plus 3%.

As previously reported, the TBK Agreement replaced the Company’s prior recourse factoring and security agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020 (the “Prior Agreement”), pursuant to which Core agreed to purchase from the Company up to an aggregate of $25,000,000 of accounts receivables (the “Core Facility”). The Core Facility provided Core with security interests in purchased accounts until the accounts was repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility was terminated along with all security interests granted to Core and was replaced with the TBK Agreement.

17

Effective June 17, 2021, the Company and Core amended the Prior Agreement (the “Addendum”) rescinding the Company’s termination notice of the Prior Agreement. The Addendum provides for a credit line of $2,000,000.00 with no term and no early termination fee which is in addition to the facility provided under the TBK Agreement. Pursuant to the Addendum, the Company and Core agreed that Core would refile a UCC lien on the Company. The UCC lien will include the following collateral: all seller’s assets now owned and hereafter acquired accounts; chattel paper; deposit accounts; contract rights; letter of credit rights; instruments; payment and general intangibles; goods; inventory; insurance proceeds; equipment and fixtures; investment property; and all books and records relating to all of the foregoing property, including without limitation, all computer programs; and all proceeds of the foregoing. All other terms and conditions not amended by the Addendum will remain in full force and effect.

Replacement of factoring agreement with a revolving line

On June 1, 2021, the Company entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement). Upon receipt of any advance, Seller agreed to sell and assign all of its rights in accounts receivables and all proceeds thereof. Seller granted to Purchaser a continuing ownership interest in the accounts purchased under the Agreement (the “Purchased Accounts”) and, secured and as collateral security for all Obligations (as defined below), Seller granted to Purchaser a continuing first priority security interest in all of Seller’s assets. The facility is for an initial term of twenty-four (24) months (the “Term”) and may be extended or renewed, unless terminated in accordance with the TBK Agreement. The TBK Agreement replaces the Company’s prior agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020, pursuant to which Core agreed to purchase from the Company up to an aggregate of $25 million of accounts receivables (the “Core Facility”). The Core Facility provided Core with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility has been terminated along with all security interests granted to Core and replaced with the TBK Agreement.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment Agreement (the “First Amendment”) to increase the credit facility from $30 million to $40 million during the Temporary Increase Period, the period commencing on August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remained unchanged.

The TBK Agreement replaced the Company’s prior recourse factoring and security agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020 (the “Prior Agreement”), pursuant to which Core agreed to purchase from the Company up to an aggregate of $25,000,000 of accounts receivables (the “Core Facility”). The Core Facility provided Core with security interests in purchased accounts until the accounts was repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility was terminated along with all security interests granted to Core and was replaced with the TBK Agreement.

Effective June 17, 2021, the Company and Core amended the Prior Agreement (the “Addendum”) rescinding the Company’s termination notice of the Prior Agreement. The Addendum provides for a credit line of $2,000,000.00 with no term and no early termination fee which is in addition to the facility provided under the TBK Agreement. Pursuant to the Addendum, the Company and Core agreed that Core would refile a UCC lien on the Company. The UCC lien will include the following collateral: all seller’s assets now owned and hereafter acquired accounts; chattel paper; deposit accounts; contract rights; letter of credit rights; instruments; payment and general intangibles; goods; inventory; insurance proceeds; equipment and fixtures; investment property; and all books and records relating to all of the foregoing property, including without limitation, all computer programs; and all proceeds of the foregoing. All other terms and conditions not amended by the Addendum will remain in full force and effect. On August 30, 2021, all remaining factored accounts receivables, approximately $1.4 million were repurchased by the Company, the Core Facility was terminated along with all security interests previously granted to Core.

Adoption of Amended and Restated Articles of Incorporation

Effective January 11, 2021, the Company amended and restated its articles of incorporation (the “Amended and Restated Articles of Incorporation”) with the office of the Secretary of State of Nevada to, among other things, (i) change the Company’s name to Unique Logistics International, Inc. (the “Name Change”) and (ii) increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 800,000,000 shares (the “Increase in Authorized Shares”). The adoption of the Amended and Restated Articles of Incorporation was approved by the majority of our stockholders on November 20, 2020.

18

On January 14, 2021, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that the Name Change had been approved and would take effect at the opening of trading on January 14, 2021. In connection with the Name Change, the Company changed its ticker symbol from “INNO” to “UNQL”.

Amended and Restated Bylaws

Effective as of November 5, 2021, the Company adopted amended and restated bylaws (the “Restated Bylaws”).

The current organizational structure is illustrated by the following:

UNIQUE LOGISTICS INTERNATIONAL INC – CORPORATE STRUCTURE

ULI Inc.
State of Incorporation: Nevada
01-0721929
100%
ULHI
State of Incorporation: Delaware
84-3559713
100%
100%
100%
ULI – USA*
State of Incorporation: New York
Pass through/Terminated 4/21
100%
ULI – NYC
State of Incorporation: New York
20-4661272
ULI – BOS
State of Incorporation: Massachusetts
04-3403898
ULI – ATL**
State of Incorporation: Georgia
Terminated 4/21

ULI Inc.	Unique Logistics International, Inc. (Formerly Innocap, Inc.)	(LISTED COMPANY)
ULHI	Unique Logistics Holdings, Inc.	(HOLDING COMPANY)
ULI-NYC	Unique Logistics International (NYC), LLC	(OPERATING COMPANY)
ULI-BOS	Unique Logistics International (BOS), Inc. (Formerly: Dynasty CHB, Inc.)	(CUSTOMER LICENSE HOLDER)
*ULI-USA	Unique Logistics International (USA), Inc.	(DISSOLVED April 2021)
**ULI-ATL	Unique Logistics International (ATL), LLC	(DISSOLVED April 2021)

Corporate Information

Our principal executive offices are located at 154-09 146th Ave, Jamaica, NY 11434, and our telephone number is 718-978-2000. Our website is www.unique-usa.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

19

SUMMARY OF THE OFFERING

Issuer:	Unique Logistics International, Inc.

Securities Offered:	____________ shares of Common Stock, at a public offering price of $___ per share which is the last reported sale price of our common stock on the OTC Markets on January __, 2022.

Over-allotment option	We have granted to the representative of the underwriters a 45-day option to purchase up to ______ additional shares of our Common Stock at a public offering price of $_____ per share, which is the last reported sale price of our common stock on the OTC Markets on January__, 2022, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Common stock outstanding before this offering	655,781,078 Shares

Common stock outstanding after the offering (1)	_______ Shares.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $____ million, or approximately $____ million if the underwriters exercise their over-allotment option in full, assuming an offering price of $____ per share, after deducting underwriting discounts and estimated offering expenses payable by us.

Representative’s Warrants	The registration statement of which this prospectus is a part also registers for sale Warrants (the “Representative’s Warrants”) to purchase _______ shares of our Common Stock to EF Hutton (the “Representative”), as a portion of the underwriting compensation in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and expiring five (5) years from the effective date of the offering at an exercise price of $6.732 (110% of the assumed public offering price per Unit). Please see “Underwriting-Representative’s Warrants” on page 71 of this prospectus for a description of these Warrants.

Proposed Nasdaq Capital Market Trading Symbol and Listing

Our common stock is quoted on OTC Markets Group, Inc., under the symbol “UNQL,” and, to date, has traded on a limited basis. As of January__, 2022, the last reported sale price of our common stock on the OTC Market was $____. We have applied to list our common stock on The Nasdaq Stock Market (the “Nasdaq”) under the symbol “UNQL.” If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Risk Factors	See “Risk Factors” beginning on page 25 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Lock-up	We, our directors, executive officers, and shareholders who own 5% or more of our outstanding Common Stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days, commencing on the date of this prospectus. See “Underwriting” for additional information.

Transfer Agent	Action Stock Transfer

(1)	The total number of shares of Common Stock that will be outstanding after this offering is based on 655,781,078 shares of Common Stock outstanding as of January 14, 2022. Unless otherwise indicated, the Shares outstanding after this offering excludes the following:

●	40,000,000 shares of common stock reserved for issuance pursuant to the 2020 stock incentive plan (the “Stock Incentive Plan”); and

●	__________ shares of common stock Representative’s Warrants.

●	6,689,499,576 shares of common stock issuable upon conversion of the Company’s outstanding Series A and Series B Convertible Preferred Stock.

20

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated financial information for the fiscal year ended May 31, 2021, and for the period October 28, 2019 (Inception) though May 31, 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Financial information as of November 30, 2021, and for the three months ended November 30, 2021, and 2020, had been derived from our unaudited consolidated financial statements also included in this prospectus. Our unaudited financial statements have been prepared on the same basis as the audited financial statements for the three and six months ended November 30, 2021 and, in the opinion of our management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair statement of the information for the interim periods. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP.

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS (AUDITED)

	May 31, 2021	May 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$252,615	$1,349,363
Accounts receivable – trade, net	20,369,747	7,932,310
Contract assets	23,423,314	4,837,008
Factoring reserve	7,593,665	970,724
Other prepaid expenses and current assets	761,458	91,671
Total current assets	52,400,799	15,181,076

Property and equipment – net	192,092	198,988

Other long-term assets:
Goodwill	4,463,129	4,773,584
Intangible assets – net	8,044,853	8,752,000
Operating lease right-of-use assets – net	3,797,527	4,770,280
Deposits and other assets	555,362	292,404
Other long-term assets	16,860,871	18,588,268
Total assets	$69,453,762	$33,968,332

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable – trade	$38,992,846	$9,591,780
Accrued expenses and other current liabilities	2,383,915	3,619,216
Accrued freight	10,403,430	3,477,380
Current portion of notes payable – net of discount	2,285,367	1,476,642
Current portion of long-term debt due to related parties	397,975	6,380,975
Current portion of operating lease liability	1,466,409	1,288,216
Total current liabilities	55,929,942	25,834,209

Other long-term liabilities	565,338	848,010
Long-term-debt due to related parties, net of current portion	715,948	193,328
Notes payable, net of current portion – net of discount	3,193,306	2,494,420
Operating lease liability, net of current portion	2,431,144	3,482,064
Total long-term liabilities	6,905,736	7,017,822

Total liabilities	62,835,678	32,852,031

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock, $.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 130,000 issued and outstanding as of May 31, 2021 and 2020	130	130
Series B Convertible Preferred stock, $0.001 par value; 840,000 and 870,000 shares issued and outstanding as of May 31, 2021 and 2020, respectively	840	870
Common stock, $0.001 par value; 800,000,000 shares authorized; 393,742,663 and 0 shares issued and outstanding as of May 31, 2021 and 2020, respectively	393,743	-
Additional paid-in capital	4,906,384	1,523,811
Retained earnings (accumulated deficit)	1,316,987	(408,510)
Total Stockholders’ Equity	6,618,084	1,116,301
Total Liabilities and Stockholders’ Equity	$69,453,762	$33,968,332

21

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (AUDITED)

	For the Year Ended May 31, 2021	For the Period October 28, 2019 (Inception) Through May 31, 2020
Revenues:
Airfreight services	$137,055,903	$169,924
Ocean freight and ocean services	196,041,832	730,944
Contract logistics	3,093,626	18,126
Customs brokerage and other services	35,695,911	151,330
Total revenues	371,887,272	1,070,324

Costs and operating expenses:
Airfreight services	130,564,578	158,223
Ocean freight and ocean services	179,759,763	628,542
Contract logistics	1,267,360	3,497
Customs brokerage and other services	33,766,727	157,800
Acquisition expenses	-	239,350
Salaries and related costs	9,184,390	60,776
Professional fees	1,350,369	180,000
Rent and occupancy	1,815,194	21,086
Selling and promotion	4,535,373	5,720
Depreciation and amortization	765,532	-
Fees on factoring agreements	4,471,540	-
Other	877,458	19,682
Total costs and operating expenses	368,358,284	1,474,676

Income (loss) from operations	3,528,988	(404,352)

Other income (expenses)
Interest	(1,781,828)	(4,158)
Gain on forgiveness of promissory notes	1,646,062	-
Loss on extinguishment of convertible note	(1,147,856)	-
Total other income (expenses)	(1,283,622)	(4,158)

Net income (loss) before income taxes	2,245,366	(408,510)

Income tax expense	519,869	-

Net income (loss)	$1,725,497	$(408,510)

22

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30, 2021	May 31, 2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$840,756	$252,615
Accounts receivable – trade, net	142,577,549	20,369,747
Contract assets	50,004,259	23,423,314
Factoring reserve	-	7,593,665
Other prepaid expenses and current assets	980,779	761,458
Total current assets	194,403,343	52,400,799

Property and equipment – net	200,721	192,092

Other long-term assets:
Goodwill	4,463,129	4,463,129
Intangible assets – net	7,691,279	8,044,853
Operating lease right-of-use assets – net	3,087,387	3,797,527
Deposits and other assets	879,362	555,362
Other long-term assets	16,121,157	16,860,871
Total assets	$210,725,221	$69,453,762

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable – trade	$75,885,954	$38,992,846
Accrued expenses and other current liabilities	10,710,006	2,383,915
Accrued freight	49,337,707	10,403,430
Contract liabilities	20,331,879	-
Revolving credit facility	29,833,248	-
Current portion of notes payable – net of discount	3,918,339	2,285,367
Current portion of long-term debt due to related parties	198,933	397,975
Current portion of operating lease liability	1,399,186	1,466,409
Total current liabilities	191,615,252	55,929,942

Other long-term liabilities	424,002	565,338
Long-term-debt due to related parties, net of current portion	699,334	715,948
Notes payable, net of current portion – net of discount	2,812,704	3,193,306
Operating lease liability, net of current portion	1,799,273	2,431,144
Total long-term liabilities	5,735,313	6,905,736

Total liabilities	197,350,565	62,835,678

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred Stock, $0.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 130,000 issued and outstanding as of November 30, 2021 and May 31, 2021	130	130
Series B Convertible Preferred stock, $0.001 par value; 820,800 and 840,000 shares issued and outstanding as of November 30, 2021 and May 31, 2021, respectively	821	840
Common stock, $0.001 par value; 800,000,000 shares authorized; 655,781,078 and 393,742,663 shares issued and outstanding as of November 30, 2021 and May 31, 2021, respectively	655,782	393,743
Additional paid-in capital	4,889,295	4,906,384
Retained earnings	7,828,628	1,316,987
Total Stockholders’ Equity	13,374,656	6,618,084
Total Liabilities and Stockholders’ Equity	$210,725,221	$69,453,762

23

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended November 30,		For the Six Months Ended November 30,
	2021	2020	2021	2020

Revenues:
Airfreight services	$275,070,204	$72,388,144	$327,232,845	$89,887,028
Ocean freight and ocean services	115,421,970	42,601,314	238,722,728	73,254,180
Contract logistics	1,211,056	838,853	1,933,720	1,527,563
Customs brokerage and other services	13,727,459	8,811,109	27,313,256	17,385,916
Total revenues	405,430,689	124,639,420	595,202,549	182,054,687

Costs and operating expenses:
Airfreight services	269,019,226	68,891,139	320,645,001	85,628,080
Ocean freight and ocean services	107,173,955	38,726,139	223,761,697	66,592,372
Contract logistics	679,426	297,758	1,069,826	561,826
Customs brokerage and other services	12,393,603	8,357,835	25,318,695	16,502,717
Salaries and related costs	2,817,938	2,191,247	5,569,318	4,292,136
Professional fees	184,459	228,739	478,326	658,480
Rent and occupancy	489,770	442,605	969,979	901,116
Selling and promotion	2,659,490	846,883	3,692,618	1,898,311
Depreciation and amortization	194,875	191,398	388,672	382,311
Fees on factoring agreements	-	1,410,203	27,000	1,884,263
Other	1,154,945	16,190	1,423,067	238,889
Total costs and operating expenses	396,767,687	121,600,136	583,344,199	179,540,407

Income from operations	8,663,002	3,039,284	11,858,350	2,514,280

Other income (expenses)
Interest expense, net	(1,881,201)	(28,474)	(3,171,480)	(60,913)
Amortization of debt discount	(391,035)	(175,266)	(776,515)	(175,266)
Gain (loss) on extinguishment of convertible notes payable	-	(1,147,856)	780,050	(1,147,856)
Gain on forgiveness of promissory note	-	-	358,236	-
Total other income (expenses)	(2,272,236)	(1,351,596)	(2,809,709)	(1,384,035)

Net income before income tax provision	6,390,766	1,687,688	9,048,641	1,130,245

Income tax provision	1,902,541	290,505	2,537,000	307,199

Net income	$4,488,225	$1,397,183	$6,511,641	$823,046

Net income per common share
– basic	$0.00	$0.00	$0.00	$0.00
– diluted	$0.00	$0.00	$0.00	$0.00

Weighted average common shares outstanding
– basic	1,764,049,961	1,393,560,488	1,687,489,133	1,308,705,539
– diluted	10,899,465,407	9,306,568,440	10,822,904,579	9,221,713,491

24

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus and the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

RISKS RELATED TO THE COVID-19 PANDEMIC

THE COVID-19 PANDEMIC COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS, RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL POSITION.

We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business and geographies, including how it will impact our employees, customers and business partners. The COVID-19 pandemic has created significant volatility, uncertainty and economic disruption, which will adversely affect our business operations and may materially and adversely affect our results of operations, cash flows and financial position.

We experienced declines in demand for our services that began in the first quarter 2020 that had a substantial impact in the period through June 2020. From July 2020 onwards the recovery of online retail and ultimately brick and mortar retail and a surge of imports increased our workload significantly, despite the pandemic conditions. We also incurred additional costs to meet the needs of our employees including arrangements for working from home. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business.

The impacts of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 outbreak has subsided. The extent to which the COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that we are not able to predict. Due to the largely unprecedented and evolving nature of the COVID-19 pandemic, it remains very difficult to predict the extent of the impact on our industry generally and our business in particular. Furthermore, the extent and pace of a recovery remains uncertain and may differ significantly among the countries in which we operate. As a result, the pandemic could have a material impact on our results of operations and heighten many of our other known risks described in this prospectus.

WE RELY ON SERVICE PROVIDERS, SUCH AS AIR, OCEAN AND GROUND FREIGHT CARRIERS, AND IF THEY BECOME FINANCIALLY UNSTABLE OR HAVE REDUCED CAPACITY TO PROVIDE SERVICES BECAUSE OF COVID-19, IT MAY ADVERSELY IMPACT OUR BUSINESS AND OPERATING RESULTS.

As a non-asset based provider of global logistics services, we depend on a variety of asset-based service providers, including air, ocean and ground freight carriers. The quality and profitability of our services depend upon effective selection and oversight of our service providers. COVID-19 places significant stress on our air, ocean and freight ground carriers, which may continue to result in reduced carrier capacity or availability, pricing volatility or more limited carrier transportation schedules which could adversely impact our operations and financial results. During the pandemic, air carriers have been particularly affected having to cancel flights due to travel restrictions resulting in dramatic drops in revenues, historical losses and liquidity challenges. Uncertainty over recovery of demand for passenger air travel, in particular business travel, to pre-pandemic levels means air carriers’ operations and financial stability may be adversely affected long term. Prior to 2020, ocean carriers have incurred significant operating losses are still highly leveraged with debt. Additionally, several ocean carriers have consolidated, with the potential for more to occur in the future.

25

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY PROVIDES SERVICES TO CUSTOMERS ENGAGED IN INTERNATIONAL COMMERCE. EVERYTHING THAT AFFECTS INTERNATIONAL TRADE HAS THE POTENTIAL TO EXPAND OR CONTRACT OUR PRIMARY MARKET AND ADVERSELY IMPACT OUR OPERATING RESULTS. FOR EXAMPLE, INTERNATIONAL TRADE IS INFLUENCED BY:

●	currency exchange rates and currency control regulations;
●	interest rate fluctuations;
●	changes and uncertainties in governmental policies and inter-governmental disputes, which could result in increased tariff rates, quota restrictions, trade barriers and other types of restrictions;
●	changes in and application of international and domestic customs, trade and security regulations;
●	wars, strikes, civil unrest, acts of terrorism, and other conflicts;
●	changes in labor and other costs;
●	natural disasters and pandemics;
●	changes in consumer attitudes regarding goods made in countries other than their own;
●	changes in availability of credit;
●	changes in the price and readily available quantities of oil and other petroleum-related products; and
●	increased global concerns regarding working conditions and environmental sustainability.

WE HAVE CUSTOMERS WHO ARE RETAILERS AND THUS, SUBJECT TO THE IMPACT OF COVID RELATED RISKS AND RESTRICTIONS.

Our customer base includes several customers whose business involves retail to the public through brick and mortar stores, many of them in shopping malls. In the period from February 2020 to May 2020, many such customers faced significant downturn in their business resulting in shut down of supply chains and business loss for our Company. By February 2021, most of these customers saw their business recover to pre-pandemic levels. However, the risk of a resurgence of infections or a permanent decline in brick and mortar retail as a fallout of the pandemic could result in significant shift in the business of some of our customers.

WE DEPEND ON OPERATORS OF AIRCRAFTS, SHIPS, TRUCKS, PORTS AND AIRPORTS.

The financial condition of asset-based service providers can have a direct impact on our operations. For example, several ocean carriers have consolidated, with the potential for more consolidations to occur in the industry. The financial results reported by ocean carriers have been an industry concern for several years and bankruptcies such as that of Hanjin Shipping have aggravated those concerns. The combination of reduced carrier capacity and pricing volatility is a risk in our business and our inability to secure shipping capacity or face costs that we cannot pass on to our customers could materially affect our results. Our dependence on third parties to provide equipment and services may impact the delivery and quality of our transportation and logistics services.

OUR PAST ACQUISITIONS, AS WELL AS ANY ACQUISITIONS THAT WE MAY COMPLETE IN THE FUTURE, MAY BE UNSUCCESSFUL OR RESULT IN OTHER RISKS OR DEVELOPMENTS THAT ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS.

While we intend for our acquisitions to enhance our competitiveness and profitability, we cannot be certain that our past or future acquisitions will be accretive to earnings or otherwise meet our operational or strategic expectations. Special risks, including accounting, regulatory, compliance, information technology or human resources issues, may arise in connection with, or as a result of, the acquisition of an existing company, including the assumption of unanticipated liabilities and contingencies, difficulties in integrating acquired businesses, possible management distractions, or the inability of the acquired business to achieve the levels of revenue, profit, productivity or synergies we anticipate or otherwise perform as we expect on the timeline contemplated. We are unable to predict all of the risks that could arise as a result of our acquisitions.

In addition, if the performance of our reporting segments or an acquired business varies from our projections or assumptions, or if estimates about the future profitability of our reporting segments or an acquired business change, our revenues, earnings or other aspects of our financial condition could be adversely affected.

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WE DERIVE A SIGNIFICANT PORTION OF OUR TOTAL REVENUES AND NET REVENUES FROM OUR LARGEST CUSTOMER.

Revenue by the significant customers were represented as follows:

Customer	For the Three Months Ended November 30, 2021	For the Three Months Ended November 30, 2020
A	54%	37%
B	10%	16%
C	8%	-
Total:	72%	53%

Customer	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
A	40%	33%
B	9%	16%
C	7%	-
Total:	56%	49%

Three and two of our major customers, accounted for 72% and 53% of revenue, respectively, for the quarter ended November 20, 2021 and 2020, respectively.

Same three and two customers, accounted for 56% and 49%, of revenue, respectively, for the six months ended November 20, 2021 and 2020, respectively.

Two of our major customers, accounted for 25% and 19% of revenue, respectively, for the year ended May 31, 2021, combined 44%.

DUE TO OUR DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS, WE ARE SUBJECT TO A CONCENTRATION OF CREDIT RISK.

As of November 30, 2021, three major customers represented approximately 62% of our total trade accounts receivable, indicating significant increase in business from these customers. As of May 31, 2021, eight major customers represented 47% of our non factored accounts receivable. No customer represented greater than 10% of accounts receivable as of May 31, 2020. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business.

WE RELY ON TECHNOLOGY TO OPERATE OUR BUSINESS.

Our continued success is dependent on our systems continuing to operate and to meet the changing needs of our customers and users. We rely on our technology staff and vendors to successfully implement changes to and maintain our operating systems in an efficient manner. If we fail to maintain and enhance our operating systems, we may be at a competitive disadvantage and lose customers.

As demonstrated by recent material and high-profile data security breaches, computer malware, viruses, and computer hacking and phishing attacks have become more prevalent, have occurred on our systems in the past, and may occur on our systems in the future. Previous attacks on our systems have not had a material financial impact on our operations, but we cannot guarantee that future attacks will have little to no impact on our business.

Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, a significant impact on the performance, reliability, security, and availability of our systems and technical infrastructure to the satisfaction of our users may harm our reputation, impair our ability to retain existing customers or attract new customers, and expose us to legal claims and government action, each of which could have a material adverse impact on our financial condition, results of operations, and growth prospects.

DIFFICULTY IN FORECASTING TIMING OR VOLUMES OF CUSTOMER SHIPMENTS OR RATE CHANGE BY CARRIERS COULD ADVERSELY IMPACT OUR MARGINS AND OPERATING RESULTS.

We are not aware of any accurate means of forecasting short-term customer requirements. However, long-term customer satisfaction depends upon our ability to meet these unpredictable short-term customer requirements. Personnel costs, our single largest expense, are always less flexible in the very near term as we must staff to meet uncertain demand. As a result, short-term operating results could be disproportionately affected.

A significant portion of our revenues is derived from customers whose shipping patterns are tied closely to consumer demand and from customers in industries whose shipping patterns are dependent upon just-in-time production schedules. Therefore, the timing of our revenues is, to a large degree, impacted by factors out of our control, such as a sudden change in consumer demand for retail goods, changes in trade tariffs, product launches and/or manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not learn of a shortfall in revenues until late in a quarter. To the extent that a shortfall in revenues or earnings was not expected by securities analysts or investors, any such shortfall from levels predicted by securities analysts or investors could have an immediate and adverse effect on the trading price of our stock.

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Volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. We often cannot pass these rate increases on to our customers in the same time frame, if at all. As a result, our yields and margins can be negatively impacted, as recently experienced.

OUR EARNINGS MAY BE AFFECTED BY SEASONAL CHANGES IN THE TRANSPORTATION INDUSTRY.

Results of operations for our industry generally show a seasonal pattern as customers reduce shipments during and after the winter holiday season. Historically, income from operations and earnings are lower in the first quarter than in the other three quarters. We believe this historical pattern has been the result of, or influenced by, numerous factors, including national holidays, weather patterns, consumer demand, economic conditions, and other similar and subtle forces. Although seasonal changes in the transportation industry have not had a significant impact on our cash flow or results of operations, we expect this trend to continue and we cannot guarantee that it will not adversely impact us in the future.

OUR BUSINESS IS AFFECTED BY EVER INCREASING REGULATIONS FROM A NUMBER OF SOURCES IN THE UNITED STATES AND IN FOREIGN LOCATIONS IN WHICH WE OPERATE.

Many of these regulations are complex and require varying degrees of interpretation, including those related to trade compliance, data privacy, employment, compensation and competition, and may result in unforeseen costs.

In reaction to the continuing global terrorist threat, governments around the world are continuously enacting or updating security regulations. These regulations are multi-layered, increasingly technical in nature and characterized by a lack of harmonization of substantive requirements among various governmental authorities. Furthermore, the implementation of these regulations, including deadlines and substantive requirements, can be driven by regulatory urgencies rather than industry’s realistic ability to comply.

Failure to consistently and timely comply with these regulations, or the failure, breach or compromise of our policies and procedures or those of our service providers or agents, may result in increased operating costs, damage to our reputation, difficulty in attracting and retaining key personnel, restrictions on operations or fines and penalties.

WE ARE SUBJECT TO NEGATIVE IMPACTS OF CHANGES IN POLITICAL AND GOVERNMENTAL CONDITIONS.

Our operations are subject to the influences of significant political, governmental, and similar changes and our ability to respond to them, including:

●	changes in political conditions and in governmental policies;
●	changes in and compliance with international and domestic laws and regulations; and
●	wars, civil unrest, acts of terrorism, and other conflicts.

WE MAY BE SUBJECT TO NEGATIVE IMPACTS OF CATASTROPHIC EVENTS.

A disruption or failure of our systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic, or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of our critical business or information systems could harm our ability to conduct normal business operations and adversely impact our operating results.

OUR INTERNATIONAL OPERATIONS SUBJECT US TO OPERATIONAL AND FINANCIAL RISKS.

We provide services within and between foreign countries on an increasing basis. Our business outside of the United States is subject to various risks, including:

●	changes in tariffs, trade restrictions, trade agreements, and taxations;
●	difficulties in managing or overseeing foreign operations and agents;

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●	limitations on the repatriation of funds because of foreign exchange controls;
●	different liability standards; and
●	intellectual property laws of countries that do not protect our rights in our intellectual property, including, but not limited to, our proprietary information systems, to the same extent as the laws of the United States.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region.

As we continue to expand our business internationally, we expose the Company to increased risk of loss from foreign currency fluctuations and exchange controls, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency exchange gains or losses or could affect the book value of our assets and liabilities. Furthermore, we may experience unanticipated changes to our income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid adverse effects.

THE COMPANY OPERATES IN A COMPETITIVE ENVIRONMENT.

Many of the Company’s current and potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than the Company. The competitive environment may require the Company to make changes in the Company’s pricing or marketing to maintain and extend the Company’s current brand and market position. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish the Company’s revenues, impact the Company’s margins, or lead to a reduction in the Company’s market share, any of which will harm the Company’s business.

AS A MULTINATIONAL CORPORATION, WE ARE SUBJECT TO FORMAL OR INFORMAL INVESTIGATIONS FROM GOVERNMENTAL AUTHORITIES OR OTHERS IN THE COUNTRIES IN WHICH WE DO BUSINESS.

We may become subject to civil litigation with our customers, service providers and other parties with whom we do business. These investigations and litigation may require significant management time and could cause us to incur substantial additional legal and related costs, which may include fines, penalties or damages that could have a materially adverse impact on our financial results.

THE GLOBAL ECONOMY AND CAPITAL AND CREDIT MARKETS CONTINUE TO EXPERIENCE UNCERTAINTY AND VOLATILITY.

Unfavorable changes in economic conditions may result in lower freight volumes and adversely affect the Company’s revenues and operating results, as experienced in 2009 and 2012. These conditions may adversely affect certain of our customers and service providers. Were that to occur, our revenues and net earnings could also be adversely affected. Should our customers’ ability to pay deteriorate, additional bad debts may be incurred. Volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. We often times cannot pass these rate increases on to our customers in the same time frame, if at all. As a result, our yields and margins can be negatively impacted, as recently experienced, particularly with ocean freight.

THE IMPLEMENTATION OF THE COMPANY’S BUSINESS STRATEGY WILL REQUIRE SIGNIFICANT EXPENDITURE OF CAPITAL AND WILL REQUIRE ADDITIONAL FINANCING.

The implementation of the Company’s business strategy will require significant expenditures of capital, and the Company will require additional financing. Additional funds may be sought through equity or debt financings. The Company cannot offer any assurances that commitments for such financings will be obtained on favorable terms, if at all. Equity financings could result in dilution to holders and debt financing could result in the imposition of significant financial and operational restrictions on the Company. The Company’s inability to access adequate capital on acceptable terms could have a material adverse effect on the Company’s business, results of operations and financial condition.

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THE COMPANY’S FAILURE TO CONTINUE TO ATTRACT, TRAIN, OR RETAIN HIGHLY QUALIFIED PERSONNEL COULD HARM THE COMPANY’S BUSINESS.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. Competition for such personnel is intense, particularly in high-technology centers. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

RISKS RELATED TO OUR COMMON STOCK

WE MAY BE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK INCLUDING PURSUANT TO THE CONVERSION OF OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 805,000,000 shares of capital stock consisting of 800,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001.As of January 10, 2022, we had (i) 130,000 shares of Series A Preferred Stock outstanding and convertible into 1,316,157,000 shares of common stock of the Company and subject to antidilution provision to maintain 13% ownership in the Company’s common stock until March 31, 2022, including pursuant to any dilution as a result of this offering; (ii) 820,800 shares of Series B Preferred Stock outstanding, convertible into 5,499,034,800 shares of common stock; (iii) 194.66 shares of Series C Preferred Stock and 191.45 shares of Series D Preferred Stock outstanding, each convertible up to an amount of Common Stock equal to 12.48% ownership in the Company’s common stock and subject to antidilution provision to maintain such ownership percentage the earlier of (A) September 30, 2022, or (B) the closing of a qualified financing, including pursuant to any dilution as a result of this offering. We anticipate effecting a reverse stock split within the range of 1-for-300 to 1-for-400 and a simultaneous reduction in the number of authorized shares of common stock to 250,000,000 which would result with the Company having sufficient number of shares of common stock authorized to account for all conversions of our preferred stock.

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We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends, we may have trouble raising additional funds, which could affect our ability to expand our business operations.

RISKS RELATED TO THIS OFFERING

OUR EXECUTIVE OFFICERS, DIRECTORS, AND PRINCIPAL SHAREHOLDERS MAINTAIN THE ABILITY TO CONTROL SUBSTANTIALLY ALL MATTERS SUBMITTED TO SHAREHOLDERS FOR APPROVAL.

As of November 30, 2021, our executive officers, directors, and shareholders who owned more than 5% of our outstanding Common Stock, in the aggregate, beneficially owned 385,086,324 shares of Common Stock representing approximately 59% of our outstanding capital stock. As a result, if these shareholders were to choose to act together, they would be able to control substantially all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire.

SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE ADVERSE EFFECTS ON OUR SHARE PRICE.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

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IF WE FAIL TO COMPLY WITH THE RULES AND REGULATIONS UNDER THE SARBANES-OXLEY ACT, OUR OPERATING RESULTS, OUR ABILITY TO OPERATE OUR BUSINESS AND INVESTORS’ VIEWS OF US MAY BE HARMED.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. The Company’s principal executive officers have assessed the effectiveness of the Company’s internal control over financial reporting as of May 31, 2021. In making this assessment, the Company’s principal executive officers were guided by the releases issued by the SEC and to the extent applicable the criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). The Company’s principal executive officers have concluded that based on their assessment, as of May 31, 2021, that our disclosure controls and procedures were not effective and require remediation in order to be effective at the reasonable assurance level. Prior to the business combination, we have been a private company with limited accounting personnel and other resources necessary for effective internal controls over financial reporting. In addition, our auditors identified material weaknesses in our internal control over financial reporting during the audit of the fiscal year ended May 31, 2020. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to the fact that we did not design, document, maintain and test an effective control environment commensurate with our financial reporting requirements, including lack of a sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience. Management’s general assessment of the above processes in light of the company’s size, maturity and complexity, as to the design and effectiveness of the internal controls over financial reporting is that the key controls and procedures in each of these processes provide reasonable assurance regarding reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. During the fiscal year ended May 31, 2021, we actively addressed and remediated a number of previously identified material weaknesses in internal controls over financial reporting, improved our accounting processes, documentation, accounting policies and procedures, upgraded our accounting personnel and provided our employees with tools and consultancy, but because we have not completed a full risk assessment of the internal controls at the activity level, including process documentation and testing, we are not able to conclude that our internal controls over financial reporting are operating effectively and efficiently at this time. The Company’s principal executive officers and the board are fully committed to achieving full compliance by the end of the fiscal year ending May 31, 2022.

Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR CAPITAL STOCK IN THE FORESEEABLE FUTURE.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our Board will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

INVESTORS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN NET TANGIBLE BOOK VALUE.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of Common Stock. As a result, investors in this offering will incur immediate dilution of $___ per share, based on the public offering price of $____ per share which is the last reported sale price of our common stock on the OTC Market on January__, 2022, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $___ per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

Immediately prior to the consummation of this offering, we expect to have approximately ____ outstanding stock options and warrants to purchase our Common Stock with exercise prices that are below the assumed public offering price of our Common Stock. To the extent that these options and warrants are exercised, there will be further dilution.

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THERE CAN BE NO ASSURANCES THAT OUR COMMON STOCK ONCE LISTED ON THE NASDAQ CAPITAL MARKET WILL NOT BE SUBJECT TO POTENTIAL DELISTING IF WE DO NOT CONTINUE TO MAINTAIN THE LISTING REQUIREMENTS OF THE NASDAQ CAPITAL MARKET.

We have applied to list the shares of our Common Stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “UNQL.” An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq), would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange.

WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM THIS OFFERING AND MAY NOT USE THEM EFFECTIVELY.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds of this offering primarily for general corporate purposes, including working capital, expanded sales and marketing activities and strategic acquisitions.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH OR PUBLISH INACCURATE OR UNFAVORABLE RESEARCH ABOUT OUR BUSINESS, OUR STOCK PRICE AND TRADING VOLUME COULD DECLINE.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

IF OUR SHARES OF COMMON STOCK BECOME SUBJECT TO THE PENNY STOCK RULES, IT WOULD BECOME MORE DIFFICULT TO TRADE OUR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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THE FINANCIAL AND OPERATIONAL PROJECTIONS THAT WE MAY MAKE FROM TIME TO TIME ARE SUBJECT TO INHERENT RISKS.

The projections that our management may provide from time to time reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

IF WE WERE TO DISSOLVE, THE HOLDERS OF OUR SECURITIES MAY LOSE ALL OR SUBSTANTIAL AMOUNTS OF THEIR INVESTMENTS.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors before distributing any assets to the investors. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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USE OF PROCEEDS

Based upon an assumed public offering price of $          per share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately $35.0 million assuming the Underwriters do not exercise their over-allotment option. We will not receive any of the proceeds from the sale of Common Stock in this offering by the selling stockholders identified in this prospectus.

We plan to use the net proceeds we receive from this offering primarily for business development and marketing, with the remainder of the proceeds to be used for marketing (10%), general corporate purposes (30%), including, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our business (60%) and working capital.

Use of Net Proceeds
Acquisitions	$21,000,000
Marketing	4,000,000
General Corporate Purposes	10,000,000
Use of Net Proceeds	$35,000,000

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have not historically declared dividends on our Common Stock, and we do not currently intend to pay dividends on our Common Stock. The declaration, amount, and payment of any future dividends on shares of our Common Stock, if any, will be at the sole discretion of our Board, out of funds legally available for dividends. As a Nevada corporation, we are not permitted to pay dividends if, after giving effect to such payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy any preferential rights if we were dissolving.

Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our Common Stock, and other factors deemed relevant by our Board.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of November 30, 2021. Such information is set forth on the following basis:

●	actual basis (giving effect, on a retroactive basis, to a 1-for __ reverse stock split which was consummated on _______, 2021); and

●	on a pro forma basis, giving effect to (i) the conversion of Series A and Series B Preferred stock into 6,592,244,134 shares of Common Stock (ii) the conversion of Series C and Series D Preferred stock into ____________ shares of Common Stock (iii) the sale by us of shares of Common Stock in this offering at an assumed public offering price of $______ per share, which is the last reported sale price of our common stock on the OTC Market on January __, 2022, after deducting underwriting discounts and the non-accountable expense allowance payable to the Underwriters and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	November 30, 2021 Actual (unaudited)	Pro Forma (unaudited)
Cash and cash equivalents	$840,756	$35,840,756
Total liabilities	197,350,565	197,350,565
Stockholders’ (deficit) equity:
Series A Convertible Preferred stock, $0.001 par value; 130,000 issued and outstanding	130	-
Series B Convertible Preferred stock, $0.001 par value; 820,800 shares issued and outstanding	821	-
Common stock, $0.001 par value; 800,000,000 shares authorized; 655,781,078shares issued and outstanding	$655,782	655,782
Additional paid-in capital, common and preferred	4,889,295	39,889,295
Retained earnings	7,828,628	7,828,628
Equity to be issued	-	-
Total stockholders’ equity	$13,374,656	48,373,705

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DILUTION

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

Our historical net tangible book value as of November 30, 2021 was ($2,746,501), or ($0.00) per share of common stock outstanding. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of Common Stock is our historical net tangible book value divided by the number of outstanding shares of Common Stock as of May 31, 2021.

Our pro forma net tangible book value as of November 30, 2021 would be $32,253,499 or $0.05 per share of common stock outstanding. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Stock, after giving effect to the pro forma adjustments referenced under “Capitalization.”

After giving effect to this offering, at an assumed public offering price of $          per share, which is the last reported sale price of our common stock on the OTC Market on January__, 2022, after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis would have been $         per share of Common Stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $          per share of Common Stock to our existing shareholders and an immediate dilution of $         per share of Common Stock to new investors purchasing Common Stock in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Stock.

The following table illustrates this dilution:

Assumed public offering price per share		$(1)
Net tangible book value per Common Stock as of May 31, 2021	$
Pro forma net tangible book value per share as of May 31, 2021
Increase in pro forma net tangible book value per share attributable to this offering
Pro forma as adjusted net tangible book value per share, after this offering
Dilution per share to new investors in this offering	$

Sales by the selling stockholders in this offering will cause the number of shares held by existing stockholders to be reduced to             shares, or           % of the total number of shares of our capital stock outstanding following the completion of this offering, and will increase the number of shares held by new investors to             shares, or               % of the total number of shares of our capital stock outstanding following the completion of this offering.

A $0.50 increase (decrease) in the assumed public offering price of $             per share of Common Stock, would increase (decrease) the pro forma as adjusted net tangible book value per share by $              , and increase (decrease) dilution to new investors by $              per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Common Stock in this offering, the pro forma as adjusted net tangible book value after the offering would be $             per share, the increase in net tangible book value to existing shareholders would be $             per share, and the dilution to new investors would be $            per share, in each case assuming an public offering price of $              per share, which is the last reported sale price of our common stock on the OTC Market on January__, 2022.

The number of shares of common stock that will be outstanding after this offering is based on 655,781,078 shares of Common Stock outstanding as of January 14, 2022, and excludes the following as of that date:

●	40,000,000 shares of common stock reserved for issuance pursuant to the 2020 stock incentive plan (the “Stock Incentive Plan”); and

●	__________ shares of common stock issuable upon exercise of warrants to be issued to the underwriters in connection with this offering.

●	6,689,499,576 shares of common stock issuable upon conversion of the Company’s outstanding Series A and Series B Convertible Preferred Stock.

●	____________ shares of common stock issuable upon conversion of the Company’s outstanding Series C and Series D Convertible Preferred Stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Note Regarding Forward-Looking Statements

The following discussion and analysis of our financial condition and results of operations includes a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that reflect management’s current views with respect to future events and financial performance. These statements are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used herein, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to the Company’s business, industry, and the Company’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our condensed consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. The following discussion should be read in conjunction with our condensed consolidated financial statements and notes thereto appearing elsewhere in this report. The forward-looking statements made in this report are based only on events or information as of the date on which the statements are made in this report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents we refer to in this report and have filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. These risks include, by way of example and without limitation:

●	The company provides services to customers engaged in international commerce. Everything that affects international trade has the potential to expand or contract our primary market and adversely impact our operating results;

●	We depend on operators of aircrafts, ships, trucks, ports and airports;

●	We derive a significant portion of our total revenues and net revenues from our largest customers;

●	Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk;

●	Our earnings may be affected by seasonal changes in the transportation industry;

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●	Our business is affected by ever increasing regulations from a number of sources in the United States and in foreign locations in which we operate;

●	As a multinational corporation, we are subject to formal or informal investigations from governmental authorities or others in the countries in which we do business;

●	The global economy and capital and credit markets continue to experience uncertainty and volatility;

●	We are susceptible to any risk that would slow down retail or disrupt the supply chain including but not limited to the Covid 19 pandemic

●	Our business is subject to significant seasonal fluctuations driven by market demands and each quarter is affected by seasonal trends; and

●	Our revenue and direct costs are subject to significant fluctuations depending on supply and demand for freight capacity.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission (“SEC”). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

As used in this prospectus and unless otherwise indicated, the terms “Company,” “we,” “us,” and “our” refer to Unique Logistics International, Inc. (formerly known as Innocap, Inc.), and our wholly subsidiaries, Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”) and Unique Logistics International (NYC) LLC, a Delaware limited liability company (“UL NYC”).”). Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Corporate History

The Company was incorporated in Nevada on January 23, 2004 under the name Innocap, Inc. In May 2011, the Company changed its business plan to researching the location of and salvaging sunken ships. Until October 2020, the Company had been actively negotiating several research and salvage projects including in Indonesia and Malaysia in connection with ships that were sunk during World War II.

On October 8, 2020, the Company, Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), and Unique Logistics Holdings, Inc., a privately-held Delaware corporation headquartered in New York (“UL HI”), entered into an Acquisition Agreement and Plan of Merger (the “Acquisition Agreement”) pursuant to which the Merger Sub was merged with and into UL HI, with UL HI surviving as a wholly-owned subsidiary of Innocap Inc. (the “Merger”). The transaction (the “Closing”) took place on October 8, 2020 (the “Closing Date”). Innocap Inc. acquired, through a reverse triangular merger, all of the outstanding capital stock of UL HI in exchange for issuing UL HI’s shareholders (the “UL HI Shareholders”), pro-rata, an aggregate of 1,000,000 shares of preferred stock, with certain of UL HI Shareholders receiving 130,000 shares of Innocap Inc.’s Series A Preferred Stock par value $0.001 per share, and certain of the UL HI Shareholders receiving of 870,000 shares of Innocap Inc.’s Series B Preferred Stock, par value $0.001 per share. Immediately after the Merger was consummated, and further to the Acquisition Agreement, certain affiliates of Innocap Inc. cancelled a total of 45,606,489 shares of Innocap Inc.’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of Innocap Inc.’s common stock and preferred stock, Holdings agreed to assume certain liabilities of Innocap Inc. As a result of the Merger and the Cancellation, the UL HI Shareholders became the majority shareholders of the Company. Immediately following the Closing of the Merger, Innocap Inc. changed its business plan to that of UL HI.

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Increase in Authorized Shares and Name Change

On January 11, 2021, Innocap Inc. filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada, for the adoption of amended and restated articles of incorporation of Innocap Inc. The adopted Amended and Restated Articles of Incorporation: (i) increased the number of authorized common stock from 500,000,000 shares to 800,000,000 shares; and (ii) changed the Company’s name to Unique Logistics International, Inc.

The Name Change was approved by the Financial Industry Regulatory Authority (FINRA) and became effective in the market on January 14, 2021.

Business Overview

Unique Logistics International, Inc. (hereinafter referred to as the “Company” or “Unique”) is a global logistics and freight forwarding company. The Company operated via its wholly owned subsidiaries, Unique Logistics Holdings, Inc., a Delaware corporation (“UL HI”), Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”) and Unique Logistics International (NYC) LLC, a Delaware limited liability company (“UL NYC”).

The Company provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided by the Company are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Our range of services can be categorized as follows:

●	Air Freight services
●	Ocean Freight services
●	Customs Brokerage and Compliance services
●	Warehousing and Distribution services
●	Order Management

Results of Operations

The table below shows our gross profit margins by transportation mode:

		For the Period
	For the Year Ended	October 28, 2019 (inception) through	For the Six Months Ended	For the Six Months Ended
	May 31, 2021	May 31, 2020	November 30, 2021	November 30, 2020
Air	$6,491,325	$11,701	$$6,587,844	$4,258,948
Ocean	16,282,069	102,402	14,961,031	6,661,808
Contract Logistics	1,826,266	14,629	863,894	965,737
Customs brokerage	1,929,184	(6,470)	1,994,561	883,199
Total:	$26,528,844	$122,262	$24,407,330	$$12,769,692
Gross Profit Margin %	7.1%	11.4%	4.1%	7.0

Consolidated Results of Operations—For the Year Ended May 31, 2021, compared to the Period from October 28, 2019 (inception) through May 31, 2020.

Revenue

The Company’s recorded total revenue from operations for the year ended May 31, 2021, and for the period October 28, 2019 (inception) through May 31, 2020, in the amounts of $371.9 million and $1.1 million, respectively. This increase is due primarily to completing a full year of operations as a newly created entity, but also represents management’s success in combining the acquired entities, achievement of operational synergies and introducing new business products, specifically air charter services and as a result achieving significant increase in the number of new customers and shipping volumes for both air and ocean freight services, during the year, if compared with performance of the same entities for the previous year under the previous management.

Costs and Operating Expenses

Costs and operating expenses were $368.4 million for the year ended May 31, 2021, compared with $1.5 million for the period October 28, 2019 (inception) through May 31, 2020. This increase in cost was attributable to a full year of operations paired with a significant increase in business. The Company maintained its historical gross margins for products and services.

Consolidated Results of Operations for the Three Months ended November 30, 2021 and 2020

Revenue

The Company’s recorded total revenue from operations for the three months ended November 30, 2021 and 2020 in the amounts of $405.4 million and $124.6 million, respectively. This increase represents management’s success in combining the acquired entities, achievement of synergies, as well as significant increase in a number of customers, shipping volumes and the market prices, for both air and ocean freight services. A significant increase in air freight revenue in the last three months relates primarily to a comprehensive air charter programs that the Company put in place starting August of 2021 to address increased shipping needs of two strategic customers. This program is planned to continue at least until the end of fiscal year and could be extended upon customer request. Management is projecting strong demand for international logistics services driven by a recovering US economy into the next twelve months and believes that the Company is in a strong position to deliver on its strategy, ensuring growth both organically and through acquisitions in strategic geographic areas of our business.

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Costs and Operating Expenses

Costs and operating expenses were $396.8 million for the three months ended November 30, 2021, compared with $121.6 million for the three months ended November 30, 2020. This increase in cost was attributable to a significant increase in shipping volume and market prices, as well as the cost associated with a comprehensive air charter program described above. The Company continues to focus on product gross margins and is anticipating to retain and improve its margins going forward.

Other Income (Expense)

For the three months ended November 30, 2021, other income (expense) was comprised of interest expense and amortization of debt discount on convertible notes. During the three months ended November 30, 2021, interest expense and bank fees totaled approximately $1.9 million. The Company recorded approximately $0.4 million amortization of debt discount related to the convertible notes.

For the three months ended November 30, 2020, other income (expenses) is comprised of interest expense and loss on extinguishment of convertible debt. During the three months ended November 30, 2020, interest expense and bank fees totaled approximately $28,000 for bank interest charges and $175,266 for accretion of debt discount related to the Company’s convertible notes. In addition, during the three months ended November 30, 2020, the Company modified an existing convertible note agreement with the lender resulting in a loss on extinguishment of $1.15 million.

Net Income

Net income was approximately $4.5 million for the three months ended November 30, 2021, compared to a net income of approximately $1.4 million for the three months ended November 30, 2020. The change was primarily due to the Company’s management successfully combining acquired entities, achieved synergies, and strategically growing new business.

Results of Operations for the Six Months ended November 30, 2021 and 2020

Revenue

The Company’s recorded total revenue from operations for the six months ended November 30, 2021 and 2020 in the amounts of $595.2 million and $182.1 million, respectively. This increase represents management’s success in combining the acquired entities, achievement of synergies, as well as significant increase in a number of customers, shipping volumes and the market prices, for both air and ocean freight services. Management is also projecting strong demand for international logistics services driven by a recovering US economy. The Company is in a strong position to deliver on its strategy, ensuring growth both organically and through acquisitions in strategic geographic areas of our business.

Costs and Operating Expenses

Costs and operating expenses were $583.3 million for the six months ended November 30, 2021, compared with $179.5 million for the six months ended November 30, 2020. This increase in cost was attributable to a significant increase in shipping volume and market prices. The Company is focused on product gross margins and is anticipating to retain and improve its margins as it continues to grow its customer base.

Other Income (Expense)

For the six months ended November 30, 2021, other income (expense) was comprised of interest expense, gain on forgiveness of promissory notes, gain on extinguishment of debt and amortization of debt discount on convertible notes. During the six months ended November 30, 2021, interest expense and bank fees totaled approximately $3.2 million. The Company recorded approximately $0.8 million amortization of debt discount related to the convertible notes and approximately $0.8 million gain on extinguishment of debt. In addition, during the six months ended November 30, 2021, the Company was granted forgiveness of the Paycheck Protection Program loans under the CARES Act, (the “PPP Loan”) and recorded a gain on forgiveness of approximately $358,000.

For the six months ended November 30, 2020, other income (expenses) is comprised of interest expense and loss on extinguishment of convertible debt. During the six months ended November 30, 2020, interest expense and bank fees totaled approximately $60,100 for bank interest charges and $175,300 for accretion of debt discount related to the Company’s convertible notes. In addition, during the three and six months ended November 30, 2020, the Company modified an existing convertible note agreement with the lender resulting in a loss on extinguishment of $1.15 million.

Net Income

Net income was $6.5 million for the six months ended November 30, 2021, compared to a net loss of $0.8 million for the six months ended November 30, 2020. The change was primarily due to the Company’s management successfully combining acquired entities, achieved synergies, and strategically growing new business.

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Liquidity and Capital Resources

The accompanying condensed consolidated financial statements have been prepared on a going concern basis. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

From the inception the Company experienced adverse cash flows from operations, primarily due to significant business growth since inception, entering new markets and products and repayment of an acquisition related debt. As of November 30, 2021, the Company had working capital of approximately $2.8 million compared with $3.5 million negative working capital as of May 31, 2021. Liquidity fluctuations may raise the risk of there being substantial doubt about the Company’s ability to continue as a going concern.

In response to such factors, the Company’s took steps to alleviate the risk of substantial doubt by

●	Repayment of significant portion of its acquisition related debt
●	Entering a Second Amendment to the TBK Agreement to increase the credit facility from $40.0 million to $47.5 million for the period through January 31, 2022
●	Entering into a Purchase Money Financing Agreement on September 8, 2021, with Corefund Capital, LLC to enable the Company to finance additional cargo charter flights for the peak shipping season.
●	Entering into an Exchange Agreement on August 4, 2021 and in the Amendment to the Exchange Agreement on December 10, 2021 to exchange all of its Convertible debt into shares of common stock.

The Company also is preparing to raise additional funds through an uplisting on a major securities exchange in early 2022. The funds would be used for acquisitions and partially for operating capital.

While we continue to execute our strategic plan, the Company is also in a process of evaluating several other liquidity-oriented options such as raising additional capital, increasing credit limits of the revolving credit facilities, reducing cost of debt, controlling expenditures, and improving its cash collection processes. While many of the aspects of the Company’s plan involve management’s judgments and estimates that include factors that could be beyond our control and actual results could differ from our estimates. These and other factors could cause the strategic plan to be unsuccessful which could have a material adverse effect on our operating results, financial condition, and liquidity.

As of November 30, 2021, we expect to meet our liquidity needs for the next twelve months with cash and cash equivalents and cash flows from operations. We expect to meet our long-term liquidity needs with cash flows from operations and financing arrangements.

The following table summarizes total current assets, liabilities and working capital on November 30, 2021 compared to May 31, 2021:

	November 30, 2021	May 31, 2021	Change
Current Assets	$194,403,343	$52,400,799	$142,002,544
Current Liabilities	191,615,252	55,929,942	135,675,310
Working Capital (Deficit)	$2,798,091	$(3,529,143)	$6,327,234

Increase in current assets is primarily due to an increase in trade accounts receivable, approximately $122.2 million as a result of increase in sales as well as a repurchase of approximately $31.5 million of own accounts receivable from the Factor previously accounted off balance sheet. An increase in contract assets of approximately $26.6 million related to Company’s revenue recognition policy “over time” for shipments in transit. A decrease in factoring reserve $7.6 million is a result of replacing factoring arrangements with a revolving line of credit on June 1, 2021.

Increase in current liabilities is primarily due to increase in trade accounts payables and addition of a revolving line of credit. Significant increase in customer orders led to increase in accounts payable of approximately $36.9 million, increase in accrued expenses and other current liabilities of approximately $8.3 million, an increase in accrued contact liabilities of $20.3 million, an increase of $38.9 million for the freight in transit, an increase in the outstanding balance on the line of credit of $29.8 million and an increase in the current portion of notes payable by $1.6 million.

	For the Six Months Ended, November 30, 2021	For the Six Months Ended, November 30, 2020	Change
Net cash provided by (used in) by operating activities	$(30,406,559)	$571,788	$(30,978,347)
Net cash used in investing activities	(43,727)	(15,026)	(28,701)
Net cash provided by (used in) financing activities	31,038,427	1,626,835	29,411,592
Net increase in cash and cash equivalents	$588,141	$2,183,597	$(1,595,456)

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Operating activities used cash of $30.4 million for the six months ended November 30, 2021 compared to net cash provided by operations of $0.6 million for the six months ended November 30, 2020. Primary reason for cash used for the six months ended November 30, 2021, was a significant increase in accounts receivables, reflecting repurchase of trade receivables from a factor taking advantage of a better interest rate on Company’s new revolving credit facility. This cash outlays were balanced by a corresponding increase in accounts payable accrued expenses and accrued freight, reflecting the Company’s ability to finance operations through extended credit with diverse network of suppliers, partners and shipping companies.

Investing activities used cash of $43,727 for the six months ended November 30, 2021 compared to $15,026 for the six months ended August 31, 2020. During the six months ended November 30, 2021 and 2020, investing activities consisted of purchasing office equipment.

Financing activities provided cash of $31.0 million for the six months ended November 30, 2021 and were the result of receiving aggregate gross proceeds of $2.0 million from an investor in exchange for a contemplated note payable and net proceeds of $29.8 million from the line of credit facility in effect from June 1, 2021 used to repurchase factored trade receivables per above. These proceeds were offset by payments on notes payable and related party debt of $579,165 and $215,656, respectively.

Critical Accounting Policies

Accounting policies, methods and estimates are an integral part of the condensed consolidated financial statements prepared by management and are based upon management’s current judgments. These judgments are normally based on knowledge and experience regarding past and current events and assumptions about future events. Certain accounting policies, methods and estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ from management’s current judgments. While there are a number of accounting policies, methods and estimates that affect our condensed consolidated financial statements, the areas that are particularly significant include revenue recognition; the fair value of acquired assets and liabilities; fair value of contingent consideration; the assessment of the recoverability of long-lived assets, goodwill and intangible assets; and leases.

We perform an impairment test of goodwill for each year unless events or circumstances indicate impairment may have occurred before that time. We assess qualitative factors to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than the carrying amount. After assessing qualitative factors, if further testing is necessary, we would determine the fair value of each reporting unit and compare the fair value to the reporting unit’s carrying amount.

Intangible assets consist of customer relationships, trade names and trademarks and non-compete agreements arising from our acquisitions. Customer relationships are amortized on a straight-line basis over 12 to 15 years. Tradenames, trademarks and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Our significant accounting policies are summarized in Note 1 of our condensed consolidated financial statements.

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Adjusted EBITDA

We define adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, factoring fees, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplement to net income from operations as an indicator of operating performance. We use adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We believe that adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income from continuing operations and adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net income from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net income to adjusted EBITDA:

	For the Three Months Ended November 30, 2021	For the Three Months Ended November 30, 2020
Net income (loss)	$4,488,225	$1,397,183

Add Back:
Income tax expense	1,902,541	290,505
Depreciation and amortization	194,875	191,398
Stock-based compensation	-	50,000
(Gain) loss on extinguishment of convertible notes	-	1,147,856
Factoring fees	-	1,410,203
Interest expense (including accretion of debt discount)	2,272,236	203,740

Adjusted EBITDA	$8,857,887	$4,690,885

	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
Net income (loss)	$6,511,641	$823,046

Add Back:
Income tax expense	2,537,000	307,199
Depreciation and amortization	388,672	382,217
Stock-based compensation	-	50,000
Gain on forgiveness of promissory notes	(358,236)	-
(Gain) loss on extinguishment of convertible notes	(780,050)	1,147,856
Factoring fees	27,000	1,884,263
Interest expense (including accretion of debt discount)	3,947,995	236,179

Adjusted EBITDA	$12,274,022	$4,830,760

45

BUSINESS

Business Overview

Unique Logistics International, Inc. provides a full range of global logistics services by providing to its customers a robust international network that strategically supports the movement of its customers goods. Acting solely as a third-party logistics provider, Unique purchases available cargo space in volume from its network of carriers (such as airlines, ocean shipping, and trucking lines) and resells that space to our customers. Unique Logistics does not own any of these ships, trucks, or aircraft and does not plan on entering the ownership model.

Operating via its wholly owned subsidiaries, Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”) and Unique Logistics International (NYC), LLC, a Delaware limited liability company, Unique Logistics provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. The services provided by the Company are seamlessly managed by its network of trained employees and integrated information systems. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Unique Logistics primary services include:

●	Air Freight services
●	Ocean Freight services
●	Customs Brokerage and Compliance services
●	Warehousing and Distribution services
●	Order Management

Air Freight Services

Operating as an Indirect Air Carrier (IAC) or an airfreight consolidator, Unique Logistics provides both time savings and cost-effective air freight options to its customers. An expansive global network enables the Company to offer door to door service allowing customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance. Unique purchases cargo space from airlines on a volume basis and resells that space to our customers at a lower price than they would be able to negotiate themselves for their individual shipments. The Company, through its integrated management system, determines the best routing for shipments and then arrangements are made to receive the cargo into a designated warehouse. Upon receipt, cargo is inspected and weighed, documentation is collected and export clearance is processed. Once cargo is cleared it is prepared for departure. Unique Logistics offers real-time tracking visibility for customers to view when an order is booked, departs and arrives. Unique Logistics contracts with a worldwide network of airlines and other service providers to provide the best airfreight service in assisting importers to ship using the most efficient and cost-effective method. Some of the selections we offer include:

●	Domestic, deferred, express and charter services, which permit customers to choose from a menu of different priority options that secure at different price levels, greater assurance of timely delivery
●	Port to Port and Door to Door shipments, which provide customers the option of managing, independently, the post arrival services such as delivery or clearance if the Company is not providing such services
●	Global blocked space agreements (BSA), which guarantee the availability of space on certain flights
●	Air and ocean combination shipment which offer cost effective transportation using multimodal, combination movements, by one mode to an international hub, such as Dubai, UAE or Singapore and converting to a different mode at the hub
●	Air and transload dedicated truck shipment, where arriving cargo is transferred from airline container or pallet into a truckload ready for delivery
●	Dangerous goods handling requiring qualified handling
●	Refrigerated cargo

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Our Air Freight customer base is comprised mainly of importers who are either fashion retailers or technology companies. The majority of shipments originate in Asian manufacturing countries. Air Freight is seasonal for fashion retailers, with the period July through December being much stronger than the remaining six months. For technology companies, the seasonal impact is less pronounced.

The Company works with its international network to ensure air freight shipping capacity is secured and planned in advance to meet our customers’ requirements. The capacity is then made available to our customers at competitive pricing and with the added security of availability, particularly during peak Air Freight shipping periods. We supplement scheduled capacity with full charter capacity to ensure customer capacity requirements are met throughout the year. While capacity management is critical to securing and maintaining Air Freight customers, the Company will try to quickly move to the position of offering additional primary services to our Air Freight customers.

The Company’s integrated management system is built around a cloud-based software package known as Cargo Wise. The software is accessible to our offices or overseas affiliate when planning and recording the receipt of cargo and booking shipments. The Cargo Wise system assists in the creation of documentation required to plan each shipment, including Management Information Systems that enable our Operational Management Teams to generate reports or provide access to information to our customers so that they have daily visibility to their purchased orders. This enables shipments to be approved, planned and routed within the available air freight capacity procured by the Company. The Cargo Wise software is part of the integrated management system that also incorporates (in some cases with interface) airline resources, congestion/ market condition information, pricing databases, customer preferences in Key Account Management databases and the trained personnel and experienced managers that make decisions as required based on the information.

Ocean Freight Services

Operating as an ocean transportation intermediary (“OTI”) to provide ocean freight service both as a non-vessel owning common carrier (“NVOCC”) and ocean freight forwarder, Unique Logistics provides to its customers ocean freight consolidation, direct ocean forwarding, and order management. We are a common carrier that holds itself out to the public to provide ocean transportation, issues its own house bills of lading or equivalent document, but does not operate the vessels by which ocean transportation is provided. The Company’s roles and responsibilities in ocean freight services include the following:

●	Selecting the most optimal ocean carriers based on both cost and service. The Company has NVOCC contracts with multiple ocean carriers and is thus able to offer its customers a choice in service;
●	Entering into contract/rate agreement with clients to transport their ocean shipments. Under such contracts the customer is assured of the Company’s pricing and weekly capacity to carry the customer’s cargo;

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●	Consolidating shipments at origin/deconsolidating of freight at destination. This enables the customer to receive the economics of a consolidated container rate rather than a higher rate for less than full container load (“LCL”). It also makes delivery at destination more efficient;
●	Arranging pick-up of shipment at origin and deliver at destination, with a factory to door service;
●	Preparing and processing the documentation/clearance (customs/security) for shipments during ocean transit, in advance of arrival of shipment at destination;
●	Ocean freight services are provided in both major and minor trade lanes with representation in all trading nations in Americas, Asia, and Europe;
●	Offering a wide array of services typically performed by multiple services provides including but not limited to, offering options to customers on ocean carrier service choices prior to final selection and securing such space based on customer requirement; this enables our customers to delegate more of its logistics management to us whereas a more limited range of service would require the customer to deal with multiple service providers;
●	Communicating on any regulation/compliance issues on exporting and importing shipments;
●	Playing intermediary role at any point of ocean transportation based on customer’s routing preferences; and
●	Providing space acquisition on carrier service for committed delivery during high demand period, and providing lower price option in weak demand season for utmost cost saving.

The website of Datamyne, a Descartes company (us1.datamyne.com) as of January 14, 2022 lists the Company as a top 50 NVOCC on the Transpacific Eastbound sector. Some of the major industry sectors we serve are Home Products and Appliances, Furniture, Automotive, Giftware and Fashion. Our customers are both retailers as well as wholesale importers. Our volumes enable us to enter significant contracts with shipping lines to lock in capacity at prices that enable us to secure and retain customers.

Customs Brokerage and Compliance Services

Unique Logistics is a licensed United States customs broker whose mission is to ensure that its importing clients are in compliance with all required regulations. Our services help importers clear cargo with the U.S. Customs and Border Protection, including documentation collection, valuation review, product classification, electronic submission to customs and the collection and payment of duties, tariffs and fees. Unique Logistics works with importers to develop a compliant trade program including product databases, compliance manuals and periodic internal audits. The development of product databases has become critical in the current economic environment due to the increasing trade tensions and various tariffs imposed as a result. Unique Logistics also offers importers tools to improve on efficiency such as reporting, visibility and trade consulting including training seminars. Additional services include:

●	Preparation of the Import Security Filing (10+2) required to be on file 24 hours prior to shipment departure;
●	Clearance and compliance with other government agencies such as the Food and Drug Administration, U.S. Department of Agriculture, Consumer Product Safety Commission and U.S. Fish & Wildlife Service;
●	Focused assessment and internal audit to determine and eliminate weak areas of compliance;
●	Post-entry service to change past entries and take advantage of tariff exclusions granted after the original entry was processed;
●	Binding rulings to obtain pre-entry classification;
●	Classification & valuation;
●	Trade agreements;
●	Warehouse entries to defer duty;
●	Licensing and country of origin marking requirements;
●	Free Trade Zone (FTZ);
●	Duty drawback to get duty back on items exported under certain requirements; and
●	Cargo insurance coverage

Warehousing and Distribution Services

Unique Logistics operates a warehousing facility in Santa Fe Springs, CA and plans to expand such services through its own managed facilities. Unique Logistics also provides warehousing and distribution services through third party facilities. Our current facility is leased to the Company and is 110,000 sq. ft. with storage capacity for around 9,000 pallets and 10 dedicated employees.

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Warehousing and Distribution services enable Unique Logistics to greatly expand its involvement in our customers’ supply chain, post arrival of international shipments into the United States. By providing inventory management, order fulfillment, and other services, our customers benefit from cost savings related to space, equipment and labor due to efficiencies of scale. Our list of Warehousing and Distribution Services include the following:

●	Transloading of cargo from incoming containers to trucks for delivery
●	Pick and pack services
●	Quality control services under customer instructions
●	Kitting
●	Storage
●	Inventory management
●	Delivery services, including e-Commerce fulfillment services

Warehousing and Distribution is a higher margin business than Air Freight or Sea Freight. In the case of freight service we are primarily re-selling capacity while in Warehousing and Distribution we are offering services based on fixed space cost, fixed staffing and equipment cost and relatively smaller variable labor and equipment cost. The customer base comprises freight customers with Warehousing and Distribution needs as well as customers who are exclusively Warehousing and Distribution service users. They are in a variety of industries: foot-ware, apparel, giftware, home appliances, etc. The customers are billed under three broad categories: Storage, Transloading (with quick turnaround and no storage) and Other Warehouse Services listed above. The location of our existing warehouse, within 15 miles of the Port of Los Angeles/ Long Beach and 20 miles from Los Angeles Airport is an important factor for our customers. Racking as well as bulk storage space availability enables us to handle a variety of customer requirements. In recent years, severe congestion at the terminals serving the Port of Los Angeles/ Long Beach has increased the demand for Transloading as well as short-term storage services at warehouses such as ours that are within a 50 mile radius of the Port.

The current facility is the first and only facility of its type operated by us. Warehousing and Distribution is an important opportunity for our business expansion.

Order Management

Unique Logistics offers order management services providing importers with total visibility on every order from the time placed with the supplier to door delivery. Importers send orders electronically immediately upon creation giving the Company the ability to assist in firmly holding suppliers to shipping windows. Ultimately this results in optimizing consolidation and improved on-time delivery. Order management also gives importers the power to control their supply chain by monitoring key milestone events, track order status and manage delivery to the end consumer.

Order Management features:

●	Importer and vendor EDI integration
●	Key milestone notifications customized per importers’ requirements
●	Vendor, booking and document management
●	Customized reporting including exception reporting for maximum efficiency
●	Consolidation management
●	Tracking visibility in real-time

Other Benefits include:

●	Single Data Platform
●	Avoids a manual booking process
●	Eliminates unnecessary data entry
●	Document visibility and historical recordkeeping
●	Vendor KPI management
●	Live milestone updates

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Industry Overview and Competition

The global logistics industry is highly competitive, and we expect it to remain so for the foreseeable future. Although there is a large number of companies that compete or provide services in one or more segments of the logistics industry, Unique Logistics is part of a much smaller group of companies that provides a full suite of services. In each area of service, we face competition from companies operating within that service segment as well as companies that provide a wider range of global services.

The industry includes (i) specialized Non-Vessel Owning Common Carriers (“NVOCCs”), an ocean carrier that transports goods under its own House Bill of Lading, or equivalent documentation, without operating ocean transportation vessels and (ii) Indirect Air Carriers (“IACs”) which are persons or entities within the United States, not in possession of an FAA air carrier operating certificate, which undertake to engage indirectly in air transportation of property and uses for all or any part of such transportation the services of an air carrier, freight forwarders, trucking companies, customs brokers and warehouse operators who operate within their specialized space and very often pose pricing advantages within that segment.

Our mission is to bring value to our customers through specific competitive advantages:

●	Trained, experienced staff with knowledge of those areas of the world where customers are likely to require problem solving abilities.
●	Trained, experienced staff with knowledge of the various supply chain segments: Air, Ocean, Customs, Warehousing and Information Technology integration.
●	Responsive customer service and the ability to meet our customer needs with people at the front of well-established processes.

Our customer base includes companies in a wide range of industries. Some of the major industry sectors we serve are Home Products and Appliances, Furniture, Fashion Retail and Technology. We aim to provide a wide range of services to each customer and cross sell all of our primary services.

Ocean Freight services and Air Freight services are the most significant revenue drivers for the Company. To distinguish our service offerings from our competitors our primary focus is on capacity management for these services. Our volumes enable us to enter significant contracts with shipping lines to lock in capacity at prices that enable us to secure and retain customers. Similarly, our Air Freight capacity strategy includes rate/ space agreements with scheduled airlines as well as a full air cargo charter program under which we are able to lock in capacity for our customers at contracted rates.

While capacity management is critical to establishing relations with new customers and securing existing ones, it is essential for the Company to expand its range of services to each customer. Our customer support teams will work with each customer to identify the areas such as Customs Brokerage, Warehousing & Distribution and Order Management where our service offerings may create additional opportunities within the customer’s supply chain.

Seasonality

Historically, our own operating results as well as the industry as a whole have been subject to seasonal demand. With our financial year end of May 31, typically our first and second quarters are the strongest with the fourth quarter being the weakest; however, there are no guarantees that these trends will continue or that the COVID-19 pandemic will not cause any other business disruptions. It is widely understood in the industry that these seasonal trends are influenced by a number of factors, including weather patterns, national holidays, economic conditions, consumer demand, major product launches, as well as a number of other market forces. Since many of these forces are unforeseen there is no way for us to provide assurances that these seasonal trends will continue.

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Growth Strategy

Unique Logistics has established plans to grow its business by focusing on four key areas: (1) organic growth and expansion in existing markets; (2) strategic acquisitions; (3) warehousing and distribution; and (4) specialized services to United States companies on their overseas logistics needs in targeted Asian markets.

Organic Growth and Expansion in Existing Markets:

We plan to focus on developing business domestically to drive organic growth. Since the Management Buyout Transaction, we have significantly improved our operating efficiencies in the areas of procurement, customer service, finance and administration. We have achieved this by consolidating our volumes, centralizing many of the functions previously handled separately by individual operating subsidiaries and rationalizing our organizational structure to empower experienced executives in critical positions including the hiring of a full time Chief Financial Officer. We believe this will result in much lower overhead and the ability to build a uniform marketing strategy to build market share and further the brand recognition of Unique Logistics throughout the United States. Additionally, the Company will continuously assess its Information Technology environment based on emerging trends in logistics and customer requirements. The first step in the strategy is already in place: a single operating platform. We will continue to build add-on service tools that enhance our operating platform. One key area for technology focus will be the seamless delivery of e-Commerce services from origin to consumer with shipment visibility for both customer and the customer’s consumer.

We believe Unique Logistics’ business base that includes three out of the fifty largest importers in the United States can be expanded by building our sales organization and the support organization to successfully deliver our brand of service. The targeted growth areas include Charlotte, NC, Dallas, TX, Houston, TX and Seattle, WA.

Strategic Acquisitions:

We currently maintain an option to acquire ownership of significant Unique Logistics Holdings Limited, Hong Kong (“ULHK”)   foreign subsidiaries that are critical to our ability to meet our customers’ international requirements. Through the Consulting Services Agreement between the Company and Great Eagle Freight Limited (“GEFD”), a Hong Kong company, we will ensure that the international brand of Unique Logistics and the seamless services provided to customers remains in place even before the options to acquire ULHK’s foreign subsidiaries are exercised. Additionally, it is our intention to increase our business by seeking additional opportunities through potential domestic acquisitions, revenue sharing arrangements, partnerships or investments.

Warehousing and Distribution

Unique Logistics has successfully established a major warehousing facility in Santa Fe Springs, CA and now has in-house the management expertise (commercial as well as operational) in successfully managing such facilities. Unique Logistics has also identified a method of identifying growth opportunities by focusing on specific areas of the United States and existing well-constructed facilities where lease assumption is available with an existing customer base.

Specialized Services to US Companies in Overseas Markets

Unique Logistics has several decades of experience in Asian markets such as China, India, Vietnam and Indonesia. Unique Logistics is constantly dealing with a United States customer base that seeks to do business in these areas but requires local expertise. We have the experience and the connections to assist United States companies with local importation, local warehousing and distribution and other local logistics and trade compliance services. We plan to build on our expertise in these four specific countries to build tailored services to US customers, including in business consulting pertaining to logistics and related trade services.

Government Regulations and Security

Our industry is subject to regulation and supervision by several governmental authorities.

Operations

The U.S. Department of Transportation (“DOT”), the Federal Aviation Administration (“FAA”) and the U.S. Department of Homeland Security, through the Transportation Security Administration (“TSA”), have regulatory authority over our air transportation services. The Federal Aviation Act of 1958, as amended, is the statutory basis for DOT and FAA authority and the Aviation and Transportation Security Act of 2001, as amended, is the basis for TSA aviation security authority.

All United States indirect air carriers are required to maintain prescribed security procedures and are subject to periodic audits by the TSA. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. Our offices are licensed as an airfreight forwarder from the International Air Transport Association (IATA), a voluntary association of airlines and air transport related entities that prescribes certain operating procedures for airfreight forwarders acting as agents for its members.

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The shipping of goods by sea is regulated by the Federal Maritime Commission (“FMC”). Our Company is licensed by the FMC to operate as an Ocean Transportation Intermediary (“OTI”) and as a NVOCC. As a licensed OTI and NVOCC, we are required to comply with several regulations, including the filing of our tariffs.

Under Department of Homeland Security regulations, we are a qualified participant in the Customs- Trade Partnership Against Terrorism (“C-TPAT”) program requiring us to be compliant with relevant security procedures in our operations.

We are licensed as a customs broker by the U.S. Customs and Border Protection (CBP) Agency of DHS, nationally and in each U.S. customs district in which we do business. All United States customs brokers are required to maintain prescribed records and are subject to periodic audits by CBP. In other jurisdictions in which we perform customs clearance services, we are licensed by the appropriate governmental authority where such license is required to perform these services.

We do not believe that current United States and foreign governmental regulations impose significant economic restraint upon our business operations. However, the regulations of foreign governments can impose barriers to our ability to provide the full range of our business activities in a wholly or majority United States-owned subsidiary. For example, foreign ownership of a customs brokerage business is prohibited in some jurisdictions and, less frequently, the ownership of the licenses required for freight forwarding and/or freight consolidation is restricted to local entities. When we encounter this sort of governmental restriction, we work to establish a legal structure that meets the requirements of the local regulations, while also providing the substantive operating and economic advantages that would be available in the absence of such regulation. This can be accomplished by creating a joint venture or exclusive agency relationship with a qualified local entity that holds the required license.

Environmental

We are subject to federal, state and local environmental laws and regulations across all of our business units. These laws and regulations cover a variety of processes, including, but not limited to: proper storage, handling and disposal of waste materials; appropriately managing wastewater and stormwater; monitoring and maintaining the integrity of underground storage tanks; complying with laws regarding clean air, including those governing emissions; protecting against and appropriately responding to spills and releases and communicating the presence of reportable quantities of hazardous materials to local responders. We have established site- and activity-specific environmental compliance and pollution prevention programs to address our environmental responsibilities and remain compliant. In addition, we have created several programs which seek to minimize waste and prevent pollution within our operations.

Employees and Human Capital

As of August 30, 2021, the Company had 122 employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plan is to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Properties

Our corporate headquarters is currently located at 154-09 146th Avenue, Jamaica, NY 11434 where we occupy 2,219 square feet. Monthly rent for this space is approximately $5,000 per month and our lease expires on April 30, 2024.

A full list of properties leased by the Company are set out below:

LOCATION	LEASE	MONTHLY	SQUARE
CITY, STATE	EXPIRATION	RENT	FEET	FUNCTION
JAMAICA, NY	4/30/2024	$4,813.75	2,219	OFFICE
JAMAICA, NY	7/15/2022	$4,000.00	1,440	WAREHOUSE
ATLANTA, GA	10/31/2028	$13,227.67	5,669	OFFICE
CHELSEA, MA	9/30/2022	$900.00	600	OFFICE
MIDDLETON, MA	7/31/2025	$10,620.75	5,202	OFFICE
SANTA FE SPRINGS, CA	10/15/2022	$108,410.96	110,791	WAREHOUSE/ OFFICE
CHARLOTTE, NC	6/302025	$3,896.06	1,889	OFFICE
ITASCA, IL	5/31/2026	$4,383.75	2,338	OFFICE
ROANOKE, VA	6/1/2022	$595.57	685	OFFICE

Our spaces are utilized for office and warehouse purposes, and it is our belief that the spaces are adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

Insurance

The Company effectively maintains all industry specific and business in general insurance policies and believes it has appropriately addressed potential risk of material losses. We currently have the following policies in place:

●	US Customs Bonds
●	Federal Maritime Commission License Bonds
●	Business Insurance

○	General Liability
○	Commercial Property (including Business Personal Property and Business Income with Extra Expense)
○	Business Auto
○	Commercial Umbrella
○	Worker’s Compensation and Employer’s Liability
○	Employment Practices Liability Insurance
○	Trade Credit Insurance

●	Combined Transit Liability

○	Errors and Omissions
○	Warehouse Legal Liability

●	Marine Open Cargo Insurance

From time to time, the Company may also purchase credit insurance for certain customers, resulting in risk of loss being limited to the accounts receivable not covered by credit insurance, which the Company does not believe to be significant.

Legal Proceedings

The Company is not involved in any disputes and does not have any litigation matters pending which the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

52

MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our directors and executive officers. We intend to appoint 3 independent directors upon the consummation of this offering.

The following noteworthy experience, qualifications, attributes and skills for each Board member, led to our conclusion that each person should serve as a director in light of our business and structure:

Sunandan Ray, 63, Chief Executive Officer and Director.

Mr. Ray has close to 30 years of experience in the logistics industry. He established and managed over 15 of ULHK’s offices in the US and India with over $400 million in revenue. Prior to working with ULHK, Mr. Ray established and managed operating companies on behalf of MSAS Cargo International (now part of DHL/ Deutsche Post) in USA, India, Sri Lanka, Bangladesh, Mauritius and Turkey from 1989 to 1997. In 1997, Sunandan successfully negotiated with MSAS Cargo, a management buyout of the companies under his management and after building the group from 1997 to 2005 into a US $50 million enterprise, it was bought by French transportation company, Group Bollore. After the sale to Group Bollore in 2005, Mr. Ray continued as a Senior Vice President in Group Bollore with responsibility for the Group’s business on the Transpacific sector as well as in the Indian subcontinent before joining the ULHK’s New York based operating subsidiary in 2010. From 1992 through 1996, Mr. Ray built and sold to a strategic investor a group of software companies, Sunrise Group, which had over US$ 10 million in revenue at the time of sale. Mr. Ray is a qualified Chartered Accountant (London, UK) who worked for 10 years with Price Waterhouse (now PWC) in London, UK, The Hague, Netherlands and New York, NY from 1979 to 1989. He also holds a Masters in Science (Technology) in Computer Science from the Birla Institute of Technology & Science, in Pilani, India.

Eli Kay, 55, Chief Financial Officer

Mr. Kay combines over 25 years of experience in finance and accounting. Mr. Kay joined Unique Logistics International Inc. in February 2021 as an Assistant Chief Financial Officer. Eli Kay was appointed Chief Financial Officer of the Company on April 22, 2021. He is responsible for all aspects of financial management of the company, including required SEC reporting and compliance. Prior to joining Unique, from October 2019 to November 2020, Eli served as a CFO for Transit Wireless LLC, an exclusive provider of wireless infrastructure in the New York City Subway. Prior to that, from December 2016 to October 2019, he served as a CFO at JFKIAT, a joint venture between Delta Airlines and Royal Schiphol Group created with purpose of building and managing Terminal 4 at JF Kennedy International Airport. His previous experiences included oversight of complex private and municipal budgets serving as CFO and Treasurer for San Mateo County Transit District from January 2016 to December 2016 as well as a private equity CFO for the Chicago Skyway and the Indiana Toll Road Concession Companies in Chicago, IL, from November 2013 to January 2016. Prior to that Mr. Kay held various senior management positions in finance and accounting with several publicly traded companies from 2006 to 2013. From 1997 through 2006, Mr. Kay worked in public accounting, primarily with PricewaterhouseCoopers LLP.

Mr. Kay holds a Bachelor of Science degree in Accounting and a Master of Business Administration, from the University of Oregon. He is also a Certified Public Accountant.

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David Briones, 45, Director

Since October 2020, Mr. Briones has served as a member of the board of directors of Unique Logistics International Inc. Mr. Briones is the founder and managing member of the Brio Financial Group (“Brio”), a financial consulting firm that brings experienced finance and accounting expertise to both public and private companies. Since 2010, Brio has served over 75 companies as well as numerous banks, hedge funds, venture capital funds and private equity firms. Mr. Briones has provided several public companies in financial reporting, internal control development and evaluation, budgeting and forecasting services. He has developed a specialty representing private companies as the outsourced CFO/Financial reporting specialist as a private company navigates toward becoming a public company through a self-filing, a reverse merger or through a traditional initial public offering. In addition, since March 2021, Mr. Briones is the Chief Financial Officer of Larkspur Health Acquisition Corp. Mr. Briones has served as the Chief Financial Officer of Hoth Therapeutics, Inc. From August 2013 to January 2020, Mr. Briones served as Chief Financial Officer of Petro River Oil Corp., an independent energy company focused on the exploration and development of conventional oil and gas assets. Mr. Briones also served as interim Chief Financial Officer of AdiTx Therapeutics, Inc. (Nasdaq: ADTX), a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients from January 2018 to July 2020 (until the Company’s initial public offering). From October 2017 to May 2018, Mr. Briones served as the Chief Financial Officer of Bitzumi, Inc., a Bitcoin exchange and marketplace. Prior to founding Brio Financial Group, LLC, Mr. Briones was an auditor with Bartolomei Pucciarelli, LLC in Lawrenceville, New Jersey and PricewaterhouseCoopers LLP in New York, New York. Since May 2020, Mr. Briones has served as a member of the board of directors of Unique Logistics International Inc (OTC Pink: UNQL). Mr. Briones received a Bachelor of Science degree in accounting from Fairfield University.

Patrick Lee, 44, Director

Mr. Lee combines over 15 years of experience in freight forwarding/warehousing senior management. From 1999 to 2001 Mr. Lee served as a Management Trainee at Tibbett & Britten Group, PLC a London Stock Exchange listed company. Mr. Lee then moved to LSE listed Excel PLC where he served as a Business Development and Logistics Operations Coordinator between 2002 through 2004. From 2005 through 2012, Mr. Lee was the Business Development Director for Unique Logistics Holdings Limited, a freight forwarding company based in Hong Kong. From 2012 to 2017, Mr. Lee served Unique Logistics Holdings Limited in his capacity as Executive Vice President. Mr. Lee has taken up the position of Group COO since 2017 and has become a Board Member. He has Bachelor of Commerce from the University of British Columbia (Canada), and an MSc Supply Chain Management from Cranfield University (England).

Family Relationships

There are no family relationships between any of our directors or executive officers.

Corporate Governance Overview

Director Independence

As of the effectiveness of the registration statement of which this prospectus is a part, the Board will have reviewed the independence of our directors based on the listing standards of Nasdaq. Based on this review, the Board shall have determined that none of the current Board is independent within the meaning of the Nasdaq and SEC rules. In making this determination, our Board shall consider the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board deem relevant in determining their independence. As required under applicable Nasdaq and SEC rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

We currently do not have any committees in place.

As of the effectiveness of the registration statement of which this prospectus is a part, our Board will have established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or nominating committee. Each of our independent directors, __________, ______ and ________ will serve on each committee. Our Board will adopt written charters for each of these committees. Upon effectiveness of the registration statement of which this prospectus is a part, copies of the charters will be available on our website. Our Board may establish other committees as it deems necessary or appropriate from time to time.

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Audit Committee

The audit committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our Board of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Mr. Briones will serve as chairman of our audit committee. As of the effectiveness of the registration statement of which this prospectus is a part, the Board will have reviewed the independence of our directors based on the listing standards of Nasdaq. Based on this review, the Board shall have determined that that each of __________, [●] and [●] meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules. Our board of directors will determine that David Briones qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The compensation committee will be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

________ will serve as chairman of our compensation committee.

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Nominating Committee

The purpose of the nominating committee is to assist the board in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness. _________ will serve as chairman of our nominating committee.

Board Leadership Structure

Currently, Mr. Ray is our principal executive officer and chairman of the board.

Risk Oversight

Our Board will oversee a company-wide approach to risk management. Our Board will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our Board will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors will be responsible for overseeing the management of risks associated with the independence of our Board.

Code of Business Conduct and Ethics

The Company is currently in the process of adopting a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Our Board adopted a code of business conduct and ethics that applies to our directors, officers and employees. Upon the effectiveness of the registration statement of which this prospectus is a part, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website:

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EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended May 31, 2021 and 2020. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	D	All Other Compensation ($)	Totals ($)
Sunandan Ray, Chief Executive Officer(1)	2021	225,000	316,000	-	-	-	-	-	-
	2020	225,000	65,000	-	-	-	-	-	-
Eli Kay, Chief Financial Officer(2)	2021	60,000	9,000	-	-	-	-	-	-

1.	Mr. Ray became the Company’s Chief Executive Officer and director on October 28, 2019. Prior to that date, Mr. Ray was the minority owner and Chief Executive Officer of UL NYC and salary reflected in the table represent compensation for his services in such capacity.
2.	Mr. Kay joined the company on February 9, 2021. He became Chief Financial Officer on April 22, 2021. Prior to that he served the Company in his capacity as Assistant Chief Financial Officer from February 9, 2021, to April 22, 2021.

Outstanding Equity Awards at Fiscal Year-End

Effective November 20, 2020, the Board approved, authorized and adopted the Unique Logistics International, Inc. 2020 Equity and Incentive Plan (the “2020 Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the 2020 Plan (the “Plan Agreements”). The 2020 Plan provides for the issuance of up to 40,000,000 shares of Common Stock through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

There were no equity awards as of May 31, 2020 or 2021.

Employment Agreements

On May 29, 2020, Unique Logistics and Sunandan Ray, the Company’s CEO, entered into an employment agreement pursuant to which Mr. Ray has been employed by Unique Logistics to serve as President and Chief Executive Officer. The employment agreement has an initial term of three years, and automatically renews for successive consecutive one-year period terms, unless either party provides notice to the other party not more than 270 days and not less than 180 days before the end of the then existing term. Mr. Ray will receive a base salary of $250,000 per year with annual increases at the rate of 3% with such increases applied on January 1 of each year. The employment agreement includes a performance-based bonus of up to 125% of the base salary upon Unique Logistics achieving certain performance targets as defined in the Ray Employment Agreement. The employment agreement also provides for employment benefits and reimbursement provisions that are typical of such agreements.

On August 11, 2021, the Company and Mr. Kay, the Company’s CFO, entered into an employment agreement which will continue until it is otherwise terminated pursuant to terms therein. Under the employment agreement, Mr. Kay will be paid an annual salary of $180,000, subject to annual review and adjustment. Mr. Kay is also entitled to receive certain benefits such as health insurance, vacation, and other benefits consistent with the Company’s benefit plans extended to other executive employees of the Company. In addition, for the fiscal year ended May 31, 2021, and in each subsequent fiscal year, Mr. Kay will be eligible to receive an annual bonus at the discretion of the board of directors of the Company.

Director Compensation

The Company’s directors are not currently compensated for their service in such capacity.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since October 28, 2019 (Inception) to which we have been or will be a party in which the amount involved exceeded or will exceed $500,000 (one percent of the average of our total assets at year-end for our last two completed fiscal years) and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section captioned “Executive compensation.”

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On May 29, 2020 (“Acquisition Date”), UL HI entered into a Securities Purchase Agreement (SPA) with Unique Logistics Holdings Ltd, (“UL HK”), a Hong Kong company, (the “UL HK Transaction”), pursuant to which the Company purchased from UL HK (i) sixty percent (60%) of the membership interests (“UL ATL Membership Interests”) of Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”); (ii) eighty percent (80%) of the issued and outstanding common stock of Unique Logistics International (BOS) Inc., a Massachusetts corporation (“UL BOS”); and (iii) sixty-five percent (65%) of the issued and outstanding common stock of Unique Logistics International (USA) Inc., a New York corporation (“UL NYC”), for the aggregate consideration of $6,000,000, to be paid:(a) $1,000,000 in cash; (b) $5,000,000 in the form of a subordinated promissory note (zero percent interest rate with a maturity date of three years) issued to UL HK and (c) 1,500,000 shares of common stock of UL HI, representing 15% of the shares of common stock outstanding. In connection with the UL HK Transaction, UL HI also entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“GEFL”), a wholly owned subsidiary of UL HK.

As part of the UL HK Transaction and related transactions, the Company assumed the following debt due to related parties:

	November 30, 2021	May 31, 2021

Due to Frangipani Trade Services (1)	$753,273	$903,927
Due to employee (2)	45,000	60,000
Due to employee (3)	99,994	149,996
	898,267	1,113,923
Less: current portion	(198,933)	(397,975
	$699,334	$715,948

(1)	Due to Frangipani Trade Services (“FTS”), an entity owned by the Company’s CEO, is due on demand and is non-interest bearing. The principal amount of this Promissory Note bears no interest; provided that any amount due under this Note which is not paid when due shall bear interest at an interest rate equal to six percent (6%) per annum. The principal amount is due and payable in six payments of $150,655 the first payment due on November 30, 2021, with each succeeding payment to be made six months after the preceding payment.

(2)	On May 29, 2020, the Company entered into a $90,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest-bearing payments of $2,500 from the date of closing.

(3)	On May 29, 2020, the Company entered into a $200,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest-bearing payments of $5,556 from the date of closing.

Consulting Agreements

On May 29, 2020, in connection with the Management Buyout Transaction, Unique entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“Great Eagle” or “GEFD”), a Hong Kong Company (the “Consulting Services Agreement”). Pursuant to the Consulting Services Agreement, GEFD will provide Unique with logistics services, agents management services, support services, accounting and financial controls support, software, and IT support.as well as with strategic introductions and negotiations with new customers. The Company shall pay to GEFD $500,000 per year until the expiration of the Consulting Services Agreement on May 28, 2023. The fair value of the services was determined to be less than the cash payments and the difference was recorded as contingent liability on the consolidated balance sheets and amortized over the life of the Consulting Services Agreement. Unique paid $250,000 during the year ended May 31, 2021, and amortized balances were $565,338 and $848,010 as of May 31, 2021, and 2020, respectively.

The Company utilizes financial reporting services from the firm owned and controlled by David Briones, a member of the Board of Directors. The service fees are $5,000 per month. Total fees were $15,000 and none for three months ended November 30, 2021 and 2020, respectively. Total fees were $30,000 and none for six months ended November 30, 2021 and 2020, respectively.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of January 10, 2022, the number of shares of our Common Stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned. The address of our directors and officers is c/o Unique Logistics Holdings, Inc. at 154-09 146th Ave, Jamaica, NY 11434.

Name and Address of Beneficial Owner(1)	Outstanding Common Stock		Percentage of Ownership of Common Stock (2)
5% Beneficial Shareholders			%

Great Eagle Freight Limited (3)	-		18.0%
3a Capital Establishment (4)	79,920,000	(5)	9.9%
Trillium Partners LP (6)	79,920,000	(6)	9.9%
5% Beneficial Shareholders as a Group

Officers and Directors
Sunandan Ray (7)	322,086,324		58.3%
David Briones (8)	-		25.3%
Patrick Lee (9)	-		* %
Eli Kay	-		* %

Officers and Directors as a Group (4 persons)			83.6%

*Denotes less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13D-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2)	The percentages in the table have been calculated based on treating as outstanding for a particular person, all shares of our Common Stock outstanding on that date and all shares of our Common Stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

(3)	Great Freight Limited beneficially owns 0 shares of the Company’s Common Stock. In addition, Great Freight Limited beneficially owns 153,062 shares of Series B Preferred Stock owned by Great Eagle Freight Limited which convert at a rate of 6,546.47 shares of Common Stock for every 1 share of Series B Preferred Stock. The Company is limited to 800,000,000 authorized shares of Common Stock. The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares. Mr. Richard Chi Tak Lee has sole voting and dispositive power over the shares of Common Stock held by Great Freight Limited.

(4)	Mr. Nicola Feuerstein has sole voting and dispositive power over the shares of common stock held by 3a Capital Establishment. The shares in the table have been listed in accordance with 13-G filings made by the individual investors.

(5)	Mr. Nicola Feuerstein has sole voting and dispositive power over the shares of Common Stock held by 3a Capital Establishment. The Beneficial ownership percentage only considers the shares of Common Stock that can be converted up to a maximum of 9.99% of the issued and outstanding shares of Common Stock.

(6)	Mr. Stephen M. Hicks has sole voting and dispositive power over the shares of common stock held by Trillium Partners LP. The Beneficial ownership percentage only considers the shares of Common Stock that can be converted up to a maximum of 9.99% of the issued and outstanding shares of Common Stock.

(7)	Mr. Sunandan Ray owns 322,086,324 shares of the Company’s Common Stock. In addition, Mr. Ray owns 667,738 shares of Series B Preferred Stock which convert at a rate of 6,546.47 shares of Common Stock for every 1 share of Series B Preferred Stock. The Company is limited to 800,000,000 authorized shares of Common Stock. The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

(8)	Mr. David Briones owns 0 shares of the Company’s Common Stock. In addition, Mr. Briones owns 20,000 shares of Series A Preferred Stock which convert at a rate of 6,546.47 shares of Common Stock for every 1 share of Series A Preferred Stock. The Company is limited to 800,000,000 authorized shares of Common Stock. The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

(9)	Mr. Patrick Lee beneficially owns 0 shares of the Company’s Common Stock. In addition, Mr. Lee beneficially owns 6% of the 153,062 shares of Series B Preferred Stock owned by Great Eagle Freight Limited which convert at a rate of 6,546.47 shares of Common Stock for every 1 share of Series B Preferred Stock. The Company is limited to 800,000,000 authorized shares of Common Stock. The Beneficial ownership percentage only considers the common shares that can be converted up to the authorized number of common shares.

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SELLING STOCKHOLDERS

Selling Stockholder Sales

This prospectus covers the possible resale by the Selling Stockholder identified in the table below of up to 25,000,000 shares of our common stock. The Selling Stockholder acquired such shares through the partial conversion of a convertible note. See “Recent Developments” for a more detailed description.

The Selling Stockholder may sell some, all or none of their Selling Stockholder Shares. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Selling Stockholder Shares. Unless otherwise indicated in the footnotes below, the Selling Stockholder has not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholder. Unless otherwise indicated in the footnotes below, we believe that: (i) the Selling Stockholder is not a broker-dealer or affiliate of a broker-dealer, and (ii) the Selling Stockholder has does not have direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent the Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholder may change over time.

The following table presents information regarding the Selling Stockholder and the Selling Stockholder Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder, and reflects their respective holdings as of January 14, 2022, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 655,781,078 shares of our common stock issued and outstanding on September 30, 2021.

Selling Stockholder(2)	Shares Beneficially Owned Before this Offering(4)	Percentage of Outstanding Shares Beneficially Owned Before this Offering(3)	Shares to be Sold in this Offering	Shares Beneficially After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering(1)(3)
3A Capital Establishment	63,214,829	9.99%	25,000,000	38,214,829	9.9%

(1) Assumes all shares offered by the Selling Stockholder hereby are sold and that the Selling Stockholder buys or sells no additional shares of Common Stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this prospectus.

(2) 3a Capital Establishment is a Liechtenstein anstalt and maintains an address at Austrasse 40, FL-9490 Vaduz, Liechtenstein. Dr. Nicola Feuerstein exercises voting and investment power over securities held by 3a Capital Establishment.

(3) As reported on Schedule 13G filed with the SEC on October 22, 2020, 3a Capital Establishment holds shares of our common stock plus other securities that are convertible or exercisable for shares of our common stock only if such conversion or exercise does not result in 3a Capital Establishment (together with its affiliates) holding more than 9.99% of our outstanding shares of common stock. The full conversion or exercise of such securities of the Company held by 3a Capital Establishment would exceed such beneficial ownership limitation. This represents the maximum number of shares of common stock that 3a Capital Establishment could beneficially own as of January 14, 2022.

(4) Calculated based on the maximum number of shares of common stock that 3a Capital Establishment could have beneficially owned on January 14, 2022 following conversion or exercise of securities held by 3a Capital Establishment, subject to the beneficial ownership limitation described in note (3) above.”

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DESCRIPTION OF SECURITIES

The following is a description of our capital stock and the material provisions of our Amended and Restated Articles of Incorporation, corporate bylaws and other agreements to which we and our stockholders are parties, in each case upon the effectiveness of the registration statement of which this prospectus forms a part. The following is only a summary and is qualified by applicable law and by the text of the actual documents, copies of which are available as set forth under “Where You Can Find More Information.”

General

As of January 14, 2022, we have 655,781,078 shares of Common Stock, 130,000 shares of Series A Preferred Stock, 820,800 shares Series B Preferred Stock, 194.66 shares Series C Preferred Stock and 191.45 shares Series D Preferred Stock issued and outstanding, respectively.

Common Stock

The Company is authorized to issue 800,000,000 shares of Common Stock, $0.001 par value per share.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share.

Series A Preferred Stock

The Company has designated 130,000 shares of preferred stock as Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The holders of Series A Preferred, subject to the rights of holders of shares of the Company’s Series B Preferred Stock which shares will be pari passu with the Series A Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series A Preferred shall have a stated value equal to $0.001.

Holders of Series A Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series A Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series A Preferred, (ii) redeem or repurchase any capital stock of the Company , (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred)_or senior to the rights of the Series A Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series A Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series A Preferred shall be convertible into 6,546.47 shares of the Company’s common stock. Each holder of Series A Preferred shares shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to the Company, a holder of Series A Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 60-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

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If and whenever on or after the date on which the holder received shares of Series A Preferred Stock (“the Series A Issuance Date”) through the twelve month anniversary date of the Series A Issuance Date (the “Anti-Dilution Termination Date”), the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of Common Stock or common stock equivalents (a “Dilutive Issuance”), the number of shares of common stock issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of common stock (the “Adjustment Shares”) necessary to maintain the holders Fully-Diluted Ownership Percentage at the time of the Series A Issuance Date. “Fully-Diluted Ownership Percentage” shall mean the percentage ownership calculated by dividing (i) the aggregate number of shares issuable upon conversion as of the Series A Issuance Date by (ii) the aggregate number of all issued and outstanding shares of common stock or common stock equivalents of the Company (including any shares of common stock or common stock equivalents which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made).

Series B Preferred Stock

The Company has designated 870,000 shares of preferred stock as Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”). The holders of Series B Preferred, subject to the rights of holders of shares of the Company’s Series A Preferred Stock which shares will be pari passu with the Series B Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series B Preferred shall have a stated value equal to $0.001.

Holders of Series B Preferred will vote together with the holders of the Company’s Common Stock on an as converted basis on each matter submitted to a vote of holders of Common Stock. In addition, a majority of holders of Series B Preferred shares must provide an affirmative vote to (i) amend the Company’s Articles of Incorporation or bylaws in a way that would be adverse to the holders of the Company’s Series B Preferred, (ii) redeem or repurchase any capital stock of the Company, (iii) declare or pay dividends on any class of capital stock of the Company, or (iv) issue any securities in parity with (other than shares of Series B Preferred) or senior to the rights of the Series B Preferred with respect to distributions of assets upon liquidation, dissolution or winding up of the Company.

Each share of the Series B Preferred shall be convertible into fully paid and non-assessable shares of Common Stock at any time or from time to time at each Holder’s option, and each share of Series B Preferred shall be convertible into 6,546.47 shares of the Company’s common stock.

Series C and D Preferred Stock

The Company has designated 200 shares of preferred stock, $0.001 par value per share, for each of the Series C Preferred and Series D Preferred. The holders of the Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such liquidation.

Holders of the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding series of Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the CODs, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of the Preferred Stock, (c) increase or decrease the number of authorized shares of each series of Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the holder thereof, into a number of shares of common stock determined in accordance with the applicable Conversion Ratio, calculated on the Conversion Date (as defined in the CODs), assuming that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

The Conversion Ratio for each share of Series C Preferred, and Series D Preferred, shall be a number of shares of common stock equal to 0.064113%, and 0.0651869%, respectively, (or up to maximum of 24.96% in the aggregate)  of the Company’s common stock, on a Fully Diluted Basis. The Conversion Ratio is subject to an adjustment in connection with any dilutive issuances, whereby prior to an Anti-Dilution Termination Event (as defined below), in order to maintain the Conversion Ratio, the Fully Diluted Basis shall be calculated as of the Conversion Date and after an Anti-Dilution Termination Event the Conversion Ratio will be set to the Fully Diluted Basis as of the moment after the Anti-Dilution Termination Event. an “Anti-Dilution Termination Event” shall mean the earlier of (i) September 30, 2022, or (ii) the closing of the Qualified Financing.

The Conversion Ratio is also subject to adjustments in connection with stock dividends, stock splits, fundamental transactions and subsequent rights offerings, as fully described in the CODs.

Each holder of Preferred Stock shall be subject to limitations on conversions, with such limitations providing that no conversion shall be effected which would result in the converting holder beneficially owning in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion. By written notice to the Company, a holder of Series C Preferred may from time to time increase or decrease the Beneficial Ownership Limitation upon 61-day written notice to the Company. The Beneficial Ownership Limitation shall be calculated in accordance with Section 13(d) of the Exchange Act.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121

Warrants

There are no outstanding warrants to purchase our securities.

Representative’s Warrants

See “Underwriting” on page 74 for a description of the Representative’s Warrants being issued to the underwriters in this offering.

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Options

There are no outstanding options to purchase our securities.

Incentive Plans

Effective November 20, 2020, the Board approved, authorized and adopted the Unique Logistics International, Inc. 2020 Equity and Incentive Plan (the “2020 Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the 2020 Plan (the “Plan Agreements”). The 2020 Plan provides for the issuance of up to 40,000,000 shares of Common Stock through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees. There were no outstanding equity awards as of May 31, 2020 or 2021.

Listing

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the OTC Pink, under the symbol “UNQL”. We have applied to have our Common Stock listed on the NASDAQ Capital Market under the symbol “UNQL.” We will not proceed with this offering in the event our Common Stock is not approved for listing on NASDAQ.

Holders

As of January 14, 2022, there were 72 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Limitation of Liability and Indemnification of Directors and Officers

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws provide shall advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

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Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our Common Stock was quoted on the OTC Capital Markets under the symbol “UNQL.” Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have _______outstanding shares of our Common Stock, calculated as of _______, 2021, assuming no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

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Lock-Up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriter. subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our common stock or any securities convertible into or exchangeable or exercisable for common stock, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our common stock. See “Underwriting—Lock-up Agreements.”

In connection with the Exchange Agreement, the Company and the Holders agreed to enter into a Leak-Out Agreement (the “Leak-Out Agreement) with the Holders upon consummation of a closing of the Exchange Agreement.

Pursuant to the Leak-Out Agreement, the Holder would agree that, for a period (the “Leak-Out Period”) beginning on the date of the Leak-Out Agreement and ending on, and including, the date that is ninety (90) days after the Closing Date of the Exchange Agreement, the Holders will not, without the prior written consent of EF Hutton (a) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to (i) any Common Stock or (ii) any other securities of the Company that are substantially similar to Common Stock or any securities convertible into or exchangeable or exercisable for, or any options or warrants or other rights to purchase Common Stock (the “Related Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or Related Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

Notwithstanding the foregoing, the restrictions described above shall not apply to shares of Common Stock or Related Securities for an amount of Common Stock and Related Securities less than 7.5% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP for any trading day for the principal trading market for the Common Stock and further provided, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Holder or its affiliates at a price greater than 25% higher than the offering price of the lowest priced Common Stock sold in the Offering (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

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You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock - Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. . A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
●	a foreign corporation;
●	an estate or trust that is not a U.S. holder; or
●	any other Person that is not a U.S. holder

but generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

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Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We are offering our shares of Common Stock described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) is acting as the representative of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares of Common Stock listed next to its name in the following table.

Underwriters	Number of Shares
EF Hutton, division of Benchmark Investments, LLC.
Total

The underwriting agreement provides that the underwriters must buy all of the shares of Common Stock if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares as described below. Our shares of Common Stock are offered subject to a number of conditions, including:

●	receipt and acceptance of our shares of Common Stock by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

We have been advised by EF Hutton that the underwriters intend to make a market in our shares of Common Stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares

We have granted the underwriters an option to buy up to an aggregate of ________ additional shares of Common Stock. The underwriters have 45 days after the closing of the offering to exercise this option. If the underwriters exercise this option, they will each purchase additional shares of Common Stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $          per share from the public offering price. The underwriters may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the public offering price, EF Hutton may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares of Common Stock to the underwriters at the offering price of $[___] per share, which represents the public offering price of our shares set forth on the cover page of this prospectus less a 7% underwriting discount.

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The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We have agreed to pay EF Hutton’s out-of-pocket accountable expenses, including EF Hutton’s legal fees, up to a maximum amount of $150,000, irrespective of whether the offering is consummated. We have paid $25,000 to EF Hutton as an advance against the maximum amount to be applied towards EF Hutton’s anticipated out-of-pocket expenses. Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g). We have also agreed to pay a non-accountable expense allowance to the underwriters of 1.0% of the gross proceeds of the offering (including proceeds from the sale of over-allotment shares, if any).

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $_______.

Warrants

We have agreed to grant the underwriters non-redeemable warrants to purchase an amount equal to five percent (5%) of the share of Common Stock sold in the offering (including any shares sold upon exercise of the over-allotment option), which warrants will be exercisable at any time after the six month anniversary of effective date of the registration statement, have five (5) year terms and cashless exercise option. Such warrants are exercisable at a price of one hundred (100%) of the public offering price of the Common Stock offered pursuant to this offering. We will register the shares of Common Stock underlying the underwriter’s warrants and will file all necessary undertakings in connection therewith. The underwriter’s warrants and shares of Common Stock underlying the underwriter’s warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering, except as provided in FINRA Rule 5110(e)(2). The underwriter’s warrants may be exercised as to all or a lesser number of shares of Common Stock and will provide for cashless exercise. The underwriter’s warrants contain a provision for one demand registration, at the expense of the holder of the underwriter’s warrants. The demand registration right may be exercised at any time following issuance of the warrants but no later than five years following the effectiveness of the registration statement in compliance with FINRA rule 5110(g)(8)(C). The underwriter warrants also contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following issuance of the warrants but no later than five years following the effectiveness of the registration statement in compliance with FINRA rule 5110(g)(8)(D).

Right of First Refusal

We have also granted EF Hutton an irrevocable right of first refusal for a period of twelve (12) months after closing date of this offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to EF Hutton for such transactions.

Lock-up Agreements

The Company, each of our directors and executive officers, and our 5% and greater stockholders, have agreed not to, for a period of 180 days after the date of this prospectus, without the prior written consent of EF Hutton, subject to certain limited exceptions, (i) offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Stock or any securities convertible into or exchangeable or exercisable for common stock; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank (iv) or enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of the shares of our Common Stock, whether any such transaction described in clause (i), (ii), (iii) or (iv) is to be settled by delivery of shares of Common Stock of the Company or such other securities, in cash or otherwise..

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Indemnification

We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We have applied to have our shares of Common Stock approved for listing on the NASDAQ Capital Market under the symbol “GBOX.” We will not proceed with this offering in the event our Common Stock is not approved for listing on Nasdaq.

Price Stabilization, Short Positions

The underwriters may engage in stabilizing transactions for the purpose of pegging, fixing or maintaining the price of our common stock. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specific maximum. These stabilizing transactions may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that stabilizing transactions may have on the price of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this Offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with SEC Regulation M. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

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Determination of Offering Price

Our Common Stock is currently traded on the OTC Capital Markets under the symbol UNQL. On January 14, 2022, the last reported sale of our Common Stock was $[●] per share.

The combined public offering price of each one share of common stock and accompanying Common Warrant offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors to be considered in determining the public offering price of the shares are:

●	our history and our prospects;

●	the industry in which we operate;

●	our past and present operating results;

●	the previous experience of our executive officers; and

●	the general condition of the securities markets at the time of this Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of Common Stock sold in this Offering. The values of such shares of Common Stock are subject to change as a result of market conditions and other factor

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of any shares of our Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our Class A common stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of our Class A common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase any shares of our Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Class A common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

Hong Kong

Shares of our Class A common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to shares of our Class A common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Class A common stock.

Accordingly, the shares of Class A common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Class A common stock. The shares of Class A common stock may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Class A common stock may not be circulated or distributed, nor may the shares of our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where shares of our Class A common stock are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired shares of our Class A common stock under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Lucosky Brookman LLP, Woodbridge, NJ. Hunter Taubman Fischer & Li LLC, New York, NY, is acting as counsel to the underwriters in connection with certain legal matters relating to this offering.

EXPERTS

Our consolidated balance sheet as of May 31, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal year ended May 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm.

Our consolidated balance sheet as of May 31, 2020, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from October 28, 2019 (inception) through May 31, 2020, was audited by Baker Tilly US, LLP, an independent registered public accounting firm.

Reports appearing herein are included and reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock offered by this prospectus, we refer you to the Registration Statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at https://unique-logistics.com.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2021

Page(s)
Report of Independent Registered Public Accounting Firms	F-2

Consolidated Balance Sheets as of May 31, 2021 and 2020	F-4

Consolidated Statements of Operations for the Year ended May 31, 2021 and for the Period October 28, 2020 (inception) through May 31, 2020	F-5

Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Year ended May 31, 2021, and for the Period from October 28, 2020 (inception) through May 31, 2021	F-6

Consolidated Statements of Cash Flows for the Year ended May 31, 2021 and for the Period October 28, 2020 (inception) through May 31, 2020	F-7

Notes to Consolidated Financial Statements	F-8

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Unique Logistics International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Unique Logistics International, Inc. (the “Company”) as of May 31, 2021, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
August 31, 2021

F-2

bakertilly
Baker Tilly US, LLP
125 Baylis Rd, Ste 300
Melville, NY 11747-3800
United States of America
T: +1 (631) 752 7400
F: +1 (631) 752 1742
bakertilly.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statement

Basis for Opinion

Emphasis of Matter - Adoption of New Accounting Principles

As discussed in Note 1 to the consolidated financial statements, upon inception, the Company adopted Accounting Standards Codification Topic 606 as required by Accounting Standards Update 2014-09, *Revenue From Contracts With Customers (Topic 606)* and its related amendments and Accounting Standards Codification Topic 842 as required by Accounting Standards Update 2016-02, *Leases (Topic 842)* and its related amendments. Our opinion is not modified with respect to this matter.

We served as the Company's auditor until 2020.

BAKER TILLY US, LLP

Melville, New York
January 21, 2021

Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

Page 1

F-3

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	May 31, 2021	May 31, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$252,615	$1,349,363
Accounts receivable – trade, net	20,369,747	7,932,310
Contract assets	23,423,314	4,837,008
Factoring reserve	7,593,665	970,724
Other prepaid expenses and current assets	761,458	91,671
Total current assets	52,400,799	15,181,076

Property and equipment – net	192,092	198,988

Other long-term assets:
Goodwill	4,463,129	4,773,584
Intangible assets – net	8,044,853	8,752,000
Operating lease right-of-use assets – net	3,797,527	4,770,280
Deposits and other assets	555,362	292,404
Other long-term assets	16,860,871	18,588,268
Total assets	$69,453,762	$33,968,332

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable – trade	$38,992,846	$9,591,780
Accrued expenses and other current liabilities	2,383,915	3,619,216
Accrued freight	10,403,430	3,477,380
Current portion of notes payable – net of discount	2,285,367	1,476,642
Current portion of long-term debt due to related parties	397,975	6,380,975
Current portion of operating lease liability	1,466,409	1,288,216
Total current liabilities	55,929,942	25,834,209

Other long-term liabilities	565,338	848,010
Long-term-debt due to related parties, net of current portion	715,948	193,328
Notes payable, net of current portion – net of discount	3,193,306	2,494,420
Operating lease liability, net of current portion	2,431,144	3,482,064
Total long-term liabilities	6,905,736	7,017,822

Total liabilities	62,835,678	32,852,031

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock, $.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 130,000 issued and outstanding as of May 31, 2021 and 2020	130	130
Series B Convertible Preferred stock, $0.001 par value; 840,000 and 870,000 shares issued and outstanding as of May 31, 2021 and 2020, respectively	840	870
Common stock, $0.001 par value; 800,000,000 shares authorized; 393,742,663 and 0 shares issued and outstanding as of May 31, 2021 and 2020, respectively	393,743	-
Additional paid-in capital	4,906,384	1,523,811
Retained earnings (accumulated deficit)	1,316,987	(408,510)
Total Stockholders’ Equity	6,618,084	1,116,301
Total Liabilities and Stockholders’ Equity	$69,453,762	$33,968,332

See notes to accompanying consolidated financial statements.

F-4

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended May 31, 2021	For the Period October 28, 2019 (Inception) Through May 31, 2020
Revenues:
Airfreight services	$137,055,903	$169,924
Ocean freight and ocean services	196,041,832	730,944
Contract logistics	3,093,626	18,126
Customs brokerage and other services	35,695,911	151,330
Total revenues	371,887,272	1,070,324

Costs and operating expenses:
Airfreight services	130,564,578	158,223
Ocean freight and ocean services	179,759,763	628,542
Contract logistics	1,267,360	3,497
Customs brokerage and other services	33,766,727	157,800
Acquisition expenses	-	239,350
Salaries and related costs	9,184,390	60,776
Professional fees	1,350,369	180,000
Rent and occupancy	1,815,194	21,086
Selling and promotion	4,535,373	5,720
Depreciation and amortization	765,532	-
Fees on factoring agreements	4,471,540	-
Other	877,458	19,682
Total costs and operating expenses	368,358,284	1,474,676

Income (loss) from operations	3,528,988	(404,352)

Other income (expenses)
Interest	(1,781,828)	(4,158)
Gain on forgiveness of promissory notes	1,646,062	-
Loss on extinguishment of convertible note	(1,147,856)	-
Total other income (expenses)	(1,283,622)	(4,158)

Net income (loss) before income taxes	2,245,366	(408,510)

Income tax expense	519,869	-

Net income (loss)	$1,725,497	$(408,510)

Net income (loss) per common share
– basic	$-	$(0.04)
– diluted	$-	$(0.04)

Weighted average common shares outstanding
– basic	1,408,941,722	10,000,000
– diluted	10,030,364,061	10,000,000

See notes to accompanying consolidated financial statements.

F-5

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Period October 28, 2019 (Inception) Through May 31, 2020 and the Year Ended May 31, 2021

	Series A		Series B				Additional	Retained Earnings
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	(Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit)	Total
Balance, October 28, 2019 (inception)	-	$-	-	$-	-	$-	$-	$-	$-

Series A Preferred Stock	130,000	130	-	-	-	-	-	-	130

Series B Preferred Stock	-	-	870,000	870	-	-	-	-	870

Rollover equity at acquisition	-	-	-	-	-	-	1,523,811	-	1,523,811

Net loss	-	-	-	-	-	-	-	(408,510)	(408,510)

Balance, May 31, 2020	130,000	$130	870,000	$870	-	$-	$1,523,811	$(408,510)	$1,116,301

Issuance of Common Stock for services rendered	-	-	-	-	28,291,180	28,291	63,375	-	91,666

Conversion of Series B Preferred Stock to Common Stock	-	-	(30,000)	(30)	196,394,100	196,394	(196,364)	-	-

Recapitalization upon acquisition – net	-	-	-	-	133,601,511	133,602	(179,340)	-	(45,738)

Warrants issued with convertible notes	-	-	-	-	-	-	1,126,497	-	1,126,497

Beneficial conversion feature of convertible notes	-	-	-	-	-	-	2,540,169	-	2,540,169

Issuance of common stock for the conversion of notes and accrued interest	-	-	-	-	35,455,872	35,456	28,236	-	63,692

Net income	-	-	-	-	-	-	-	1,725,497	1,725,497

Balance, May 31, 2021	130,000	$130	840,000	$840	393,742,663	$393,743	$4,906,384	$1,316,987	$6,618,084

See notes to accompanying consolidated financial statements.

F-6

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended May 31, 2021	For the Period October 28, 2019 (inception) Through May 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,725,497	$(408,510)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	765,532
Amortization of debt discount	1,350,389	-
Share-based compensation	91,666	-
Amortization of right of use assets	1,195,995	-
Loss on extinguishment of notes payable	1,147,856	-
Gain on forgiveness of notes payable	(1,646,062)	-
Bad debt expense	240,000	-
Change in deferred tax asset	(264,000)	-
Accretion of consulting agreement	(282,672)	-
Changes in operating assets and liabilities:
Accounts receivable - trade	(12,677,437)	2,046,885
Contract assets	(18,586,306)	-
Factoring reserve	(6,622,941)	-
Prepaid expenses and other current assets	(669,787)	-
Deposits and other assets	1,042	(648,996)
Accounts payable - trade	29,465,943	(192,416)
Accrued expenses and other current liabilities	(1,226,702)	765,089
Accrued freight	6,926,050	-
Operating lease liability	(1,095,969)	-
Net Cash (Used in) Provided by Operating Activities	(161,906)	1,562,052
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business – net of cash acquired	-	(212,689)
Purchase of property and equipment	(51,489)	-
Net Cash Used in Investing Activities	(51,489)	(212,689)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,174,902	-
Repayments of notes payable	(858,330)	-
Repayments of long-term debt due to related parties	(5,149,925)	-
Cash paid for debt issuance costs	(50,000)	-
Net Cash Used in Financing Activities	(883,353)	-
Net change in cash and cash equivalents	(1,096,748)	1,349,363
Cash and cash equivalents - Beginning of Period	1,349,363	-
Cash and cash equivalents - End of Period	$252,615	$1,349,363
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$527,583	$-
Interest	$66,717	$-
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease asset and liability additions	$223,242	$4,770,280
Non-cash note forgiveness due to UL HK	$310,452	$-
Fair value of warrants issued with convertible notes	$1,126,497	$-
Beneficial conversion feature of convertible notes	$2,540,169	$-
Issuance of Common Stock - Conversions and Awards	$393,743	$-
Non-cash consideration paid in business combination	$-	$11,102,022

See notes to accompanying consolidated financial statements.

F-7

UNIQUE LOGISTICS INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2021

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Unique Logistics International, Inc. (the “Company” or “Unique”) (formerly Innocap, Inc.) is a global logistics and freight forwarding company. The Company currently operates via its wholly owned subsidiaries, Unique Logistics International (NYC), LLC, a Delaware limited liability company (“UL NYCC”), Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”), and Unique Logistics International (BOS) Inc., a Massachusetts corporation (“UL BOS”) and (collectively the “UL US Entities”). The Company provides a range of international logistics services that enable its customers to outsource sections of their supply chain process. This range of services can be categorized as follows:

●	Air Freight services
●	Ocean Freight services
●	Customs Brokerage and Compliance services
●	Warehousing and Distribution services
●	Order Management

On May 29, 2020, Unique Logistics Holdings, Inc., a privately held Delaware corporation incorporated on October 28, 2019 (date of inception) headquartered in New York (“ULHI”), entered into a Securities Purchase Agreement with Unique Logistics Holdings Ltd, (“UL HK”), a Hong Kong company, (the “UL HK Transaction”). From inception, October 28, 2019 to May 29, 2020, ULHI was inactive. See “Acquisitions” in Note 2 below. The activity on the consolidated statements of operations is that of ULH for the period May 29, 2020 through May 31, 2020.

On October 8, 2020, Unique Logistics Holdings, Inc., Innocap, Inc., and Inno Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Innocap Inc. (“Merger Sub”), entered into an Acquisition Agreement and Plan of Merger pursuant to which the Merger Sub was merged with and into ULHI, with ULHI surviving as a wholly owned subsidiary of Innocap, Inc. (the “Merger”). The transaction took place on October 8,2020 (the “Closing”). Innocap, Inc. was incorporated under the laws of the State of Nevada on January 23, 2004. (See “Acquisitions” in Note 2)

Effective January 11, 2021, the Company amended and restated its articles of incorporation with the office of the Secretary of State of Nevada to, among other things, change the Company’s name to Unique Logistics International, Inc. and increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 800,000,000 shares.

On January 14, 2021, the Company received notice from the Financial Industry Regulation Authority (“FINRA”) that the above name change had been approved and took effect at the opening of trading on January 14, 2021. In connection with the name change, the Company changed its ticker symbol from “INNO” to “UNQL”.

Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

As a consequence of acquisition financing at inception, the Company experienced negative working capital and adverse cash flows from operations. As of May 31, 2021, the Company had cash of approximately $253,000, negative working capital of approximately $3.5 million and cash used in operations of approximately $162,000. This was a significant improvement from May 31, 2020, when its negative working capital was approximately $10.7 million.

In response to its liquidity needs and to continue execution of our strategic plan. During the year ended May 31, 2021, the Company paid down most of its acquisition related debt (see Note 8), received forgiveness for PPP loans (Note 7) and signed an Exchange Agreement to exchange its Convertible debt into common stocks (Note 13). In addition, as disclosed in Note 13, Subsequent Events, on August 4, 2021 the parties to the TBK Agreement entered into an agreement to increase the Company’s credit facility from $30 million to $40 million during the period August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remaining unchanged.

While we continue to execute our strategic plan, we will be tightly managing our cash and monitoring our liquidity position. We have implemented a number of initiatives to conserve our liquidity position including activities such as raising additional capital, increasing credit facilities, reducing cost of debt, controlling general and administrative expenditures, reducing discretionary spending and improving cash collection processes. Many of the aspects of the plan involve management’s judgments and estimates that include factors that could be beyond our control and actual results could differ from our estimates. These and other factors could cause the strategic plan to be unsuccessful which could have a material adverse effect on our operating results, financial condition and liquidity. Based on our evaluation and business performance of the Company subsequent to the balance sheet date, management has concluded that the Company’s cash and operating capital as of May 31, 2021, would be sufficient to continue as a going concern for at least one year from the date these consolidated financial statements are issued.

F-8

COVID-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to have an impact throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries.

The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The extent of the impact of COVID-19 on our operational and financial performance will depend on the effect on our shippers and carriers, all of which are uncertain and cannot be predicted. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results. The Company has experienced increased air and ocean freight rates due to overall cargo restraints imposed by shippers and carriers and is in a position to pass these cost increases directly to the customers without significantly effecting its margins.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (“GAAP”).

F-9

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries stated in U.S. dollars, the Company’s functional currency. All intercompany transactions and balances have been eliminated in the consolidated financial statements.

Business Combination

The Company accounts for business acquisitions using the acquisition method as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The assets acquired and liabilities assumed in business combinations, including identifiable intangible assets, are recorded based upon their estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill. Acquisition expenses are expensed as incurred. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed as of the acquisition date, the estimates are inherently uncertain and subject to refinement.

The fair values of intangible assets are generally estimated using a discounted cash flow approach with Level 3 inputs. The estimate of fair value of an intangible asset is equal to the present value of the incremental after-tax cash flows (excess earnings) attributable solely to the intangible asset over its remaining useful life. To estimate fair value, the Company generally uses risk-adjusted cash flows discounted at rates considered appropriate given the inherent risks associated with each type of asset. The Company believes the level and timing of cash flows appropriately reflects market participant assumptions.

For acquisitions that involve contingent consideration, the Company records a liability equal to the fair value of the contingent consideration obligation as of the acquisition date. The Company determines the acquisition date fair value of the contingent consideration based on the likelihood of paying the additional consideration. The fair value is generally estimated using projected future operating results and the corresponding future earn-out payments that can be earned upon the achievement of specified operating objectives and financial results by acquired companies using Level 3 inputs and the amounts are then discounted to present value. These liabilities are measured quarterly at fair value, and any change in the fair value of the contingent consideration liability is recognized in the consolidated statements of operations.

During the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding adjustment to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the consolidated statements of operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the consolidated financial statements include determinations of the useful lives and expected future cash flows of long-lived assets, including intangibles, valuation of assets and liabilities acquired in business combinations, estimates of valuation assumptions for long-lived assets impairment, estimates and assumptions in valuation of debt and equity instruments and the calculation of share-based compensation. In addition, the Company makes significant judgments to recognize revenue – see policy note “Revenue Recognition” below.

F-10

Fair Value Measurement

The Company follows the authoritative guidance that establishes a formal framework for measuring fair values of assets and liabilities in the consolidated financial statements that are already required by generally accepted accounting principles to be measured at fair value. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The transaction is based on a hypothetical transaction in the principal or most advantageous market considered from the perspective of the market participant that holds the asset or owes the liability.

The Company utilizes market data or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborate or generally unobservable. The Company attempts to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company is able to classify fair value balances based on the observability of those inputs. The guidance establishes a formal fair value hierarchy based on the inputs used to measure fair value. The hierarchy gives the highest priority to level 1 measurements and the lowest priority to level 3 measurements, and accordingly, level 1 measurement should be used whenever possible.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities or published net asset value for alternative investments with characteristics similar to a mutual fund.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs for the asset or liability.

The methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while management believes its valuation methods are appropriate, the fair value of certain financial instruments could result in a difference fair value measurement at the reporting date. There were no changes in the Company’s valuation methodologies from the prior year.

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts for financial assets and liabilities such as cash and cash equivalents, accounts receivable - trade, contract assets, factoring reserve, other prepaid expenses and current assets, accounts payable – trade and other current liabilities, including contract liabilities, current portion of long-term debt due to related party payables, convertible notes, net and current portion of promissory loans approximate fair value due to their short-term nature as of May 31, 2021 and 2020. The carrying amount of the debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company. Lease liabilities approximate fair value based on the incremental borrowing rate used to discount future cash flows. The Company had no Level 3 assets or liabilities as of May 31, 2021 and 2020. There were no transfers between levels during the reporting period.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. No loss had been experienced, and management believes it is not exposed to any significant risk on credit.

F-11

Accounts Receivable – Trade

Accounts receivable - trade from revenue transactions are based on invoiced prices which the Company expects to collect. In the normal course of business, the Company extends credit to customers that satisfy pre-defined credit criteria. The Company generally does not require collateral to support customer receivables. Accounts receivable - trade, as shown on the consolidated balance sheets, is net of allowances when applicable. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of the Company’s customers, and an evaluation of the impact of economic conditions. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, net of allowance for doubtful accounts. As of May 31, 2021 and 2020, the Company recorded an allowance for doubtful accounts of approximately $240,000 and $0, respectively.

Concentrations

Two customers represented approximately 25% of accounts receivable as of May 31, 2021. No customer represented greater than 10% of accounts receivable as of May 31, 2020. Two customers accounted for 24.6% and 18.9% of revenue, respectively, for the year ended May 31, 2021. Same two customers accounted for 21% and 10% of revenue, respectively, for the period October 28, 2019 (inception) through May 31, 2020.

Off Balance Sheet Arrangements

The Company has an agreement with an unrelated third party (the “Factor”) for factoring of specific accounts receivable. The factoring is treated as a sale in accordance with FASB ASC 860, Transfers and Servicing, and is accounted for as an off-balance sheet arrangement. Proceeds from the transfers reflect the face value of the account less a fee, which is presented in costs and operating expenses on the Company’s consolidated statements of operations in the period the sale occurs. Net funds received are recorded as an increase to cash and a reduction to accounts receivable outstanding in the consolidated balance sheets. The Company reports the cash flows attributable to the sale of receivables to third parties and the cash receipts from collections made on behalf of and paid to third parties, on a net basis as trade accounts receivables in cash flows from operating activities in the Company’s consolidated statements of cash flows. The net principal balance of trade accounts receivable outstanding in the books of the Factor under the factoring agreement was approximately $31,750,000 and $3,900,000 as of May 31, 2021 and 2020, respectively. (See Note 11).

The Company acts as the agent on behalf of the Factor for the arrangements and has no significant retained interests or servicing liabilities related to the accounts receivable sold. The agreement provides the Factor with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. In order to mitigate credit risk related to the Company’s factoring of accounts receivable, the Company may purchase credit insurance, from time to time, for certain factored accounts receivable, resulting in risk of loss being limited to the factored accounts receivable not covered by credit insurance, which the Company does not believe to be significant.

During the years ended May 31, 2021 and 2020 the Company factored accounts receivable invoices totaling approximately $233,896,000 and $4,785,000, respectively, pursuant to the Company’s factoring agreement, representing the face value of the invoices. The Company recognizes factoring costs upon disbursement of funds. The Company incurred expenses totaling approximately $4,472,000 pursuant to the agreements for the year ended May 31, 2021 and none for the year ended May 31, 2020, which is presented in costs and operating expenses on the consolidated statement of operations.

Factoring Reserve

When an invoice is sold to Factor, the amount received from the Factor is credited to accounts receivable – trade and a reserve is retained, less a fee, by Factor which is debited to “factoring reserve” on the consolidated balance sheets.

Factor Recovery

In certain instances, the Company receives payment for a factored reserve directly from the customer. In these cases, until the funds are paid to the factor, the Company records the payment as “factor recovery” which is in accrued expenses and other current liabilities on the consolidated balance sheets.

F-12

Recourse Liability

Company policy is to do a collectability review of uncollected factored receivables in conjunction with the Factor at each reporting date and assess the need to provide for risk of potential non-collection and resulting recourse.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives of property and equipment are as follows:

Software	3 years
Computer equipment	3 – 5 years
Furniture and fixtures	5 – 7 years
Leasehold improvements	Shorter of estimated useful life or remaining term of the lease

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. The Company did not record any impairment for the year ended May 21, 2021 and for the period from October 28, 2019 (inception), through May 31, 2020.

Goodwill and Other Intangibles

The Company accounts for business acquisitions in accordance with GAAP. Goodwill in such acquisitions is determined as the excess of fair value over amounts attributable to specific tangible and intangible assets. GAAP specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

In accordance with GAAP, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on a straight-line basis over 12 to 15 years.

The Company tests goodwill for impairment annually as of May 31 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required. In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of an such impact.

F-13

If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

For the year ended May 31, 2021 and the period from October 28, 2019 (inception) through May 31, 2020, the Company conducted its annual review of impairment of goodwill and intangible assets and no impairment was identified.

Impairment of Long-Lived Assets

Long-lived assets are comprised of intangible assets and property and equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of FASB ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value. The Company did not record any impairment for the year ended May 31, 2021 and the period from October 28, 2019 (inception) through May 31, 2020, as there were no triggering events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

The Company files a consolidated income tax return for federal and most state purposes.

Management has determined that there are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company were to incur an income tax liability in the future, interest and penalties on any income tax liability would be reported as interest expense. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analysis of tax laws, regulations, and interpretations thereof as well as other factors. Generally, federal, state, and local authorities may examine the Company’s tax returns for three to four years from the filing date and the current and prior three to four years remain subject to examination as of December 31, 2020 for the UL US Entities, January 31, 2020 for the Company and May 31, 2020 for UL HI.

The Company uses the assets and liability method of accounting for deferred taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax basis. As of May 31, 2021 and 2020, the Company recognized a deferred tax asset of $264,000 and $0, respectively, which is included in deposits and other assets on the consolidated balance sheets. The Company regularly evaluates the need for a valuation allowance related to the deferred tax asset. No valuation allowance was recorded at May 31, 2021.

F-14

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (“NOLs”) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to the income tax provision.

Revenue Recognition

During the period ended May 31, 2020, the Company adopted ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to receive in exchange for services. The Company recognizes revenue upon meeting each performance obligation based on the allocated amount of the total consideration of the contract to each specific performance obligation.

To determine revenue recognition, the Company applies the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue as or when the performance obligation is satisfied.

Revenue is recognized as follows:

i.	Freight income - export sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the sail or departure from origin port. The Company is the principal in these transactions and recognizes revenue on a gross basis.

ii.	Freight income - import sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the delivery to the customer’s designated location. The Company is the principal in these transactions and recognizes revenue on a gross basis.

iii.	Customs brokerage and other service income

Customs brokerage and other service income from the provision of other services are recognized at the point in time the performance obligation is met.

F-15

The Company’s business practices require, for accurate and meaningful disclosure, that it recognizes revenue over time. The “over time” policy is the period from point of origin to arrival of the shipment at US Port of entry (or in the case when the customer requires delivery to a designated point, the arrival at that delivery point). This over time policy requires the Company to make significant judgements to recognize revenue over the estimated duration of time from port of origin to arrival at port of entry. The point in the process when the Company meets its obligation in the port of entry and the subsequent transfer of the goods to the customer is when the customer has the obligation to pay, has taken physical possession, has legal title, risk and awards (ownership) and has accepted the goods. The Company has elected to not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts with its customers have an expected duration of one year or less.

The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. As discussed under ASC 606-10-55, the Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection.

Revenue billed prior to realization is recorded as contract liabilities on the consolidated balance sheets and contract costs incurred prior to revenue recognition are recorded as contract assets on the consolidated balance sheets.

Contract Assets

Contract assets represent amounts for which the Company has the right to consideration for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer. Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable - trade.

Contract Liabilities

Contract liabilities represent the amount of obligation to transfer goods or services to a customer for which consideration has been received. There were no contract liabilities outstanding as of May 31, 2021 and 2020.

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates gross revenue by significant geographic area for the year ended May 31, 2021 based on origin of shipment (imports) or destination of shipment (exports):

	For the Year ended May 31, 2021	For the Period October 28, 2019 (inception) Through May 31, 2020
China, Hong Kong & Taiwan	$186,932,382	$-
South East Asia	104,475,697	-
United States	31,452,041	-
India Sub-continent	28,164,102	-
Other	20,863,050	1,070,324
Total revenue	$371,887,272	$1,070,324

Segment Reporting

Based on the guidance provided by ASC Topic 280, Segment Reporting, management has determined that the Company operates in one segment and consists of one reporting unit given the similarities in economic characteristics between its operations and the common nature of its products, services and customers.

F-16

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB ASC. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding, including warrants exercisable for less than a penny, (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the consolidated statements of operations) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income attributable to common stockholders per common share.

For the Year Ended May 31, 2021
Numerator:
Net income	$1,725,497
Effect of dilutive securities	1,350,389

Diluted net income	$3,075,886

Denominator:
Weighted average common shares outstanding – basic	1,408,941,722

Dilutive securities (a):
Series A Preferred	1,316,157,000
Series B Preferred	5,499,034,800
Convertible notes	1,806,230,539

Weighted average common shares outstanding and assumed conversion – diluted	10,030,364,061

Basic net income per common share	$0.00

Diluted net income per common share	$0.00

(a) - Anti-dilutive securities excluded:	-

The Company did not have dilutive securities for the period October 28, 2019 (inception) through May 31, 2020.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheet for substantially all lease arrangements.

F-17

During the period ended May 31, 2020, the Company adopted ASC 842 upon inception and recognized a right of use (“ROU”) asset and liability in the consolidated balance sheet in the amount of $4,770,280 related to the operating lease for office and warehouse space.

For leases in which the acquiree is a lessee, the Company shall measure the lease liability at the present value of the remaining lease payments, as if the acquired lease were a new lease of the Company at the acquisition date. The Company shall measure the right-of-use asset at the same amount as the lease liability as adjusted to reflect favorable and unfavorable terms of the lease when compared with market terms. The values of the leases acquired in the business acquisition discussed in Note 2 were representative of fair value at the acquisition date and no favorable or unfavorable terms were noted.

The Company adopted the package of practical expedients that allows it to (i) not reassess whether an arrangement contains a lease, (ii) carry forward its lease classification as operating or capital leases, (iii) not to apply the recognition requirements in ASC 842 to short-term leases, (iv) not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial. and (v) not reassess its previously recorded initial direct costs. In addition, the Company elected the practical expedient to not separate lease and non-lease components, and therefore both components are accounted for and recognized as lease components.

The Company determines if an arrangement is a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All ROU assets and lease liabilities are recognized at the commencement date at the present value of lease payments over the lease term. ROU assets are adjusted for lease incentives and initial direct costs. The lease term includes renewal options exercisable at the Company’s sole discretion when the Company is reasonably certain to exercise that option. As the Company’s leases generally do not have an implicit rate, the Company uses an estimated incremental borrowing rate based on borrowing rates available to them at the commencement date to determine the present value. Certain of our leases include variable payments, which may vary based upon changes in facts or circumstances after the start of the lease. The Company excludes variable payments from ROU assets and lease liabilities, to the extent not considered fixed, and instead expenses variable payments as incurred. Lease expense is recognized on a straight-line basis over the lease term and is included in rent and occupancy expenses in the consolidated statements of operations.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation” (“ASC 718”), which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the consolidated statements of operations.

For the year ended May 31, 2021, share-based compensation amounted to $91,666 for services provided. The Company did not record share-based compensation for the period October 28, 2019 (inception) through May 31, 2020.

F-18

Advertising and Marketing

All costs associated with advertising and marketing of the Company products are expensed during the period when the activities take place and are included in selling and promotion on the consolidated statements of operations.

Convertible Debt

The Company accounts for Convertible Debt based on the guidance in ASC 470, “Debt with Conversion and Other Options” (“ASC 470”). As such all convertible debt instruments that separated into debt and an equity component based on the beneficial conversion feature (“BCF”) amount determined on the in-the-money amount of the conversion option. BCF is recorded in additional paid -in – capital with corresponding discount on the debt liability amortized to interest expense over the life of the debt instrument. There is no subsequent remeasurement of the amount recorded in equity while discount is amortized in the same manner as nonconvertible debt. See Note 7, Financing Arrangements for Convertible Notes outstanding and the associated unamortized discounts

Sequencing Policy

Under ASC 815-40-35, “Derivatives and Hedging – Contracts in Entity’s Own Equity” (“ASC 815”), the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

Adoption of Recent Accounting Standards

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company adopted the new standard on June 1, 2020. The adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, that simplifies the subsequent measurement of goodwill by eliminating Step 2 of the goodwill impairment test. The Step 2 test requires an entity to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, an entity will record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value determined in Step 1. This update also eliminates the qualitative assessment requirements for a reporting unit with zero or negative carrying value. The Company adopted the standard upon its inception.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted this standard on June 1, 2020 and the adoption of the new standard did not have a significant impact on the Company’s consolidated financial statements.

F-19

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and has subsequently issued several amendments (collectively, “ASU 2016-13”). ASU 2106-13 adds to U.S. GAAP an impairment model (known as the current expected credit loss model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses. ASU 2016-13 will be effective for smaller reporting companies for fiscal years beginning after December 15, 2022. Earlier application is permitted only for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—”Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

2.	ACQUISITIONS

Reverse Merger

On October 8, 2020 (the “Closing Date”) Innocap, Inc., Inno Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Unique Logistics Holdings, Inc. (“UHLI”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into UHLI, with UHLI surviving as a wholly-owned subsidiary of Innocap, Inc. (the “Merger”). Innocap Inc. acquired, through a reverse triangular merger, all of the outstanding capital stock of ULHI in exchange for issuing ULHI’s shareholders (the “ULHI Shareholders”), pro-rata, an aggregate of 1,000,000 shares of preferred stock, with certain ULHI shareholders receiving 130,000 shares of Innocap Inc.’s Series A Preferred Stock par value $0.001 per share, and certain UHLI shareholders receiving of 870,000 shares of Innocap Inc.’s Series B Preferred Stock, par value $0.001 per share. Immediately after the Merger was consummated, and further to the Agreement, certain affiliates of Innocap Inc. cancelled a total of 45,606,489 shares of Innocap Inc.’s common stock, and 1,000,000 shares of Preferred Stock held by them (the “Cancellation”). In consideration of the Cancellation of such shares of Innocap Inc.’s common stock and preferred stock, ULHI agreed to assume certain liabilities of Innocap Inc. As a result of the Merger and the Cancellation, the ULHI Shareholders became the majority shareholders of Innocap Inc.

F-20

In connection with the Merger, on October 8, 2020, Innocap Inc., Star Exploration Corporation, a Texas corporation and wholly-owned subsidiary of Innocap (the “Split-Off Subsidiary”), and Paul Tidwell, an individual in his capacity as the Split-Off Subsidiary purchaser, entered into a Split-Off Agreement (the “Split-Off Agreement”). Pursuant to the terms of the Split-Off Agreement, Innocap Inc., as seller, in consideration of the Cancellation and the assignment and assumption of $797,000 of Innocap Inc.’s liabilities, sold to Paul Tidwell all of the issued and outstanding shares of the Split-Off Subsidiary including and all assets related to Innocap Inc.’s current business.

The Merger was accounted for as a reverse acquisition involving only the exchange of equity. ULHI is the accounting acquirer and Innocap Inc. is the legal acquirer. In order to account for the acquisition, management closed the books of the Innocap Inc. on the Closing Date, closed all equity accounts to additional paid in capital and merged the balance sheets as of the Closing Date. ULHI maintained its historical financial statements, only recasting the equity accounts to that of the Innocap Inc. All assets and liabilities of Innocap Inc. were spun off, except approximately $46,000 in liabilities as of the Closing Date assumed by Innocap Inc.

Because the transaction was between two operating companies, the consideration assumed by ULHI to effectuate the Merger, approximately 2% of fully diluted capital structure post-merger, was fair valued utilizing the market capitalization of Innocap Inc. immediately prior to the merger. The market capitalization prior to merger was approximately $1.2 million ($0.008 market price per share and 172,000,000 shares outstanding).

Innocap Inc. consolidated ULHI as of the closing date of the agreement, and the results of operations of Innocap Inc. include that of ULHI. The historical financial statements of Innocap Inc. before the Merger will be replaced with the historical financial statements of ULHI before the Merger in all future filings with the SEC.

On January 11, 2021, the Company amended and restated its articles of incorporation with the office of the Secretary of State of Nevada to change the Company’s name to Unique Logistics International, Inc. (the “Company” or “Unique”). See Note 1.

The following presents the pro-forma combined results of operations of Innocap Inc. with ULHI as if the entities were combined on June 1, 2019 and show activity for the year ended May 31, 2020.

For the year ended May 31, 2020 (pro-forma)
Revenues	$115,148,267
Net income (loss)	$(2,126,697)
Net income (loss) per share - basic	$(0.21)
Weighted average number of shares outstanding	10,000,000

The pro-forma results of operations are presented for information purposes only. The pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of June 1, 2019 or to project potential operating results as of any future date or for any future periods.

UL US Entities

On May 29, 2020 (“Acquisition Date”), ULHI entered into a Securities Purchase Agreement (SPA) with Unique Logistics Holdings Ltd, (“UL HK”), a Hong Kong company, (the “UL HK Transaction”), pursuant to which the Company purchased from UL HK (i) sixty percent (60%) of the membership interests (“UL ATL Membership Interests”) of Unique Logistics International (ATL) LLC, a Georgia limited liability company (“UL ATL”); (ii) eighty percent (80%) of the issued and outstanding common stock of Unique Logistics International (BOS) Inc., a Massachusetts corporation (“UL BOS”); and (iii) sixty-five percent (65%) of the issued and outstanding common stock of Unique Logistics International (USA) Inc., a New York corporation (“UL NYCC”), for $6,000,000, to be paid in accordance with the following (a) $1,000,000 in cash; (b) $5,000,000 in the form of a subordinated promissory note (zero percent interest rate and has a maturity of three years) issued in favor of UL HK and (c) 1,500,000 shares of common stock of the ULHI, representing 15% of common stock outstanding. In connection with the UL HK Transaction, ULHI also entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“GEFL”), a wholly owned subsidiary of UL HK.

F-21

UL ATL, UL BOS, and UL NYCC are collectively referred to as “UL US Entities”.

ULHI also entered into three separate securities purchase agreements with the minority interest holders of UL ATL (the, “UL ATL Transaction”), UL BOS (the “UL BOS Transaction”) and UL NYCC (the “UL NYCC Transaction”), respectively, whereby, together with the consummation of the UL HK Transaction, each such entity became a wholly-owned subsidiary of ULHI.

In connection with the UL ATL Transaction, ULHI purchased from the minority shareholder, the remaining forty percent (40%) of the UL ATL Membership Interests, for the following consideration transferred: (i) US $2,819,000, which was paid in accordance with the following: (a) $994,000 in cash; and (b) $1,825,000 through subordinated, non-interest bearing, promissory note with a maturity of three years issued in favor of the minority shareholder. In connection with UL ATL Transaction, ULHI also entered into a non-compete, non-solicitation and non-disclosure agreement with the minority holder for $500,000 for a three-year period.

In connection with the UL BOS Transaction, ULHI purchased from the minority shareholder, the remaining twenty percent (20%) of the UL BOS Common Stock for a purchase price of up to $290,000 to be paid in accordance with the following: (a) $90,000 to be paid in monthly cash payments of $2,500 for a period of thirty-six (36) months (non-interest), and (b) assumption of up to $200,000 of debt owed to UL HK. In connection with the UL BOS Transaction, ULHI entered into an employment agreement with the minority shareholder (“UL BOS Employment Agreement”). The UL BOS Employment Agreement contains an initial term of three years, beginning on May 29, 2020 and ending May 29, 2023. Following the initial term, the UL BOS Employment Agreement may be terminated by either party on 60 days’ written notice.

In connection with the UL NYCC Transaction, ULHI purchased from a minority shareholder, the remaining thirty-five (35%) of the UL NYCC Common Stock for considerations to be paid in accordance with the following: (a) the issuance of 7,199,000 shares of the ULHI and (b) the execution of an Employment Agreement (“UL NYCC Employment Agreement”). The UL NYCC Agreement has an initial term of approximately three years, and automatically renews for successive consecutive one-year period terms, unless either party provides notice to the other party as provided in the UL NYCC Employment Agreement.

In addition, ULHI paid $239,350 of closing costs for legal, accounting and other professional fees which were expensed during the period ended May 31, 2020.

The price consideration is as follows:
Cash consideration	$1,994,000
Notes payable	6,706,439
Consulting service contract liability	848,010
Non-compete payable	481,211
Assumption of seller debt	200,000
Assumed long term liabilities	1,394,533
Rollover equity	613,693
Total purchase price consideration	$12,237,886

GAAP defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date the acquirer achieves control. GAAP requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquirer (if any) at the acquisition date, measured at their fair values as of that date. GAAP also requires the acquirer to recognize contingent consideration (if any) at the acquisition date, measured at its fair value at that date.

F-22

The following summarizes the fair values of the assets acquired and liabilities assumed at the acquisition:

Assets:
Current assets	$16,571,270
Property and equipment	206,873
Security deposits	292,404
Other intangibles	8,752,000
Goodwill (1)	4,773,585
Total identified assets acquired	$30,596,132

Liabilities:
Current liabilities	$16,115,703
Consulting service contract liability	848,010
Long-term assumed liabilities	1,394,533
Total liabilities assumed	18,358,246

Total net assets assumed	$12,237,886

(1)	The goodwill acquired is primarily attributable to the workforce of the acquired business and significant synergies expected to arise after ULHI’s acquisition of UL US Entities. ULHI is assessing the amount of goodwill that will be deductible for income tax purposes. For the year ended May 31, 2021, the amount of goodwill deductible for income tax purposes was immaterial. The Company will continue to analyze the goodwill for deductibility over the 15-year life. See Note 4.

Other intangible assets and their amortization periods are as follows:

	Cost Basis	Useful Life
Tradenames/trademarks	$806,000	10 years
Customer relationships – ATL	5,605,000	15 years
Customer relationships – BOS	310,000	12 years
Customer relationships – NYC	1,718,000	14 years
Non-compete agreements	313,000	3 years
	$8,752,000

The acquisition method of accounting requires extensive use of estimates and judgments to allocate the considerations transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. The amounts used in computing the purchase price differ from the amounts in the purchase agreements due to fair value measurement conventions prescribed by accounting standards.

ULHI consolidated the UL US Entities as of the closing date of the agreement, and the results of operations of Unique include that of UL US Entities.

3.	PROPERTY AND EQUIPMENT

Major classifications of property and equipment are summarized below as of May 31, 2021 and 2020.

	May 31, 2021	May 31, 2020

Furniture and fixtures	$84,085	$68,685
Computer equipment	108,479	78,743
Software	27,780	24,414
Leasehold improvements	27,146	27,146
	247,490	198,988
Less: accumulated depreciation	(55,398)	-
	$192,092	$198,988

F-23

Depreciation expense charged to income for the year ended May 31, 2021 amounted to $58,384. The Company did not incur depreciation expense for the period October 28, 2019 (inception) through May 31, 2020.

4.	GOODWILL

The carrying amount of goodwill was $4,463,129 and $4,773,584 at May 31, 2021 and 2020, respectively. On February 19, 2021, the Company and UL HK agreed to reduce an existing $325,000 note assumed by the Company in the May 29, 2020 acquisition (Note 2). The settlement amount of $310,452 was accounted for as a measurement period adjustment and resulted in a reduction to goodwill.

The Company conducted its annual review of impairment and no impairment in the carrying amount of goodwill was recognized during the year ended May 31, 2021 and for the period from October 28, 2019 (inception) through May 31, 2020.

5.	INTANGIBLE ASSETS

Intangible assets consist of the following at May 31, 2021 and 2020:

	May 31, 2021	May 31, 2020

Trade names / trademarks	$806,000	$806,000
Customer relationships	7,633,000	7,633,000
Non-compete agreements	313,000	313,000
	8,752,000	8,752,000
Less: Accumulated amortization	(707,147)	-
	$8,044,853	$8,752,000

Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on a straight-line basis over 12 to 15 years. For the year ended May 31, 2021, amortization expense related to the intangible assets was $707,147. For the period from October 28, 2019 (inception) through May 31, 2020, there was no amortization expense related to the intangible assets due to timing of the acquisition and the Company’s fiscal year-end. As of May 31, 2021, the weighted average remaining useful lives of these assets were 8.33 years.

Estimated amortization expense for the next five years and thereafter is as follows:

Twelve Months Ending May 31,
2022	$707,143
2023	707,143
2024	693,800
2025	693,800
2026	693,800
Thereafter	4,549,167
$8,044,853

F-24

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following at May 31, 2021 and 2020:

	May 31, 2021	May 31, 2020

Accrued salaries and related expenses	$672,455	$145,165
Accrued sales and marketing expense	539,810	116,500
Accrued professional fees	75,000	117,040
Accrued income tax	256,286	-
Accrued overdraft liabilities	790,364	97,519
Other accrued expenses and current liabilities	50,000	3,142,992
	$2,383,915	$3,619,216

7.	FINANCING ARRANGEMENTS

Financing arrangements on the consolidated balance sheets consists of:

	May 31, 2021	May 31, 2020

Promissory notes (PPP Program)	$358,236	$1,646,062
Promissory notes (EIDL)	150,000	-
Notes payable	2,528,886	2,325,000
Convertible notes – net of discount of $1,607,283	2,441,551	-
	5,478,673	3,971,062
Less: current portion	(2,285,367)	(1,476,642)
	$3,193,306	$2,494,420

Paycheck Protection Program Loans

The Company’s wholly-owned subsidiaries received proceeds under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provided for loans to qualifying business for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The PPP Loan (“Note”) and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities and maintains its payroll levels. The amount of forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

During April and May 2020, the UL US Entities received aggregate proceeds of $1,646,062 through this program. The promissory notes mature for dates ranging from April 2022 through May 2022. As of May 31, 2021 and 2020, the outstanding balance due under these promissory notes was $358,236 and $1,646,062, respectively.

The interest rate on the above PPP notes is 1.0% per annum, with interest accruing on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. No payments of principal or interest are due during the six-month period beginning on the date of the Note (“Deferral Period”).

As noted above, the principal and accrued interest under the Note evidencing the PPP Loans are forgivable after twenty-four weeks as long the Company has used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the twenty-four-week period. The Company used the proceeds for purposes consistent with the PPP. In order to obtain full or partial forgiveness of the PPP Loan, the Company must request forgiveness and must provide satisfactory documentation in accordance with applicable Small Business Administration (“SBA”) guidelines. Interest payable on the Note may be forgiven only if the SBA agrees to pay such interest on the forgiven principal amount of the Note. The Company will be obligated to repay any portion of the principal amount of the Note that is not forgiven, together with interest accrued and accruing thereon at the rate set forth above, until such unforgiven portion is paid in full.

F-25

Beginning one month following expiration of the Deferral Period and continuing monthly until 24 months from the date of the Note (the “Maturity Date”), the Company is obligated to make monthly payments of principal and interest to the Lender with respect to any unforgiven portion of the Note, in such equal amounts required to fully amortize the principal amount outstanding on the Note as of the last day of the Deferral Period by the Maturity Date. The Company is permitted to prepay the Note at any time without payment of any premium.

During January 2021, the PPP notes, which were assumed without recourse in the May 2020 acquisition (see Note 2) were utilized for eligible purposes under the terms of the agreements and were forgiven after the expiration of the twenty four week period discussed above. The total amount forgiven was $1,646,062 and is included in gain on forgiveness of promissory notes on the consolidated statements of operations.

On March 9, 2021, the Company was granted an SBA loan (the “Loan”) by Century Bank in the aggregate amount of $358,236, pursuant to the second round of the Paycheck Protection Program (the “PPP”) under the CARES Act. The Loan, which was in the form of a note, matures on March 5, 2026 and bears interest at a rate of 1% per annum. The Loan is payable in equal monthly installments after the Deferral Period which ends on the day of the Forgiveness Deadline. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. The funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, and utilities. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. As of May 31, 2021 and 2020, the outstanding balance due was $358,236 and $0, respectively, which is included in promissory notes on the consolidated balance sheets.

Economic Injury Disaster Loan

Pursuant to a certain Loan Authorization and Agreement (the “SBA Loan Agreement”) in June 2020, the Company securing a loan (the “EIDL Loan”) with a principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning June 2021. The balance of principal and interest is payable thirty years from the date of the SBA Note. As of May 31, 2021 and 2020, the outstanding balance due was $150,000 and $0, respectively, which is included in promissory notes on the consolidated balance sheets.

Notes Payable

On May 29, 2020, the Company entered into a $1,825,000 note payable as part of the acquisition related to UL ATL. The loan bears a zero percent interest rate and has a maturity of three years, or May 29, 2023. The agreement calls for six semi-annual payments of $304,166.67, for which the first payment was due on November 29, 2020. As of May 31, 2021 and 2020, the outstanding balance due under the note was $1,216,667 and $1,825,000, respectively.

On May 29, 2020, the Company entered into a non-compete, non-solicitation and non-disclosure agreement with a former owner of ATL. The amount payable under the agreement is $500,000 over a three-year period. The agreement calls for twenty-four monthly non-interest bearing payments of $20,833.33 with the first payment on June 29, 2020. As of May 31, 2021 and 2020, the outstanding balance due under the agreement was $250,004 and $500,000, respectively.

F-26

Promissory Note

On March 19, 2021 (the “Effective Date”), Unique Logistics International, Inc. (the “Company”) issued to an accredited investor (the “Investor”) a 10% promissory note in the principal aggregate amount of $1,000,000 (the “Note”). The Company received aggregate gross proceeds of $1,000,000. The purpose of the funds is to augment working capital resulting from a surge in business and new customer acquisition. The Note was to mature on the date that is thirty (30) days following the Effective Date (the “Maturity Date”). The Note bears interest at a rate of ten percent (10%) per annum (the “Interest Rate”). The Company may prepay the Note without penalty. On April 7, 2021, the “Company entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) with the Investor pursuant to which the Company and the Investor agreed to amend and restate in its entirety the Note. The Amended and Restated Note supersedes and replaces the Note. The Amended and Restated Note is in the principal aggregate amount of $1,000,000 and bears interest at a rate of a guaranteed 7.5% or Seventy-Five Thousand dollars ($75,000) at maturity. The Amended and Restated Note matures on June 15, 2021 (the “Maturity Date”), This Note was subsequently extended to October 15, 2021, and is subject to the Exchange Agreement consummated on August 19, 2021 (See Subsequent Event Note 13). The Company may prepay the Amended and Restated Note without penalty. The Amended and Restated Note contains certain events of default. In the event of a default, at its option and sole discretion, the Investor may consider the Amended and Restated Note immediately due and payable. Upon such an event of default, the interest rate increases to eighteen percent (18%) per annum. As of May 31, 2021 and 2020, the outstanding balance due under the agreement was $1,062,215 and $0, respectively.

Convertible Notes Payable

Trillium SPA

On October 8, 2020, the Company entered into a Securities Purchase Agreement (the “Trillium SPA”) with Trillium Partners (“Trillium”) pursuant to which the Company sold to Trillium (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “Trillium Note”) realizing gross proceeds of $1,000,000 (the “Proceeds”) and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “Trillium Warrant”). The note was amended on October 14, 2020 to adjust the conversion price to $0.00179638 as noted below. The transaction with Trillium closed on October 19, 2020 upon receipt of the proceeds.

The Trillium Note matures on October 6, 2021 (the “Maturity Date”) and is convertible at any time. The Trillium Note was subsequently extended to October 6, 2022 and is subject to the Exchange Agreement consummated on August 19, 2021 (See Subsequent Event Note 13). The conversion price of the Trillium Note shall be equal to $0.00179638 (the “Conversion Price”); provided, however, that in no instance shall the investor be entitled to convert at a price lower than $0.00119759 (the “Trillium Note Floor Price”) and in no instance shall Trillium be entitled to convert into such an amount of common stock that, together with all shares of common stock which have been previously converted, would equal greater than 13.8875% of the total issued and outstanding shares of common stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Conversion Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.00119759.

Provided that the Company has satisfied all of the Equity Conditions (as defined in the Trillium Note) the Company may deliver a notice to Trillium an “Optional Redemption Notice”, of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of the Trillium Note for cash in an amount equal to the Optional Redemption Amount as further described in the Trillium Note (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice.

The Trillium Warrant has a term of five years and may only be exercised on a cash basis at an “Exercise Price” equal to $0.001946, subject to adjustment (the “Exercise Price”); provided, however, that in no instance shall Trillium be entitled to at a price lower than $0.001946 (the “Floor Price”) and in no instance shall Trillium be entitled to exercise the Trillium Warrant into such an amount of common stock that, together with all shares of Common Stock which have been previously exercised by Trillium, would equal greater than 8.546% of the total issued and outstanding shares of common stock of the Company, subject to adjustment, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.001946.

F-27

The original issue discount of $111,000 will be amortized to interest expense over the life of the note. In addition, the Company paid legal fees of $50,000 which will be amortized to interest expense over the life of the note. As discussed below, the note was amended on October 14, 2020 at which point all unamortized discount was written off.

The Company determined the fair value of the warrant and the beneficial conversion feature of the note using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders’ Equity. The warrant was valued at $563,341 and the beneficial conversion feature was originally valued at $65,453. Upon amendment of the note on October 14, 2020, the Company accounted for the modification as debt extinguishment and the Company recorded a loss on extinguishment of $1,147,856. In addition, the Company recorded a beneficial conversion feature with a value of $436,844 which was recorded to additional paid in capital. See assumptions used for fair value calculation below.

There was no unamortized debt discount related to the Trillium SPA as of May 31, 2021. During the year ended May 31, 2021, the Company recorded amortization of debt discount totaling $13,054 until amendment of the note as discussed above.

On April 12, 2021, a noteholder converted $63,692 in convertible notes into 35,455,872 shares of the Company’s common stock at a rate of $0.00179638 per share.

As of May 31, 2021, the outstanding balance on the Trillium Note was $1,104,500 and the Company was deemed in default. On January 29, 2021, the Company and Trillium entered into a waiver agreement which waived any and all defaults underlying the Trillium SPA and the Trillium Note for a period of six months.

3a SPA

On October 14, 2020, the Company entered into a Securities Purchase Agreement (the “3a SPA”) with 3a Capital Establishment (“3a”) pursuant to which the Company sold to 3a (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “3a Note”) realizing gross proceeds of $1,000,000 (the “Proceeds”) and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “3a Warrant”). The transaction with 3a closed on October 19, 2020 upon receipt of the Proceeds.

The 3a Note matures on October 6, 2021 (the “Maturity Date”) and is convertible at any time. The 3a Note was subsequently extended to October 6, 2022 and is subject to the Exchange Agreement consummated on August 19, 2021 (See Subsequent Event Note 13). The conversion price of the 3a Note shall be equal to $0.00179638 (the “Conversion Price”); provided, however, that in no instance shall the investor be entitled to convert at a price lower than $0.00119759 (the “3a Note Floor Price”) and in no instance shall 3a be entitled to convert into such an amount of common stock that, together with all shares of common stock which have been previously converted, would equal greater than 13.8875% of the total issued and outstanding shares of common stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Conversion Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.00119759.

Provided that the Company has satisfied all of the Equity Conditions (as defined in the 3a Note) the Company may deliver a notice to 3a an “Optional Redemption Notice”, of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of the 3a Note for cash in an amount equal to the Optional Redemption Amount as further described in the 3a Note (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice.

The 3a Warrant has a term of five years and may only be exercised on a cash basis at an “Exercise Price” equal to $0.001946, subject to adjustment (the “Exercise Price”); provided, however, that in no instance shall 3a be entitled to at a price lower than $0.001946 (the “Floor Price”) and in no instance shall 3a be entitled to exercise the 3a Warrant into such an amount of common stock that, together with all shares of Common Stock which have been previously exercised by 3a, would equal greater than 8.546% of the total issued and outstanding shares of common stock of the Company, subject to adjustment, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.001946.

F-28

The original issue discount of $111,000 will be amortized to interest expense over the life of the note.

The Company determined the fair value of the warrant using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders Equity. The warrant had a grant date fair value of $563,156 and the beneficial conversion feature was valued at $436,844.

There was total unamortized debt discount related to the 3a SPA of $391,757 as of May 31, 2021. During the year ended May 31, 2021, the Company recorded amortization of debt discount totaling $719,243.

If the Company or any subsidiary thereof, as applicable, at any time while the Trillium Note or the 3a Note are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the Conversion Price then in effect other than in respect of an Exempt Issuance (as defined therein) (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance, the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

As of May 31, 2021, the outstanding balance on the 3a Note was $1,111,000 and the Company was deemed in default. On January 29, 2021, the Company and 3a entered into a waiver agreement which waived any and all defaults underlying the 3a SPA and the 3a Note for a period of six months.

The estimated fair value of the warrants was valued using the Black-Scholes option pricing model, using the following assumptions during the year ended May 31, 2021:

Estimated dividends	None
Expected volatility	38.5%
Risk free interest rate	0.30 – 0.33%
Expected term	5 years

Trillium and 3a

On January 28, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Trillium Partners LP (“Trillium”) and 3a Capital Establishment (“3a” together with Trillium, the “Investors”) pursuant to which the Company sold to each of the Investors (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $916,666 or $1,833,333 in the aggregate (each a “Note” and together the “Notes”) realizing gross proceeds of $1,666,666 (the “Proceeds”).

The Notes mature on January 28, 2022 (the “Maturity Date”) and are convertible at any time. The conversion price of the Note is $0.0032 (the “Conversion Price”). These Notes were subsequently extended to January 28, 2023 and are subject to the Exchange Agreement consummated on August 19, 2021 (See Subsequent Event Note 13).

The original issue discount of $166,667 will be amortized to interest expense over the life of the note.

The Company determined the fair value of the warrant using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders Equity. beneficial conversion feature for both Notes was valued at $1,666,666

There was total unamortized debt discount related to the Notes of $1,215,526 as of May 31, 2021. During the year ended May 31, 2021, the Company recorded amortization of debt discount totaling $617,808

Provided that the Company has satisfied all of the Equity Conditions (as defined in the Notes) the Company may deliver a notice to the Investors (an “Optional Redemption Notice”, of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of the Notes for cash in an amount equal to the Optional Redemption Amount as further described in the Notes (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice.

If the Company or any subsidiary thereof, as applicable, at any time while the Notes are outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the Conversion Price then in effect other than in respect of an Exempt Issuance (as defined therein) (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

F-29

Additionally, while the Notes remain outstanding the Company shall not, without prior written approval from Investors, enter into a Variable Rate Transaction (as defined in the Notes). Further, as long as the Notes remain outstanding, upon any issuance by the Company of common stock, common stock equivalents or other indebtedness or other securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), the Investors shall have the right to participate up to is Pro Rata Portion (as defined in the Purchase Agreement) of a percentage of such Subsequent Financing equal to, in the aggregate, one hundred percent (100%) in case of any offering on the same terms, conditions and price provided for in the Subsequent Financing.

In connection with the issuance of the Notes, the Company entered into a Security Agreement (the “Security Agreement”) by and among the Company, certain wholly owned subsidiaries of the Company (the “Guarantors”), as guarantors, and Trillium, whereby the Company and the Guarantors pledged and granted to Trillium for the benefit of the Investors, a lien on and security interest in all of the right, title and interest in substantially all of the assets of the Company and the Guarantors, subject to certain exceptions specified therein.

Additionally, in connection with the issuance of the Notes, the Company entered into a Guaranty Agreement (the “Guaranty Agreement”) by and among the Company, the Guarantors, and the Investors, whereby the Guarantors absolutely and unconditionally guarantee the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under the Notes.

In connection with the issuance of the Notes the Company and the Investor also entered into a registration rights agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to register the common stock underlying the Notes within a period of 180 days from the date of the Closing.

Further, on January 28, 2021, the Company and the Investors entered into a waiver (“Waiver”) waiving any and all defaults for a period of six months in connection with (i) the Purchase Agreement and Notes (ii) the securities purchase agreement (as modified from time to time, the “Trillium Purchase Agreement”), dated as of October 7, 2020 by and between the Company and Trillium providing for, among other things, the issuance at the applicable closing, (A) a 10% Secured Subordinated Convertible Promissory Note (as modified from time to time, the “Trillium Note”) and (B) Warrants to purchase shares of the Common Stock (as modified from time to time, the “Trillium Warrants”); and (iii) securities purchase agreement (as modified from time to time, the “3a Capital Purchase Agreement”), dated as of October 14, 2020 between the Company and 3a providing for, among other things, the issuance at the applicable closing, (A) a 10% Secured Subordinated Convertible Promissory Note (as modified from time to time, the “3a Note”) and (B) Warrants to purchase shares of the Common Stock (as modified from time to time, the “3a Warrants”). The Waiver is applicable to the January 2021 notes issued to Trillium and 3A.

The convertible notes are subordinated to Corefund Capital LLC (See Note 1, Accounts Receivable – Trade).

Future maturities related to the above promissory notes, notes payable and convertible notes are as follows:

Future Minimum Payments for the Twelve Months Ending May 31,
2022	$2,285,367
2023	4,665,938
2024	8,772
2025	8,772
2026	8,772
Thereafter	108,335
7,085,956
Less: current portion	(2,285,367)
Less: unamortized discount	(1,607,283)
$3,193,306

F-30

8.	RELATED PARTY TRANSACTIONS

As part of the UL HK Transaction and related transactions, the Company assumed the following debt due to related parties:

	May 31, 2021	May 31, 2020

Due to Frangipani Trade Services (1)	$903,927	$959,303
Due to Unique Logistics Hong Kong (“UL HK”) (2)	-	325,000
Note Payable UL HK(3)	-	5,000,000
Due to employee (4)	60,000	90,000
Due to employee (5)	149,996	200,000
	1,113,923	6,574,303
Less: current portion	(397,975)	(6,380,975)
	$715,948	$193,328

(1)	Due to Frangipani Trade Services (“FTS”), an entity owned by the Company’s CEO, is due on demand and is non-interest bearing. The principal amount of this Promissory Note bears no interest; provided that any amount due under this Note which is not paid when due shall bear interest at an interest rate equal to six percent (6%) per annum. The principal amount is due and payable in six payments of $150,655 the first payment due on November 30, 2021, with each succeeding payment to be made six months after the preceding payment.

(2)	Due to Unique Logistics Holding Limited (“ULHK”) is non-interest bearing and due within 12 months from the date of acquisition. On February 19, 2021, the Company and UL HK agreed to reduce an existing $325,000 note assumed by the Company in the May 29, 2020 acquisition (Note 2). The settlement amount of $310,452 was accounted for as a measurement period adjustment and resulted in a reduction to goodwill. See Note 4.

(3)	On May 29, 2020, the Company entered into a $5,000,000 note payable with UL HK as part of the ULUS acquisition. The loan bears a zero percent interest rate and has a maturity of 180 days from the date of the note. On November 12, 2020, the Company amended the note with UL HK in order to (i) extend the maturity date from November 25, 2020 to May 18, 2021, (ii) begin monthly payments of $833,333 commencing on December 18, 2020, (iii) change the interest rate to one-half percent (0.5%) per month and (iv) provide the Company the right to prepay the outstanding liability in whole or in part. Pursuant to the amendment, if the Company should default on the note, UL HK has the option to convert the outstanding principal and interest into shares of common stock of the Company. Upon the earlier of (i) a default in the monthly payment of principal or interest due and owing under the loan or, (ii) in the event that any outstanding balance of the loan remains outstanding as of May 31, 2021, UL HK at its option may convert the principal and interest then outstanding into an amount of shares of common stock of the Company equal to 0.2125% of the then outstanding common stock of the Company on a fully diluted basis for every $25,000 of the outstanding principal balance plus accrued but unpaid interest of this loan outstanding on the date of such conversion, provided, however, that the UL HK shall not be permitted to convert the loan in the event that such conversion would provide the UL HK more than 34% of the Company’s issued and outstanding common stock when including and aggregating all prior conversions of the loan. As of May 31, 2021, the note was paid in full.

(4)	On May 29, 2020, the Company entered into a $90,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest bearing payments of $2,500 from the date of closing.

(5)	On May 29, 2020, the Company entered into a $200,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest bearing payments of $5,556 from the date of closing.

F-31

Consulting Agreements

On May 29, 2020, in connection with the Management Buyout Transaction, Unique entered into a Consulting Services Agreement for a term of three years with Great Eagle Freight Limited (“Great Eagle” or “GEFD”), a Hong Kong Company (the “Consulting Services Agreement”). Pursuant to the Consulting Services Agreement, GEFD will provide Unique with logistics services, agents management services, support services, accounting and financial controls support, software, and IT support. Great Eagle will also provide the Company with strategic introductions and negotiations with new customers. The Company shall pay to GEFD $500,000 per year until the expiration of the agreement on May 28, 2023. The fair value of the services was determined to be less than the cash payments and the difference was recorded as Contingent Liability on the consolidated balance sheets and amortized over the life of the agreement. Unique paid $250,000 during the year ended May 31, 2021, and amortized balances were $565,338 and $848,010 as of May 31, 2021, and 2020, respectively.

The Company utilizes a financial reporting firm owned and controlled by David Briones, a member of our Board of Directors. The service fees are $5,000 per month. Total fees were $60,000 and none for years ended May 31, 2021 and the period October 28, 2019 (Inception) through May 31, 2020, respectively.

Security Deposit

FTS provides Importer of Record (“IOR”) services to the Company’s customers on behalf of the Company. Pursuant to the IOR agreement with the Company, FTS maintains a Customs Bond in order to continue the agreed upon IOR services. In addition, FTS requires a security deposit which will be utilized by FTS to settle any charges, penalties or tax assessments incurred when performing IOR services for the Company. As of May 31, 2021 and 2020, the security deposit was $175,000.

Accounts Receivable - trade and Accounts Payable - trade

Transactions with related parties account for $1,274,250 and $10,839,224 of accounts receivable - trade and accounts payable – trade as of May 31, 2021, respectively, and $1,321,473 and $4,171,839 of accounts receivable – trade and accounts payable – trade as of May 31, 2020, respectively.

Revenue and Expenses

Revenue from related party transactions is for export services from related parties or for delivery at place imports nominated by such related parties. For the year ended May 31, 2021, these transactions represented $2,355,214 of revenue.

Direct costs are services billed to the Company by related parties for shipping activities. For the year ended May 31, 2021, these transactions represented $54,898,109 of total direct costs.

9.	RETIREMENT PLAN

 The Company had three separate 401(k) plans up to July 31, 2020. In each Plan employees could contribute up to a maximum permitted by law. For one of the plans, the Company had the discretionary option of matching employee contributions. The second plan was a Safe Harbor Plan where up to first 3% contribution was matched at 100% and additional 2% contribution at 50% match. The third plan allowed for maximum of 100% match.

Effective August 1, 2020 the Company consolidated its 401(k) plans into two plans, in one of which the Company has the discretionary option of matching employee contributions and in the other the Company matches 20% on the first 100% contribution. In either Plan, employees can contribute 1% to 98% of gross salary up to a maximum permitted by law.

The Company recorded expense of $45,867 for the year ended May 31, 2021, respectively, and $0 for the period from October 28, 2019 (inception) through May 31, 2020.

10.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 800,000,000 shares of stock, a par value of $0.001 per share.

During the year ended May 31, 2021, the Company issued 28,291,180 shares of the Company’s common stock to a consultant. The shares have an aggregated fair value of approximately $91,666 which was expensed immediately.

On October 9, 2020, the Company’s Chief Executive Officer converted 30,000 shares of Series B Preferred Stock into an aggregate of 196,394,100 shares of the Company’s common stock.

F-32

On November 30, 2020, the Company issued 27,833,754 shares of the Company’s Common Stock to a consultant. The shares have an aggregated fair value of approximately $50,000 which was expensed immediately.

On February 16, 2021, the Company issued 457,426 shares of the Company’s Common Stock to a consultant. The shares have an aggregated fair value of approximately $41,666 which was expensed immediately.

On April 12, 2021, a noteholder converted $63,692 in principal and interest into 35,455,872 shares of the Company’s common stock. See Note 7.

As of May 31, 2021 and 2020, there were 393,742,663 and 0 shares of Common Stock issued and outstanding, respectively.

Preferred Shares

The Company is authorized to issue 5,000,000 shares of preferred stock have a par value of $0.001 per share.

Series A Convertible Preferred

The Company has designated 130,000 shares of preferred stock as Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”). The holders of Series A Preferred, subject to the rights of holders of shares of the Company’s Series B Preferred Stock, which shares will be pari passu with the Series A Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior and in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series A Preferred shall have a stated value equal to $0.001. Each share of Series A Preferred Stock can be converted into 6,546.47 shares of the Company’s authorized but unissued shares of Common Stock.

Share amounts at May 31, 2021 have been retroactively restated to account for the share exchange in connection with reverse merger. As of May 31, 2021 and 2020, there were 130,000 shares of Series A Preferred Stock issued and outstanding.

Series B Convertible Preferred

The Company has designated 870,000 shares of preferred stock as Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred”). The holders of Series B Preferred, subject to the rights of holders of shares of the Company’s Series A Preferred Stock which shares will be pari passu with the Series B Preferred in terms of liquidation preference and dividend rights, shall be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock. $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share. Each share of Series B Preferred shall have a stated value equal to $0.001. Each share of Series A Preferred can be converted into 6,546.47 shares of the Company’s authorized but unissued shares of Common Stock.

As noted above, on October 9, 2020, the Company’s Chief Executive Officer converted 30,000 shares of Series B Preferred Stock into an aggregate of 196,394,100 shares of the Company’s common stock.

Share amounts at May 31, 2021 have been retroactively restated to account for the share exchange in connection with reverse merger. As of May 31, 2021 and 2020, there were 840,000 and 870,000 shares of Series B Preferred Stock issued and outstanding, respectively.

Warrants

The following is a summary of the Company’s warrant activity:

		Weighted Average
	Warrants	Exercise Price
Outstanding – May 31, 2020	-	$-
Exercisable – May 31, 2020	-	$-
Granted	1,140,956,904	$0.002
Outstanding – May 31, 2021	1,140,956,904	$0.002
Exercisable – May 31, 2021	1,140,956,904	$0.002

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Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.002	1,140,956,904	4.36	$0.002	1,140,956,904	$0.002

At May 31, 2021, the total intrinsic value of warrants outstanding and exercisable was $111,875,388.

11.	COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Company that, if adversely determined, would in the Company’s management’s judgment have a material adverse effect on the Company.

Leases

The Company leases office space, warehouse facilities and equipment under non-cancelable lease agreements expiring on various dates through October 2028. Office leases contain provisions for future rent increases. The Company adopted ASC 842 from inception, requiring the Company to recognize an asset and liability on the consolidated balance sheets for lease arrangements with terms longer than 12 months. The Company has elected the practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowing over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company’s determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts. Variable payments related to pass-through costs for maintenance, taxes and insurance or adjustments based on an index such as Consumer Price Index are not included in the measurement of the lease liability or asset and are expensed as incurred.

The components of lease expense were as follows:

For the Year Ended May 31, 2021

Operating lease	$1,506,090
Interest on lease liabilities	148,039
Total net lease cost	$1,654,129

Supplemental balance sheet information related to leases was as follows:

	May 31, 2021	May 31, 2020

Operating leases:
Operating lease ROU assets – net	$3,797,527	$4,770,280

Current operating lease liabilities, included in current liabilities	$1,466,409	$1,288,216
Noncurrent operating lease liabilities, included in long-term liabilities	2,431,144	3,482,064
Total operating lease liabilities	$3,897,553	$4,770,280

F-34

Supplemental cash flow and other information related to leases was as follows:

	For the Year Ended May 31, 2021	For the Period from October 28, 2019 (Inception) Through May 31, 2020

ROU assets obtained in exchange for lease liabilities:
Operating leases	$223,242	$4,770,280
Weighted average remaining lease term (in years):
Operating leases	4.04	4.48
Weighted average discount rate:
Operating leases	4.25%	4.25%

As of May 31, 2021, future minimum lease payments under noncancelable operating leases are as follows:

Future Minimum Payments for the Twelve Months Ending May 31,
2022	$1,598,287
2023	958,942
2024	528,755
2025	455,771
2026	256,978
Thereafter	467,008
Total lease payments	4,265,740
Less: imputed interest	(368,187)
Total lease obligations	$3,897,553

Accounts Receivable Facility

On May 29, 2020, the Company entered into a Secured Accounts Receivable Facility (the “Facility”) with Corefund Capital, LLC (“Core”), pursuant to which Core agreed to purchase from the Company up to an aggregate of $12,000,000 of accounts receivables. The Facility provides Core with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. The Facility includes fees payable to Core based on the number of days between the date on which an account was purchased by Core and the date on which the Company repurchased the account or the customer paid, as follows: (i) Less than or equal to 30 days, a 1.5% fee; (ii) more than 30 days but less than or equal to 40 days, a 1.75% fee; (iii) more than 40 days but less than or equal to 50 days, a 2.0% fee; (iv) more than 50 days but less than or equal to 60 days, a 2.25% fee; (v) more than 60 days but less than or equal to 90 days, a 2.50% fee; (vi) if more than 90 days, a 2.50% fee for each additional week or portion thereof. Fees related to factoring transactions with Core were approximately $4,472,000 for the year ended May 31, 2021. The net principal balance of trade accounts receivable outstanding under the factoring agreement was approximately $31,750,000 and $3,900,000 as of May 31, 2021 and 2020, respectively.

On November 2, 2020, the Company, entered into an Amendment to the Facility (the “Amendment”) with Core, pursuant to which the Company and Core agreed to increase the credit line provided in the original Secured Accounts Receivable Facility, dated May 29, 2020, from $12,000,000 up to $25,000,000. The remaining terms of the Facility were unchanged by the Amendment. The Facility has been terminated by the Company on May 29, 2021, and was renewed on June 17, 2021, under the same terms and conditions as the original agreement and the credit line was set at $2.0 million.

F-35

12.	INCOME TAX PROVISION

The income tax provision consists of the following:

	May 31, 2021	May 31, 2020
Federal
Current	$521,293	-
Deferred	(208,560)	-
State and Local
Current	262,576	-
Deferred	(55,440)	-
Income tax benefit	$519,869	$-

The Company has U.S. federal net operating loss carryovers (NOLs) of approximately $66,087 as of May 31, 2021, available to offset taxable income through 2021. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. The Company also has California State Net Operating Loss carry overs of $262,678 as of May 31, 2021, available to offset future taxable income through 2041.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. For the year ended May 31, 2021, there was no valuation allowance necessary.

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No interest or penalties on unpaid tax were recorded during the year ended May 31, 2021 and no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

F-36

The Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

Deferred Tax Assets	Year Ended May 31, 2021	For the Period October 28, 2019 (Inception) through May 31, 2020
Net Operating Loss	$-	$40,000
Debt discount liability	288,555
Allowance for doubtful accounts	39,414
Goodwill	19,513
Total deferred tax assets	347,482	40,000
Valuation allowance	-	(40,000)
Deferred tax asset, net of valuation allowance	347,482	-

Deferred Tax Liabilities
Fixed assets	(84,261)
Net deferred tax asset (liability)	$263,221	$-

The expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense benefit as follows:

	Year Ended May 31, 2021	For the Period October 28, 2019 (Inception) through May 31, 2020
US Federal statutory rate (%)	21.0	21.0
State income tax, net of federal benefit	8.4	9.0
Change in valuation allowance	(1.7)	(30.0)
Other permanent differences, net	(4.5)
Income tax provision (benefit) (%)	23.2	-

13.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued. Based on this evaluation, the Company has identified the following reportable subsequent events other than those disclosed elsewhere in these consolidated financial statements.

On June 1, 2021, the Company entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement). Upon receipt of any advance, Seller agreed to sell and assign all of its rights in accounts receivables and all proceeds thereof. Seller granted to Purchaser a continuing ownership interest in the accounts purchased under the Agreement (the “Purchased Accounts”) and, secured and as collateral security for all Obligations (as defined below), Seller granted to Purchaser a continuing first priority security interest in all of Seller’s assets. The facility is for an initial term of twenty-four (24) months (the “Term”) and may be extended or renewed, unless terminated in accordance with the TBK Agreement. The TBK Agreement replaces the Company’s prior agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020, pursuant to which Core agreed to purchase from the Company up to an aggregate of $25 million of accounts receivables (the “Core Facility”). The Core Facility provided Core with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility has been terminated along with all security interests granted to Core and replaced with the TBK Agreement.

F-37

On June 1, 2021, Trillium Partners LP (“Trillium”) and 3a Capital Establishment (“3a”), together (the “Investors”) extended the maturity dates of the October 8, 2020, subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “Trillium Note”) Trillium Note and October 14, 2020, 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “3a Note”) from October 6, 2021, to October 6, 2022.

On June 1, 2021, the Investors also extended the maturity dates of the January 28, 2021, 10% secured subordinated convertible promissory note in the principal amount of $916,666 or $1,833,333 in the aggregate (each a “Note” and together the “Notes”) Trillium Note and the 3a Note from January 28, 2022, to January 28, 2023.

Effective June 17, 2021, the Company and Corefund Capital, LLC amended the Prior Agreement (the “Addendum”) rescinding the Company’s termination notice of the Prior Agreement. The Addendum provides for a credit line of $2 million with no term and no early termination fee which is in addition to the facility provided under the TBK Agreement. Pursuant to the Addendum, the Company and Core agreed that Core would refile a UCC lien on the Company. The UCC lien will include the following collateral: all seller’s assets now owned and hereafter acquired accounts; chattel paper; deposit accounts; contract rights; letter of credit rights; instruments; payment and general intangibles; goods; inventory; insurance proceeds; equipment and fixtures; investment property; and all books and records relating to all the foregoing property, including without limitation, all computer programs; and all proceeds of the foregoing. All other terms and conditions not amended by the Addendum will remain in full force and effect.

On June 28, 2021, a noteholder converted $71,855.20 in convertible notes (principal and interest) into 40,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share.

On July 8, 2021, a noteholder converted $15,620.83 in convertible notes (principal and interest) into 8,695,727 shares of the Company’s common stock at a rate of $0.00179638 per share.

On July 22, 2021, the Company entered into an amendment of the 10% promissory note in the principal aggregate amount of $1 million with Trillium Partners L.P to extend the original maturity date of the note from June 15, 2021 to October 31, 2021 to provide Company with additional time for payment. The remaining terms of the note remained unchanged by the amendment.

On August 3, 2021, a noteholder converted $24,418.89 in convertible notes (principal and interest) into 13,593,388 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment Agreement (the “First Amendment”) to increase the credit facility from $30 million to $40 million during the Temporary Increase Period, the period commencing on August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remained unchanged.

On August 9, 2021, a noteholder converted $12,820.83 in convertible notes (principal and interest) into 7,137,037 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 9, 2021, the Company was notified by the Century Bank that the SBA loan received on March 9, 2021, pursuant to the second round of the Paycheck Protection Program (the “PPP”) under the CARES Act, (the “PPP Loan”) in the aggregate amount of $358,236 has been approved by the SBA for the forgiveness.

On August 13, 2021, Unique Logistics International, Inc. (the “Company”) issued 125,692,224 shares of the Company’s common stock (the “Preferred Conversion Shares”) pursuant to the conversion of 19,200 shares of Series B Convertible Preferred Stock held by Frangipani Trade Services Inc, an entity 100% owned by the Company’s Chief Executive Officer.

F-38

On August 19, 2021, we entered into a securities exchange agreement (the “Exchange Agreement”) with certain holders holding notes and warrants of the Company, 3a Capital Establishment and Trillium Partners, LP, respectively (each, including its successors and assigns, a “Holder” and collectively the “Holders”). Pursuant to the Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire the New Securities (as defined herein) in exchange for the Surrendered Securities (as defined in the Exchange Agreement). “New Securities” means a number of Exchange Shares determined by applying the Exchange Ratio upon consummation of a Qualified Financing (as defined in the exchange Agreement). “Surrendered Securities” means the October Notes, January Notes, October Warrants, and January Warrants (as aforesaid notes and warrants defined in the Exchange Agreement).

In the event the number of Exchange Shares would result in the Holder beneficially owning more than the Beneficial Ownership Limitation (as defined in the Exchange Agreement), all such Exchange Shares in excess of the Beneficial Ownership Limitation shall be issued as a number of shares of newly created Series C Convertible Preferred Stock.

The closing will occur on the Trading Day on which all of the Transaction Documents (as defined in Exchange Agreement) have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders’ obligations to tender the Surrendered Securities at such Closing, and (ii) the Company’s obligations to deliver the New Securities, in each case, have been satisfied or waived (the “Closing Date”).

Registration Rights Agreement

In connection with the Exchange Agreement, on August 19, 2021, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company agreed to register the Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required with respect to the registration statement filed in connection with the Qualified Financing (the “Qualified Financing Registration Statement”), on or prior to each filing date, to prepare and file with the SEC a Registration Statement (as defined below) covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

The Qualified Financing Registration Statement shall include Registrable Securities only on behalf of 3a Capital Establishment, comprised of 25,000,000 shares of Common Stock currently held by 3a Capital Establishment, which, if such 25,000,000 shares is not equal to $1,000,000 of value valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing, shall be increased or decreased to a number of shares of Common Stock equal to $1,000,000 valued at the lowest price at which shares of Common Stock are issued in the Qualified Financing. Each other Registration Statement to be filed under the Registration Rights Agreement shall include all Registrable Securities, except as described above.

F-39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2021

F-40

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30, 2021	May 31, 2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$840,756	$252,615
Accounts receivable – trade, net	142,577,549	20,369,747
Contract assets	50,004,259	23,423,314
Factoring reserve	-	7,593,665
Other prepaid expenses and current assets	980,779	761,458
Total current assets	194,403,343	52,400,799

Property and equipment – net	200,721	192,092

Other long-term assets:
Goodwill	4,463,129	4,463,129
Intangible assets – net	7,691,279	8,044,853
Operating lease right-of-use assets – net	3,087,387	3,797,527
Deposits and other assets	879,362	555,362
Other long-term assets	16,121,157	16,860,871
Total assets	$210,725,221	$69,453,762

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable – trade	$75,885,954	$38,992,846
Accrued expenses and other current liabilities	10,710,006	2,383,915
Accrued freight	49,337,707	10,403,430
Contract liabilities	20,331,879	-
Revolving credit facility	29,833,248	-
Current portion of notes payable – net of discount	3,918,339	2,285,367
Current portion of long-term debt due to related parties	198,933	397,975
Current portion of operating lease liability	1,399,186	1,466,409
Total current liabilities	191,615,252	55,929,942

Other long-term liabilities	424,002	565,338
Long-term-debt due to related parties, net of current portion	699,334	715,948
Notes payable, net of current portion – net of discount	2,812,704	3,193,306
Operating lease liability, net of current portion	1,799,273	2,431,144
Total long-term liabilities	5,735,313	6,905,736

Total liabilities	197,350,565	62,835,678

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred Stock, $0.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 130,000 issued and outstanding as of November 30, 2021 and May 31, 2021	130	130
Series B Convertible Preferred stock, $0.001 par value; 820,800 and 840,000 shares issued and outstanding as of November 30, 2021 and May 31, 2021, respectively	821	840
Common stock, $0.001 par value; 800,000,000 shares authorized; 655,781,078 and 393,742,663 shares issued and outstanding as of November 30, 2021 and May 31, 2021, respectively	655,782	393,743
Additional paid-in capital	4,889,295	4,906,384
Retained earnings	7,828,628	1,316,987
Total Stockholders’ Equity	13,374,656	6,618,084
Total Liabilities and Stockholders’ Equity	$210,725,221	$69,453,762

See notes to accompanying condensed consolidated financial statements.

F-41

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended November 30,		For the Six Months Ended November 30,
	2021	2020	2021	2020

Revenues:
Airfreight services	$275,070,204	$72,388,144	$327,232,845	$89,887,028
Ocean freight and ocean services	115,421,970	42,601,314	238,722,728	73,254,180
Contract logistics	1,211,056	838,853	1,933,720	1,527,563
Customs brokerage and other services	13,727,459	8,811,109	27,313,256	17,385,916
Total revenues	405,430,689	124,639,420	595,202,549	182,054,687

Costs and operating expenses:
Airfreight services	269,019,226	68,891,139	320,645,001	85,628,080
Ocean freight and ocean services	107,173,955	38,726,139	223,761,697	66,592,372
Contract logistics	679,426	297,758	1,069,826	561,826
Customs brokerage and other services	12,393,603	8,357,835	25,318,695	16,502,717
Salaries and related costs	2,817,938	2,191,247	5,569,318	4,292,136
Professional fees	184,459	228,739	478,326	658,480
Rent and occupancy	489,770	442,605	969,979	901,116
Selling and promotion	2,659,490	846,883	3,692,618	1,898,311
Depreciation and amortization	194,875	191,398	388,672	382,311
Fees on factoring agreements	-	1,410,203	27,000	1,884,263
Other	1,154,945	16,190	1,423,067	238,889
Total costs and operating expenses	396,767,687	121,600,136	583,344,199	179,540,407

Income from operations	8,663,002	3,039,284	11,858,350	2,514,280

Other income (expenses)
Interest expense, net	(1,881,201)	(28,474)	(3,171,480)	(60,913)
Amortization of debt discount	(391,035)	(175,266)	(776,515)	(175,266)
Gain (loss) on extinguishment of convertible notes payable	-	(1,147,856)	780,050	(1,147,856)
Gain on forgiveness of promissory note	-	-	358,236	-
Total other income (expenses)	(2,272,236)	(1,351,596)	(2,809,709)	(1,384,035)

Net income before income tax provision	6,390,766	1,687,688	9,048,641	1,130,245

Income tax provision	1,902,541	290,505	2,537,000	307,199

Net income	$4,488,225	$1,397,183	$6,511,641	$823,046

Net income per common share
– basic	$0.00	$0.00	$0.00	$0.00
– diluted	$0.00	$0.00	$0.00	$0.00

Weighted average common shares outstanding
– basic	1,764,049,961	1,393,560,488	1,687,489,133	1,308,705,539
– diluted	10,899,465,407	9,306,568,440	10,822,904,579	9,221,713,491

See notes to accompanying condensed consolidated financial statements.

F-42

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(unaudited)

For the Six Months Ended November 30, 2021

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, June 1, 2021	130,000	$130	840,000	$840	393,742,663	$393,743	$4,906,384	$1,316,987	$6,618,084

Conversion of Preferred B to Common Stock	-	-	(19,200)	(19)	125,692,224	125,692	(125,673)	-	-

Issuance of Common Stock for the conversion of notes and accrued interest	-	-	-	-	83,811,872	83,812	66,746	-	150,558

Net income	-	-	-	-	-	-	-	2,023,416	2,023,416

Balance, August 31, 2021	130,000	$130	820,800	$821	603,246,759	$603,247	$4,847,457	$3,340,403	$8,792,058

Issuance of Common Stock for the conversion of notes and accrued interest	-	-	-	-	52,534,319	52,534	41,838	-	94,372

Net income	-	-	-	-	-	-	-	4,488,225	4,488,225

Balance, November 30, 2021	130,000	$130	820,800	$821	655,781,078	$655,782	$4,889,295	$7,828,628	$13,374,656

For the Six Months Ended November 30, 2020

	Series A		Series B				Additional
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, June 1, 2020	130,000	$130	870,000	$870	-	$-	$1,523,811	$(408,510)	$1,116,301

Net loss	-	-	-	-	-	-	-	(574,137)	(574,137)

Balance, August 31, 2020	130,000	$130	870,000	$870	-	$-	$1,523,811	$(982,647)	$542,164

Issuance of Common Stock for services rendered	-	-	-	-	27,833,754	27,834	22,166	-	50,000

Conversion of Preferred B to Common Stock	-	-	(30,000)	(30)	196,394,100	196,394	(196,364)	-	-

Recapitalization upon acquisition - net	-	-	-	-	133,601,511	133,602	(179,340)	-	(45,738)

Warrants issued with convertible notes	-	-	-	-	-	-	1,126,497	-	1,126,497

Beneficial conversion feature of convertible notes	-	-	-	-	-	-	873,503	-	873,503

Net income	-	-	-	-	-	-	-	1,397,183	1,397,183

Balance, November 30, 2020	130,000	$130	840,000	$840	357,829,365	$357,830	$3,170,273	$414,536	$3,943,609

See notes to accompanying condensed consolidated financial statements.

F-43

UNIQUE LOGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,511,641	$823,046
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	388,672	382,217
Amortization of debt discount	776,515	175,356
Amortization of right of use assets	710,140	693,404
Share-based compensation	-	50,000
Bad debt expense	850,000	60,000
Gain on forgiveness of note payable	(358,236)	-
(Gain) loss on extinguishment of convertible notes payable	(780,050)	1,147,856
Change in deferred tax asset	(304,000)	(221,000)
Accretion of consulting agreement	(141,336)	(141,336)
Changes in operating assets and liabilities:
Accounts receivable - trade	(123,057,802)	(19,555,154)
Contract assets	(26,580,945)	(7,362,508)
Factoring reserve	7,593,665	(7,284,449)
Other prepaid expenses and current assets	(219,321)	9,666
Deposits and other assets	(20,000)	1,042
Accounts payable - trade	36,893,108	27,528,499
Accrued expenses and other current liabilities	8,764,328	(1,976,209)
Accrued freight	38,934,277	6,880,696
Contract liabilities	20,331,879	-
Operating lease liability	(699,094)	(639,338)
Net Cash (Used in) Provided by Operating Activities	(30,406,559)	571,788

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(43,727)	(15,026)
Net Cash Used in Investing Activities	(43,727)	(15,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	2,000,000	150,000
Repayments of notes payable	(579,165)	(429,165)
Repayments of long-term debt due to related parties	(215,656)	(44,000)
Proceeds from convertible notes payable	-	2,000,000
Borrowings on revolving credit facility, net	29,833,248	-
Cash paid for debt issuance costs	-	(50,000)
Net Cash Provided by Financing Activities	31,038,427	1,626,835

Net change in cash and cash equivalents	588,141	2,183,597

Cash and cash equivalents - Beginning of Period	252,615	1,349,363
Cash and cash equivalents - End of Period	$840,756	$3,532,960
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$422,836	$16,199
Interest	$601,377	$-
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of Series B Preferred to Common Stock	$125,673	$-
Issuance of common stock for the conversion of principal net of accrued interest capitalized to principal to Notes Payable	$193,306	$-
Operating asset and liability	$-	$223,242
Fair value of warrants issued with convertible notes	$-	$1,126,497
Beneficial conversion feature of convertible notes	$-	$873,503

See notes to accompanying condensed consolidated financial statements.

F-44

UNIQUE LOGISTICS INTERNATIONAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2021

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Unique Logistics International, Inc. (the “Company” or “Unique”) is a global logistics and freight forwarding company. The Company currently operates via its wholly owned subsidiaries, Unique Logistics International (NYC), LLC, a Delaware limited liability company (“UL NYC”), and Unique Logistics International (BOS) Inc, a Massachusetts corporation (“UL BOS”), (collectively the “UL US Entities”). The Company provides a range of international logistics services that enable its customers to outsource sections of their supply chain process. This range of services can be categorized as follows:

●	Air Freight services
●	Ocean Freight services
●	Customs Brokerage and Compliance services
●	Warehousing and Distribution services
●	Order Management

Liquidity

The accompanying condensed consolidated financial statements have been prepared on a going concern basis. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

From the inception the Company experienced adverse cash flows from operations, primarily due to significant business growth since inception, entering new markets and products and repayment of an acquisition related debt. As of November 30, 2021, the Company had working capital of approximately $2.8 million compared with $3.5 million negative working capital as of May 31, 2021. Liquidity fluctuations may raise the risk of there being substantial doubt about the Company’s ability to continue as a going concern.

In response to such factors, the Company’s took steps to alleviate the risk of substantial doubt by

●	Repayment of significant portion of its acquisition related debt.
●	Entering a Second Amendment to the TBK Agreement to increase the credit facility from $40.0 million to $47.5 million for the period through January 31, 2022.
●	Entering into a Purchase Money Financing Agreement on September 8, 2021, with Corefund Capital, LLC to enable the Company to finance additional cargo charter flights for the peak shipping season.
●	Entering into an Exchange Agreement on August 4, 2021 and into the Amendment to the Exchange Agreement on December 10, 2021 to exchange all of its Convertible debt into shares of common stock.

The Company also is preparing to raise additional funds through an uplisting on a major securities exchange in early 2022. The funds would be used for acquisitions and partially for operating capital.

Covid-19

In January 2020, the World Health Organization has declared the outbreak of a novel coronavirus (COVID-19) as a “Public Health Emergency of International Concern,” which continues to have an impact throughout the world and has adversely impacted global commercial activity and contributed to significant declines and volatility in financial markets. The coronavirus outbreak and government responses are creating disruption in global supply chains and adversely impacting many industries.

F-45

The outbreak could have a continued material adverse impact on economic and market conditions and trigger a period of global economic slowdown. The extent of the impact of COVID-19 on our operational and financial performance will depend on the effect on our shippers and carriers, all of which are uncertain and cannot be predicted. The rapid development and fluidity of this situation precludes any prediction as to the ultimate material adverse impact of the coronavirus outbreak. Nevertheless, the outbreak presents uncertainty and risk with respect to the Company, its performance, and its financial results. The Company has experienced increased air and ocean freight rates due to overall cargo restraints imposed by shippers and carriers and is in a position to pass these cost increases directly to the customers without significantly affecting its margins.

Due to impacts from the COVID-19 pandemic and the uncertain pace of recovery, seasonal variations in the availability of air and ocean carriers, the volatility of fuel prices and other supply and demand related factors, operating results for the three and six months ended November 30, 2021 are not necessarily indicative of operating results for the entire year.

While we continue to execute our strategic plan, the Company is also in a process of evaluating several other liquidity-oriented options such as raising additional capital, increasing credit limits of the revolving credit facilities, reducing cost of debt, controlling expenditures, and improving its cash collection processes. While many of the aspects of the Company’s plan involve management’s judgments and estimates that include factors that could be beyond our control and actual results could differ from our estimates. These and other factors could cause the strategic plan to be unsuccessful which could have a material adverse effect on our operating results, financial condition, and liquidity.

As of November 30, 2021, we expect to alleviate our going concern needs for at least the next twelve months from the time these financial statements are made available with existing cash and cash equivalents and cash flows from operations. The Company expects to meet its long-term liquidity needs with cash flows from operations and financing arrangements.

Basis of Presentation

The condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited interim financial information furnished herein reflects all adjustments, consisting solely of normal recurring items, which in the opinion of management are necessary to fairly state the financial position of the Company and the results of its operations for the periods presented. This report should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended May 31, 2021. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The condensed consolidated balance sheet at May 31, 2021 was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the condensed consolidated financial statements include determinations of the useful lives and expected future cash flows of long-lived assets, including intangibles, valuation of assets and liabilities acquired in business combinations, estimates of valuation assumptions for long-lived assets impairment, estimates and assumptions in valuation of debt and equity instruments and the calculation of share-based compensation. In addition, the Company makes significant judgments to recognize revenue – see policy note “Revenue Recognition” below.

F-46

Fair Value Measurement

The Company follows the authoritative guidance that establishes a formal framework for measuring fair values of assets and liabilities in the condensed consolidated financial statements that are already required by generally accepted accounting principles to be measured at fair value. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The transaction is based on a hypothetical transaction in the principal or most advantageous market considered from the perspective of the market participant that holds the asset or owes the liability.

The Company utilizes market data or assumptions that market participants who are independent, knowledgeable and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable. The Company attempts to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company is able to classify fair value balances based on the observability of those inputs. The guidance establishes a formal fair value hierarchy based on the inputs used to measure fair value. The hierarchy gives the highest priority to Level 1 measurements and the lowest priority to level 3 measurements, and accordingly, Level 1 measurement should be used whenever possible.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities or published net asset value for alternative investments with characteristics similar to a mutual fund.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Unobservable inputs for the asset or liability.

The methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while management believes its valuation methods are appropriate, the fair value of certain financial instruments could result in a difference fair value measurement at the reporting date. There were no changes in the Company’s valuation methodologies from the prior year.

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts for financial assets and liabilities such as cash and cash equivalents, accounts receivable - trade, contract assets, factoring reserve, other prepaid expenses and current assets, accounts payable – trade and other current liabilities, including contract liabilities, convertible notes, net and current portion of promissory loans approximate fair value due to their short-term nature as of November 30, 2021 and May 31, 2021. The carrying amount of the debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company. Lease liabilities approximate fair value based on the incremental borrowing rate used to discount future cash flows. The Company had no Level 3 assets or liabilities as of November 30, 2021, and May 31, 2021. There were no transfers between levels during the reporting period.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. No loss has been experienced, and management believes it is not exposed to any significant risk on credit.

F-47

Accounts Receivable – Trade

Accounts receivable - trade from revenue transactions are based on invoiced prices which the Company expects to collect. In the normal course of business, the Company extends credit to customers that satisfy pre-defined credit criteria. The Company generally does not require collateral to support customer receivables. Accounts receivable - trade, as shown on the condensed consolidated balance sheets, is net of allowances when applicable. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the condensed consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of the Company’s customers, and an evaluation of the impact of economic conditions. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, net of allowance for doubtful accounts. As of November 30, 2021 and May 31, 2021, the Company recorded an allowance for doubtful accounts of approximately $1,010,000 and $240,000, respectively.

Concentrations

Three major customers represented approximately 62% of accounts receivable as of November 30, 2021. Revenue by the significant customers were represented as follows:

Customer	For the Three Months Ended November 30, 2021	For the Three Months Ended November 30, 2020
A	54%	37%
B	10%	16%
C	8%	-
Total:	72%	53%

Customer	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
A	40%	33%
B	9%	16%
C	7%	-
Total:	56%	49%

Off Balance Sheet Arrangements

On August 30, 2021, the Company terminated its agreement with an unrelated third party (the “Factor”) for factoring of specific accounts receivable. The factoring under this agreement was treated as a sale in accordance with FASB ASC 860, Transfers and Servicing, and is accounted for as an off-balance sheet arrangement. Proceeds from the transfers reflected the face value of the account less a fee, which is presented in costs and operating expenses on the Company’s condensed consolidated statements of operations in the period the sale occurs. Net funds received are recorded as an increase to cash and a reduction to accounts receivable outstanding in the condensed consolidated balance sheets. The Company reported the cash flows attributable to the sale of receivables to third parties and the cash receipts from collections made on behalf of and paid to third parties, on a net basis as trade accounts receivables in cash flows from operating activities in the Company’s condensed consolidated statements of cash flows. The net principal balance of trade accounts receivable outstanding in the books of the factor under the factoring agreement was $31,747,702 as of May 31, 2021. On June 2, 2021 and on August 30, 2021, the Company repurchased all of its factored trade accounts receivables from the Factor, in the amounts of $31,596,215 and $1,415,445, respectively, utilizing its TBK revolving credit facility (See Note 5).

F-48

During the factoring agreement in place, the Company acted as the agent on behalf of the Factor for the arrangements and had no significant retained interests or servicing liabilities related to the accounts receivable sold. The agreement provided the Factor with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. In order to mitigate credit risk related to the Company’s factoring of accounts receivable, the Company may purchase credit insurance, from time to time, for certain factored accounts receivable, resulting in risk of loss being limited to the factored accounts receivable not covered by credit insurance, which the Company does not believe to be significant.

During the three months ended November 30, 2020, the Company factored accounts receivable invoices totaling approximately $73.8 million, pursuant to the Company’s factoring agreement, representing the face value of the invoices. During the six months ended November 30, 2021 and 2020, the Company factored accounts receivable invoices totaling approximately $4.3 million and $111.7 million, respectively, pursuant to the Company’s factoring agreement, representing the face value of the invoices. The Company recognizes factoring costs upon disbursement of funds. The Company incurred expenses totaling approximately $1,410,000, pursuant to the agreements for the three months ended November 30, 2020. The Company recognizes factoring costs upon disbursement of funds. The Company incurred expenses totaling approximately $27,000 and $1,884,000, pursuant to the agreements for the six months ended November 30, 2021 and 2020. Factoring expenses are presented in costs and operating expenses on the condensed consolidated statement of operations.

Income Taxes

The Company files a consolidated income tax return for federal and most state purposes.

Management has determined that there are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company were to incur an income tax liability in the future, interest and penalties on any income tax liability would be reported as interest expense. Management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analysis of tax laws, regulations, and interpretations thereof as well as other factors. Generally, federal, state, and local authorities may examine the Company’s tax returns for three to four years from the filing date and the current and prior three to four years remain subject to examination as of December 31, 2020 for the UL US Entities, January 31, 2020 for the Company and May 31, 2020 for Unique Logistics Holdings, Inc.,(“UL HI”), a Delaware corporation, formed on October 28, 2019, for the purpose of conducting a management buyout of three United States subsidiaries majority owned by Unique Logistics Holdings Ltd., a Hong Kong company (“UL HK”).

The Company uses the assets and liability method of accounting for deferred taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the balance sheet carrying amounts of existing assets and liabilities and their respective tax basis. As of November 30, 2021 and May 31, 2021, the Company recognized a deferred tax asset of $568,000 and $264,000, respectively, which is included in deposits and other assets on the condensed consolidated balance sheets. The Company regularly evaluates the need for a valuation allowance related to the deferred tax asset.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to receive in exchange for services. The Company recognizes revenue upon meeting each performance obligation based on the allocated amount of the total consideration of the contract to each specific performance obligation.

To determine revenue recognition, the Company applies the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue as or when the performance obligation is satisfied.

F-49

Revenue is recognized as follows:

i.	Freight income - export sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the sail or departure from origin port. The Company is the principal in these transactions and recognizes revenue on a gross basis.

ii.	Freight income - import sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the delivery to the customer’s designated location. The Company is the principal in these transactions and recognizes revenue on a gross basis.

iii.	Customs brokerage and other service income

Customs brokerage and other service income from the provision of other services are recognized at the point in time the performance obligation is met.

The Company’s business practices require, for accurate and meaningful disclosure, that it recognizes revenue over time. The “over time” policy is the period from point of origin to arrival of the shipment at US Port of entry (or in the case when the customer requires delivery to a designated point, the arrival at that delivery point). This over time policy requires the Company to make significant judgements to recognize revenue over the estimated duration of time from port of origin to arrival at port of entry. The point in the process when the Company meets its obligation in the port of entry and the subsequent transfer of the goods to the customer is when the customer has the obligation to pay, has taken physical possession, has legal title, risk and awards (ownership) and has accepted the goods. The Company has elected to not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts with its customers have an expected duration of one year or less.

The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection.

Revenue billed prior to realization is recorded as contract liabilities on the condensed consolidated balance sheets and contract costs incurred prior to revenue recognition are recorded as contract assets on the condensed consolidated balance sheets.

Contract Assets

Contract assets represent amounts for which the Company has the right to consideration for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer. Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable - trade.

Contract Liabilities

Contract liabilities represent the amount of obligation to transfer goods or services to a customer for which consideration has been received.

F-50

Significant Changes in Contract Asset and Contract Liability Balances for the six months ended November 30, 2021:

	Contract Assets Increase (Decrease)	Contract Liabilities (Increase) Decrease

Reclassification of the beginning contract liabilities to revenue, as the result of performance obligation satisfied	$-	$-
Cash Received in advance and not recognized as revenue	-	(20,331,879)
Reclassification of the beginning contract assets to receivables, as the result of rights to consideration becoming unconditional	(11,003,081)	-
Contract assets recognized, net reclassification to receivables	37,584,026	-
Net Change	$26,580,945	$(20,331,879)

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates gross revenue by significant geographic area for the three and six months ended November 30, 2021 and 2020 based on origin of shipment (imports) or destination of shipment (exports):

	For the Three Months Ended November 30, 2021	For the Three Months Ended November 30, 2020
China, Hong Kong & Taiwan	$125,312,137	$58,742,573
Southeast Asia	164,883,397	40,546,168
United States	16,212,165	14,946,011
India Sub-continent	78,801,261	6,370,739
Other	20,221,729	4,033,929
Total revenue	$405,430,689	$124,639,420

	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
China, Hong Kong & Taiwan	$203,417,446	$95,051,241
Southeast Asia	240,260,018	49,678,000
United States	23,204,268	20,223,652
India Sub-continent	99,449,575	10,386,329
Other	28,871,242	6,715,465
Total revenue	$595,202,549	$182,054,687

Segment Reporting

Based on the guidance provided by ASC Topic 280, Segment Reporting, management has determined that the Company currently operates in one geographical segment and consists of a single reporting unit given the similarities in economic characteristics between its operations and the common nature of its products, services and customers.

Earnings per Share

The Company adopted ASC 260, Earnings per share, guidance from the inception. Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. Basic EPS is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding, including warrants exercisable for less than a penny, (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the consolidated statements of operations) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-51

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income attributable to common stockholders per common share.

	For the Three Months Ended
	November 30, 2021	November 30, 2020
Numerator:
Net income attributable to common stockholders	$4,488,225	1,397,183
Effect of dilutive securities:	391,035	175,356

Diluted net income	$4,879,260	$1,572,539

Denominator:
Weighted average common shares outstanding – basic	1,764,049,961	1,393,560,488

Dilutive securities (a):
Series A Preferred	1,316,157,000	1,177,041,100
Series B Preferred	5,499,034,800	5,499,034,800
Convertible notes	2,320,223,646	1,236,932,052
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	10,899,465,407	9,306,568,440

Basic net income per common share	$0.00	$0.00

Diluted net income per common share	$0.00	$0.00

(a) - Anti-dilutive securities excluded:	-	-

	For the Six Months Ended
	November 30, 2021	November 30, 2020
Numerator:
Net income attributable to common stockholders	$6,511,641	823,046
Effect of dilutive securities:	776,515	175,356

Diluted net income	$7,288,156	$998,402

Denominator:
Weighted average common shares outstanding – basic	1,687,489,133	1,308,705,539

Dilutive securities (a):
Series A Preferred	1,316,157,000	1,177,041,100
Series B Preferred	5,499,034,800	5,499,034,800
Convertible notes	2,320,223,646	1,236,932,052
Warrants	-	-

Weighted average common shares outstanding and assumed conversion – diluted	10,822,904,579	9,221,713,491

Basic net income per common share	$0.00	$0.00

Diluted net income per common share	$0.00	$0.00

(a) - Anti-dilutive securities excluded:	-	-

F-52

2.	PROPERTY AND EQUIPMENT

Major classifications of property and equipment are summarized below:

	November 30, 2021	May 31, 2021

Furniture and fixtures	$97,716	$84,085
Computer equipment	135,746	108,479
Software	30,609	27,780
Leasehold improvements	27,146	27,146
	291,217	247,490
Less: accumulated depreciation	(90,496)	(55,398)
	$200,721	$192,092

Depreciation expense charged to income for the three months ended November 30, 2021 and 2020 amounted to $18,088 and $14,611. Depreciation expense charged to income for the six months ended November 30, 2021 and 2020 amounted to $35,098 and $28,643.

3.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	November 30, 2021	May 31, 2021

Trade names / trademarks	$806,000	$806,000
Customer relationships	7,633,000	7,633,000
Non-compete agreements	313,000	313,000
	8,752,000	8,752,000
Less: Accumulated amortization	(1,060,721)	(707,147)
	$7,691,279	$8,044,853

Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on a straight-line basis over 12 to 15 years. For the three months ended November 30, 2021 and 2020, amortization expense related to the intangible assets was $176,787. For the six months ended November 30, 2021 and 2020, amortization expense related to the intangible assets was $353,574. As of November 30, 2021, the weighted average remaining useful lives of these assets was 7.83 years.

F-53

Estimated amortization expense for the next five years and thereafter is as follows:

Twelve Months Ending November 30,
2022	$353,574
2023	707,148
2024	602,814
2025	602,814
2026	602,814
Thereafter	4,822,114
$7,691,279

4.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	November 30, 2021	May 31, 2021

Accrued salaries and related expenses	$351,021	$672,455
Accrued sales and marketing expense	2,067,913	539,810
Accrued professional fees	181,066	75,000
Accrued income tax	2,678,991	256,286
Accrued overdraft liabilities	5,065,419	790,364
Accrued interest expense	249,557	-
Other accrued expenses and current liabilities	116,039	50,000
	$10,710,006	$2,383,915

5.	FINANCING ARRANGEMENTS

Financing arrangements on the consolidated balance sheets consists of:

	November 30, 2021	May 31, 2021

Revolving Credit Facility	$29,833,248	$-
Promissory note (PPP)	-	358,236
Promissory notes (EIDL)	-	150,000
Notes payable	4,526,677	2,528,886
Convertible notes – net of discount of $1,656,792 and $1,607,283, respectively	2,204,366	2,441,551
	36,564,291	5,478,673
Less: current portion (1)	(33,751,587)	(2,285,367)
	$2,812,704	$3,193,306

(1)	As of November 30, 2021, a current portion of outstanding debt is represented by a revolving line of credit in the amount of $29,833,248 and of a current portion of the notes payable in the amount of $3,918,339.

Revolving Credit Facility

On June 1, 2021, the Company entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement). Upon receipt of any advance, Seller agreed to sell and assign all of its rights in accounts receivables and all proceeds thereof. Seller granted to Purchaser a continuing ownership interest in the accounts purchased under the Agreement. Seller granted to Purchaser a continuing first priority security interest in all of Seller’s assets. The facility is for an initial term of twenty-four (24) months (the “Term”) and may be extended or renewed, unless terminated in accordance with the TBK Agreement. The TBK Agreement replaced the Company’s prior agreement with Corefund Capital, LLC (“Core”) entered into on May 29, 2020, pursuant to which Core agreed to purchase from the Company up to an aggregate of $25 million of accounts receivables (the “Core Facility”).

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The Core Facility provided Core with security interests in purchased accounts until the accounts have been repurchased by the Company or paid by the customer. As of June 1, 2021, the Core Facility has been terminated along with all security interests granted to Core and replaced with the TBK Agreement. This facility temporarily renewed on June 17, 2021, under the same terms and conditions as the original agreement and the credit line was set at $2.0 million and terminated again on August 31, 2021, after the Company repurchased all its factored accounts receivable.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment Agreement to increase the credit facility from $30.0 million to $40.0 million during the Temporary Increase Period, the period commencing on August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remained unchanged.

On September 17, 2021, the parties to the TBK Agreement entered into a Second Amendment to the TBK Agreement primarily to increase the credit facility from $40.0 million to $47.5 million for the period commencing on August 4, 2021, through and including January 31, 2022.

Purchase Money Financing

On September 8, 2021 (the “Effective Date”), the Company entered into a Purchase Money Financing Agreement (the “Financing Agreement”) with Corefund Capital, LLC (“Corefund”) in order to enable the Company to finance additional cargo charter flights for the peak shipping season.

Pursuant to the Financing Agreement, the Company may, from time to time, request financing from Corefund to enable the Company to engage Company’s suppliers to provide chartered cargo flights for the Company’s clients. The Company may also request that Corefund tender payments directly to a supplier. Corefund requires payments from a buyer to be made to a Deposit Account Control Agreement account at an agreed upon bank where Corefund is the sole director and accessor to the account for the term of the relationship.

As collateral securing its obligations under the Financing Agreement, the Company granted Corefund a continuing security interest in all of the Company’s now owned and hereafter acquired Accounts Receivable (“Collateral”) subject to the security interest granted pursuant to that certain Revolving Purchase, Loan and Security Agreement, dated as of June 2, 2021. Immediately upon an Event of Default (as defined in the Financing Agreement), all outstanding obligations shall accrue interest at the rate of 0.1% (one-tenth of one percent) per day. If the Company substantially ceases operating as a going concern, and the proceeds of the Collateral created after the occurrence of an Event of Default (the “Default”) are in excess of the obligations at the time of Default, the Company shall pay to Corefund a liquidation success premium of 10 percent of the amount of such excess. The Financing Agreement contains ordinary and customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable.

Promissory Note (PPP)

On March 9, 2021, the Company was granted a loan in the aggregate amount of $358,236, pursuant to the second round of the Paycheck Protection Program (the “PPP”) under the CARES Act. The Loan, which was in the form of a note, matures on March 5, 2026, and bears interest at a rate of 1% per annum. The Loan is payable in equal monthly instalments after the Deferral Period which ends on the day of the Forgiveness Deadline. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. The funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, and utilities. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Loan was forgiven on August 9, 2021 and is included in gain on forgiveness of promissory notes on the condensed consolidated statements of operations.

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Notes Payable

On May 29, 2020, the Company entered into a $1,825,000 note payable as part of the acquisition related to UL ATL. The loan bears a zero percent interest rate and has a maturity of three years, or May 29, 2023. The agreement calls for six semi-annual payments of $304,166.67, for which the first payment was due on November 29, 2020. As of November 30, 2021, and May 31, 2021, the outstanding balance due under the note was $912,500 and $1,825,000, respectively.

On May 29, 2020, the Company entered into a non-compete, non-solicitation and non-disclosure agreement with a former owner of UL ATL. The amount payable under the agreement is $500,000 over a three-year period. The agreement calls for twenty-four monthly non-interest-bearing payments of $20,833.33 with the first payment on June 29, 2020. As of November 30, 2021, and May 31, 2021, the outstanding balance due under the agreement was $125,006 and $500,000, respectively.

On March 19, 2021 the Company issued to an accredited investor a 10% promissory note in the principal aggregate amount of $1,000,000 (the “Trillium Note”) due and payable in 30 days. The Company received aggregate gross proceeds of $1,000,000. On April 7, 2021, the Company entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) superseding and replacing the Original Note. The Amended and Restated Note is in the principal aggregate amount of $1,000,000 and bears interest at a rate of a guaranteed 7.5% or $75,000 at maturity. The Amended and Restated Note matures on June 15, 2021. On September 23, 2021, the Company further amended the Amended and Restated Note pursuant to which the Company and Trillium agreed to extend the maturity date of the Amended and Restated Note to December 31, 2021. As of November 30, 2021, and May 31, 2021, the outstanding balance due under the agreement was $1,249,166 and $1,062,215, respectively.

On October 1, 2021, the Company entered into a Securities Purchase Agreement with Trillium Partners LP and Carpathia LLC (each a “Buyer”) pursuant to which the Company issued to each Buyer a Note in the aggregate principal amount of $1,000,000, respectively, for a total of $2,000,000 (collectively the “Notes”). The Notes mature on March 31, 2022 (the “Maturity Date”). Interest on this Notes shall initially accrue on the outstanding Principal Amount (as defined therein) at a rate equal to twelve (12) % per annum during the first 120 calendar days following the issuance date of this Note (“Issue Date”). Commencing 121 days following the Issue Date and continuing thereafter, absent an Event of Default, interest shall accrue on the outstanding Principal Amount at a rate equal to eighteen (18) % per annum. The Principal Amount and all accrued Interest shall become due and payable on the Maturity Date. Upon the occurrence of any Event of Default, including at any time following the Maturity Date, a default interest rate equal to twenty four percent (24%) per annum shall be in effect as to all unpaid principal then outstanding. The Company shall pay a minimum interest payment equal to twelve percent (12%) on the Principal Amount, or $120,000 (“Minimum Interest Payment”). The Company may prepay the Notes at any time in whole or in part by making a payment equal to (a) the Principal Amount owed under the Notes plus (b) the greater of: (i) all accrued and unpaid interest, or (ii) the Minimum Interest Payment. As of November 30, 2021, the outstanding balance on each of these notes was $1,120,000 and $0, respectively. As of November 30, 2021, the each of the notes included $120,000 of accrued interest.

Convertible Notes

Trillium SPA

On October 8, 2020, the Company entered into a Securities Purchase Agreement (the “Trillium SPA”) with Trillium Partners (“Trillium”) pursuant to which the Company sold to Trillium (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “Trillium Note”) realizing gross proceeds of $1,000,000 (the “Proceeds”) and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “Trillium Warrant”). The Trillium Note was to mature on October 6, 2021 and is convertible at any time. The Company shall pay interest on a quarterly basis in arrears.

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The Company initially determined the fair value of the warrant and the beneficial conversion feature of the note using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders’ Equity.

The note was amended on October 14, 2020, to adjust the conversion price to $0.00179638. Upon amendment, the Company accounted for the modification as debt extinguishment and recorded a loss in the statement of operations for the period ended November 30, 2020.

On June 1, 2021, this Note maturity was extended to October 6, 2022.

On August 19, 2021, Trillium entered into a Securities Exchange Agreement as discussed below.

During the six months ended November 30, 2021, a noteholder converted $131,759 of principal and interest of the convertible note into 73,346,191 shares of the Company’s common stock at a rate of $0.00179640 per share. As of November 30, 2021, and May 31, 2021, the outstanding balance on the Trillium Note was $1,030,000 and $1,104,500.

3a SPA

On October 14, 2020, the Company entered into a Securities Purchase Agreement (the “3a SPA”) with 3a Capital Establishment (“3a”) pursuant to which the Company sold to 3a (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “3a Note”) realizing gross proceeds of $1,000,000 (the “Proceeds”) and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “3a Warrant”). The 3a Note matures on October 6, 2021 (the “Maturity Date”) and is convertible at any time.

The Company determined the fair value of the warrant using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders Equity. The warrant had a grant date fair value of $563,156 and the beneficial conversion feature was valued at $436,844.

On June 1, 2021, this Note maturity was extended to October 6, 2022. Upon this amendment the Company accounted for this modification as debt extinguishment and recorded a net gain of $383,819 in the condensed consolidated statements of operations for the period ended November 30, 2021.

On August 19, 2021, 3a entered into a Securities Exchange Agreement as discussed below (See Securities Exchange Agreement).

As of November 30, 2021 and May 31, 2021 the total unamortized debt discount related to the 3a SPA was $490,528 and $391,757, respectively. During the three and six months ended November 30, 2021, the Company recorded amortization of debt discount totaling $141,598 and $285,048, respectively.

During the three months ended November 30, 2021, the noteholder converted $41,317 in convertible notes into 23,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share. During the six months ended November 30, 2021, a noteholder converted $113,172 in convertible notes into 63,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share. As of November 30, 2021 and May 31, 2021, the outstanding principal balance on the 3a Note was $997,828 and $1,111,000, respectively.

Trillium and 3a January Convertible Notes

On January 28, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Trillium Partners LP (“Trillium”) and 3a Capital Establishment (“3a” together with Trillium, the “Investors”) pursuant to which the Company sold to each of the Investors (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $916,666 or $1,833,333 in the aggregate (each a “Note” and together the “Notes”) realizing gross proceeds of $1,666,666 (the “Proceeds”).

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The Notes mature on January 28, 2022 (the “Maturity Date”) and are convertible at any time. The conversion price of the Note is $0.0032 (the “Conversion Price”). The Company determined the fair value of the warrant using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders Equity. The beneficial conversion feature for both Notes was valued at $1,666,666.

On June 1, 2021, maturity of these Notes was extended to January 28, 2023. Upon this amendment the Company accounted for this modification as debt extinguishment and recorded a net gain of $247,586.

On August 19, 2021, investors entered into a Securities Exchange Agreement as discussed below (See Securities Exchange Agreement).

As of November 30, 2021 and May 31, 2021, the total unamortized debt discount related these Notes was $1,157,290 and $1,215,526, respectively. During the three months ended November 30, 2021 and 2020, the Company recorded amortization of debt discount totaling $243,882 and $162,212. During the six months ended November 30, 2021 and 2020, the Company recorded amortization of debt discount totaling $491,467 and $162,212. As of November 30, 2021, and May 31, 2021, the outstanding balance on these convertible notes was $1,833,334.

Covenants

As of November 30, 2021 and May 31, 2020, the Company was in compliance with all covenants and debt agreements except for Trillium and 3a where the Company was deemed to be in default. On January 29, 2021, the Company and the investors (Trillium and 3a) entered into a waiver agreement which waived any and all defaults underlying the 3a, Trillium and 3a SPA’s and the Trillium and 3a Notes for a period of six months. Subsequently, the Company signed the Securities Exchange Agreement extending this waiver until a Termination Date event as described below.

Securities Exchange Agreements

On August 4, 2021, the Company entered into a securities exchange agreement (the “Exchange Agreement”) with the investors (Trillium and 3a) holding the above listed notes and warrants of the Company (each, including its successors and assigns, a “Holder” and collectively the “Holders”). Pursuant to the Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire the New Securities (as defined herein) in exchange for the Surrendered Securities (the “Old Notes” defined as October and January Notes and Warrants in the Exchange Agreement). “New Securities” means a number of Exchange Shares (as defined in the Exchange Agreement) determined by applying the Exchange Ratio (as defined in the Exchange Agreement) upon consummation of a registered public offering of shares of the Company’s Common Stock (and warrants if included in such financing), at a valuation of not less than $200,000,000.00 pre-money, pursuant to which the Company receives gross proceeds of not less than $20,000,000 and the Company’s Trading Market is a National Securities Exchange (the “Qualified Financing”).

To extent that any events that have occurred prior to the date hereof that could have resulted in an event of default under the Old Notes the Holders hereby waive the occurrence of any such event of default. From the date hereof through the earlier of date of (i) the Closing of the Exchange, or (ii) the Termination Date, the Holders agree to forebear from declaring any such event of default and further agree that will not take any steps to collect on the Old Notes and collect any liquidated damages owed under the Old Registration Rights Agreement (“RRA”). In the event the Exchange closes on or before the Termination Date, the defaults under the Old Notes will be permanently waived and any liquidated damages accrued under the Old RRAs will be forgiven. If the Exchange does not close on or before the Termination Date, the Company will be required to pay all the liquidated damages accrued under the Old RRAs as if this Agreement was never executed and the Holders will be entitled to all of the rights and remedies under the Old Transaction Documents.

Amended Securities Exchange Agreement

On December 10, 2021, Unique Logistics International, Inc. (the “Company”) entered into an amended securities exchange agreement (See Subsequent Event Note 11)

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Upon effectiveness of the Amended Exchange Agreement, the Company no longer has any outstanding convertible notes or warrants.

Future maturities related to the above promissory notes, notes payable and convertible notes are as follows:

Twelve Months Ending November 30,
2022	$3,918,339
2023	4,469,496
8,387,834
Less: current portion	(3,918,339)
Less: unamortized discount	(1,656,792)
$2,812,704

6.	RELATED PARTY TRANSACTIONS

Related party debt consisted of the following:

	November 30, 2021	May 31, 2021

Due to Frangipani Trade Services (1)	$753,273	$903,927
Due to employee (2)	45,000	60,000
Due to employee (3)	99,994	149,996
	898,267	1,113,923
Less: current portion	(198,933)	(397,975)
	$699,334	$715,948

(1)	Due to Frangipani Trade Services (“FTS”), an entity owned by the Company’s CEO, is due on demand and is non-interest bearing. The principal amount of this Promissory Note bears no interest; provided that any amount due under this Note which is not paid when due shall bear interest at an interest rate equal to six percent (6%) per annum. The principal amount is due and payable in six payments of $150,655 the first payment due on November 30, 2021, with each succeeding payment to be made six months after the preceding payment.

(2)	On May 29, 2020, the Company entered into a $90,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest-bearing payments of $2,500 from the date of closing.

(3)	On May 29, 2020, the Company entered into a $200,000 payable with an employee for the acquisition of UL BOS common stock from a previous owner. The payment terms consist of thirty-six monthly non-interest-bearing payments of $5,556 from the date of closing.

Consulting Agreements

Unique entered into a Consulting Services Agreement on May 29, 2020 for a term of three years with Great Eagle Freight Limited (“Great Eagle” or “GEFD”), a Hong Kong Company (the “Consulting Services Agreement”) where the Company pays $500,000 per year until the expiration of the agreement on May 28, 2023. The fair value of the services was determined to be less than the cash payments and the difference was recorded as Contingent Liability on the consolidated balance sheets and amortized over the life of the agreement. Unique paid $250,000 during the year ended May 31, 2021, and amortized balances were $424,002 and $565,338 as of November 30, 2021 and May 31, 2021, respectively.

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The Company utilizes financial reporting services from the firm owned and controlled by David Briones, a member of the Board of Directors. The service fees are $5,000 per month. Total fees were $15,000 and none for three months ended November 30, 2021 and 2020, respectively. Total fees were $30,000 and none for six months ended November 30, 2021 and 2020, respectively.

Accounts Receivable - trade and Accounts Payable - trade

Transactions with related parties account for $39,565,861 and $54,899,638 of accounts receivable and accounts payable as of November 30, 2021, respectively compared to $1,274,250 and $10,839,224 of accounts receivable and accounts payable as of May 31, 2021.

Revenue and Expenses

Revenue from related party transactions is for export services from related parties or for delivery at place imports nominated by such related parties. For the three and six months ended November 30, 2021, these transactions represented $0.3 million and $0.8 million of revenue, respectively.

Revenue from related party transactions is for export services from related parties or for delivery at place imports nominated by such related parties. For the three and six months ended November 30, 2020, these transactions represented $0.6 million and $1.2 million of revenue, respectively.

Direct costs are services billed to the Company by related parties for shipping activities. For the three and six months ended November 30, 2021, these transactions represented $29.3 million and $101.2 million of total direct costs, respectively.

Direct costs are services billed to the Company by related parties for shipping activities. For the three and six months ended November 30, 2020, these transactions represented $23.2 million and $27.6 million of total direct costs, respectively.

7.	RETIREMENT PLANS

We have two savings plans that qualify under Section 401(k) of the Internal Revenue Code. Eligible employees may contribute a portion of their salary into the savings plans, subject to certain limitations. In one of which the Company has the discretionary option of matching employee contributions and in the other the Company matches 20% on the first 100% contribution. In either Plan, employees can contribute 1% to 98% of gross salary up to a maximum permitted by law. The Company recorded expense of $52,028 and $0 for the three months ended November 30, 2021 and 2020, respectively. The Company recorded expense of $56,321 and $12,727 for the six months ended November 30, 2021 and 2020, respectively.

8.	STOCKHOLDERS’ EQUITY

Common Stock

On June 28, 2021, a noteholder converted $71,855.20 in convertible notes (principal and interest) into 40,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share.

On July 8, 2021, a noteholder converted $15,620.83 in convertible notes (principal and interest) into 8,695,727 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 3, 2021, a noteholder converted $24,418.89 in convertible notes (principal and interest) into 13,593,388 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 9, 2021, a noteholder converted $12,820.83 in convertible notes (principal and interest) into 7,137,037 shares of the Company’s common stock at a rate of $0.00179638 per share.

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On September 28, 2021, a noteholder converted $53,054.86 in convertible notes (principal and interest) into 29,534,319 shares of the Company’s common stock at a rate of $0.00179638 per share.

On October 27, 2021, a noteholder converted $41,317 in convertible notes (principal and interest) into 23,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share.

Preferred Shares

Series B Convertible Preferred

On August 13, 2021, Unique Logistics International, Inc. (the “Company”) issued 125,692,224 shares of the Company’s common stock (the “Preferred Conversion Shares”) pursuant to the conversion of 19,200 shares of Series B Convertible Preferred Stock held by Frangipani Trade Services Inc, an entity 100% owned by the Company’s Chief Executive Officer.

Warrants

The following is a summary of the Company’s warrant activity:

		Weighted Average
	Warrants	Exercise Price
Outstanding – May 31, 2021	1,140,956,904	$0.002
Exercisable – May 31, 2021	1,140,956,904	$0.002
Granted	-	$-
Outstanding – November 30, 2021	1,140,956,904	$0.002
Exercisable – November 30, 2021	1,140,956,904	$0.002

Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.002	1,140,956,904	3.85	$0.002	1,140,956,904	$0.002

On November 30, 2021, the total intrinsic value of warrants outstanding and exercisable was $18,088,731.

9.	COMMITMENTS AND CONTINGENCIES

Pending acquisitions

On August 23, 2021, the Company and Unique Logistics Limited, Hong Kong (“ULHK”) entered into a Non-Binding Term Sheet for the Company’s purchase from ULHK of (i) 65% of the capital stock of Unique Logistics International India (Private) Ltd.; (ii) 50% of the capital stock of ULI (North & East China) Company Limited; (iii) 50% of the capital stock of Unique Logistics International (Shanghai) Co. Ltd; (iv) 50% of the capital stock of ULI International Co. Ltd.; (v) 49.99% of TGF Unique Limited; (vi) 100% of the capital stock of Unique Logistics International (H.K.) Limited; (vii) 65% of the capital stock of Unique Logistics International (Vietnam) Co. Ltd.; (viii) 70% of the capital stock of ULI (South China) Limited; (ix) 100% of the capital stock of Unique Logistics International (South China) Ltd.; and (x) 100 of the capital stock of Shenzhen Unique Logistics Limited (collectively the “ULHK Entities”). The initial purchase price, subject to adjustment, to be paid for the ULHK Entities is $22,000,000 payable as follows (i) $21,000,000 payable at closing (ii) $1,000,000 in the form of a zero interest 24-month promissory note. Seller shall also be entitled to an additional $2,500,000 payable (the “Earn-Out

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Payment”) by March 31, 2023, in the event that ULHK Entities EBITDA exceeds $5,000,000 for the calendar year of 2022. Should ULHK Entities EBITDA be less than $5,000,000 but more than $4,500,000 for the 2022 calendar year, the Earn-Out Payment will be adjusted to $2,000,000. No Earn-Out will be paid if the EBITDA of the ULHK Entities is less than $4,500,000 for the 2022 calendar year.

The purchase of ULHK Entities is subject to, among other things, due diligence, receipt and review of definitive agreements, receipt of certain regulatory approvals, audited financial statements, material third part consents and consent of minority shareholders of ULHK Entities

Litigation

From time to time, the Company may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Company that, if adversely determined, would in the Company’s management’s judgment have a material adverse effect on the Company.

Leases

The Company leases office space, warehouse facilities and equipment under non-cancellable lease agreements expiring on various dates through October 2028. Office leases contain provisions for future rent increases. The Company adopted ASC 842 from inception, requiring the Company to recognize an asset and liability on the consolidated balance sheets for lease arrangements with terms longer than 12 months. The Company has elected the practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowing over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company’s determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts. Variable payments related to pass-through costs for maintenance, taxes and insurance or adjustments based on an index such as Consumer Price Index are not included in the measurement of the lease liability or asset and are expensed as incurred.

The components of lease expense were as follows:

	For the Three Months Ended	For the Three Months Ended
	November 30, 2021	November 30, 2020
Operating lease	$430,483	$383,860
Interest on lease liabilities	34,948	47,324
Total net lease cost	$465,431	$431,184

	For the Six Months Ended	For the Six Months Ended
	November 30, 2021	November 30, 2020
Operating lease	$792,684	$737,424
Interest on lease liabilities	87,332	98,065
Total net lease cost	$880,016	$835,489

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Supplemental balance sheet information related to leases was as follows:

	November 30, 2021	May 31, 2021

Operating leases:
Operating lease ROU assets – net	$3,087,387	$3,797,527

Current operating lease liabilities, included in current liabilities	1,399,186	1,466,409
Noncurrent operating lease liabilities, included in long-term liabilities	1,799,273	2,431,144
Total operating lease liabilities	$3,198,459	$3,897,553

Supplemental cash flow and other information related to leases was as follows:

	For the Six Months Ended November, 2021	For the Six Months Ended November, 2020

Cash paid for amounts included in the measurement of lease liabilities:
Operating leases	$-	$639,338
ROU assets obtained in exchange for lease liabilities:
Operating leases	$-	$223,242
Weighted average remaining lease term (in years):
Operating leases	3.90	4.20
Weighted average discount rate:
Operating leases	4.25%	4.25%

Future minimum lease payments under noncancelable operating leases are as follows:

Twelve Months Ending November 30,
2022	$1,500,001
2023	525,640
2024	509,667
2025	354,528
2026	211,383
Thereafter	373,181
Total lease payments	3,474,400
Less: imputed interest	(275,941)
Total lease obligations	$3,198,459

10.	INCOME TAX PROVISION

The income tax expense consists of the following:

	November 30, 2021	November 30, 2020
Federal provision (benefit)
Current	$2,388,000	$307,199
Deferred	(259,579)	-
State and Local provision (benefit)		-
Current	453,000	-
Deferred	(44,421)	-
Total provision	$2,537,000	$307,199

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A reconciliation of the provision for income taxes using the statutory federal income tax rate to our effective income tax rate for the period ended November 30, 2021, is as follows:

	For the Six Months Ended November 30, 2021	For the Six Months Ended November 30, 2020
Federal statutory rate (%)	21%	21%
State income taxes, net of federal benefit	4%	4%
Change in valuation allowance	(3)%	-%
Other, net	6%	3%
Effective income tax rate (%)	28%	27%

As of November 30, 2020, the Company recorded a full valuation allowance against the deferred tax assets due to insufficient evidence to support the utilization of these benefits.

11.	SUBSEQUENT EVENTS

Information Statement

On November 29, 2021, the Company filed an Information Statement with the SEC for the holders of record of the outstanding common stock, informing them of the actions to be effective at least 20 days after the mailing of the Information Statement. Contemplated actions are:

A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within the range of 1-for-300 to 1-for-400 (the “Reverse Stock Split Ratio”)

A decrease in the number of authorized shares of Common Stock from 800,000,000 shares to 250,000,000 shares.

The filing of an amendment to our Articles of Incorporation, as amended, to affect the Reverse Stock Split and the Decrease in Authorized Shares.

Amendment to the Unique 2020 Equity and Incentive Plan (the “2020 Plan”) to set the number of shares of the Company’s Common Stock available for issuance under the 2020 Plan to 1,500,000 shares effective upon the Reverse Stock Split.

Amended Securities Exchange Agreement

On December 10, 2021, Unique Logistics International, Inc. (the “Company”) entered into an amended securities exchange agreement (the “Amended Exchange Agreement”) with two investors holding convertible notes, issued by the Company, in the aggregate remaining principal amount of $3,861,160 plus interest; and warrants to purchase an aggregate of 1,140,956,904 shares of common stock of the Company (the “Surrendered Securities”). Pursuant to the Amended Exchange Agreement, the Company agreed to issue, and the Holders agreed to acquire, in exchange for the Surrendered Securities shares of the newly created Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”) and shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred”, and together with the Series C Preferred, the “Preferred Stock”), of the Company, upon entering into the Exchange Amendment.

In connection with the Amended Exchange Agreement, each of the Holders received that certain number of Preferred Stock equal to one share of Preferred Stock for every $10,000.00 of Note Value held by such Holder (the “Exchange Ratio”). Specifically, the Company issued approximately 194.66 shares of Series C Preferred and issued approximately 191.45 shares of Series D Preferred. In the aggregate, each of the Series C Preferred and Series D Preferred may be converted up to an amount of common stock equal to 12.48% of the Company’s capital stock on a fully diluted basis, subject to adjustment. The designations, rights, preferences, and privileges of the Series C Preferred and Series D Preferred are further described below (the “CODs”).

F-64

Upon effectiveness of the Amended Exchange Agreement, the Company no longer has any outstanding convertible notes or warrants.

Series C and D Preferred

The Company has designated 200 shares of preferred stock, $0.001 par value per share, for each of the Series C Preferred and Series D Preferred. The holders of the Preferred Stock shall be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such liquidation.

Holders of the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding series of Preferred Stock, (a) disproportionally alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the CODs, (b) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of the Preferred Stock, (c) increase or decrease the number of authorized shares of each series of Preferred Stock or (d) enter into any agreement with respect to any of the foregoing.

Repayment of Notes Payable

On January 7, 2022, the Company repaid in full both subordinated notes issued on October 1, 2021 per Purchase Agreement with Trillium Partners LP and Carpathia LLC (each a “Buyer”) pursuant to which the Company issued to each Buyer a Note in the aggregate principal amount of $1,000,000, respectively, for a total of $2,000,000 (collectively the “Notes”). The Company also paid a minimum interest payment of $90,000 on each Note and indebtedness was satisfied in full.

Amended and Restated Promissory Note

On April 7, 2021, the Company entered into an Amended and Restated Promissory Note (the “Amended and Restated Note”) with Trillium Partners (“Trillium”), pursuant to which the Company and Trillium amended and restated in its entirety that certain promissory note, issued to Trillium on March 19, 2020 (the “Original Note”). The Amended and Restated Note was to mature on June 15, 2021 (the “Maturity Date”). On September 23, 2021, the Company further amended the Amended and Restated Note pursuant to which the Company and Trillium agreed to extend the maturity date of the Amended and Restated Note to December 31, 2021. On January 6, 2022, the Company entered into a third amendment to the Amended and Restated Note pursuant to which the Company and Trillium agreed to extend the maturity date of the Amended and Restated Note to March 31, 2022.

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UNIQUE LOGISTICS INTERNATIONAL, INC.

PROSPECTUS

Sole Bookrunner

EF HUTTON

division of Benchmark Investments, LLC

, 2022

Through and including _______ __ , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by us.

Offering Expenses
SEC registration fee	$
FINRA filing fee	$
Transfer Agent Fee	$
Printing expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws provide shall advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The underwriting agreement between the registrant, the selling stockholders and the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

Item 15. Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in that such sales and issuances did not involve a public offering, or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions. Such transactions are listed below:

Pursuant to the Reverse Merger Agreement dated October 8, 2020, the Company (formerly Innocap, Inc.) issued 130,000 shares of our Series A Preferred Stock and 870,000 shares of the Series B Preferred Stock to the Unique Logistics Holdings, Inc., shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of Unique Logistics Holding Inc.

On October 9, 2020, the Company’s Chief executive Officer converted 30,000 shares of Series B Preferred Stock into 196,394,100 shares of the Company’s common stock.

On October 9, 2020, the Company issued 161,435,265 shares of the Company’s common stock traded on the OTC market platform.

On November 30, 2020 and February 16, 2021, the Company issued 27,833,754 and 457,426 shares, respectively, of the Company’s Common Stock to a consultant for services.

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On April 12, 2021, a noteholder converted $63,692.22 (principal and interest) in convertible notes into 35,455,872 shares of the Company’s common stock.

On June 23, 2021, a noteholder converted $25,842.22 (principal and interest) in the convertible notes into 14,385,720 shares of the Company’s common stock.

On June 28, 2021, a noteholder converted $71,855.20 (principal and interest) in the convertible notes into 40,000,000 shares of the Company’s common stock.

On July 8, 2021, a noteholder converted $15,620.83 (principal and interest) in the convertible notes into 8,695,727 shares of the Company’s common stock.

On August 3, 2021, a noteholder converted $24,418.89 (principal and interest) in the convertible notes into 13,593,388 shares of the Company’s common stock.

On August 9, 2021, a noteholder converted $12,820.83 (principal and interest) in the convertible notes into 7,137,037 shares of the Company’s common stock.

On August 12, 2021, the Company’s Chief executive Officer converted 19,200 shares of Series B Preferred Stock into 125,692,224 shares of the Company’s common stock.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.
		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
1.1*	Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization, dated October 8, 2020	8-K	2.1	10/13/2020
3.1	Certificate of Designation of Series A Preferred of Innocap, Inc., dated October 7, 2020	8-K	3.1	10/13/2020
3.2	Certificate of Designation of Series B Preferred of Innocap, Inc., dated October 7, 2020	8-K	3.2	10/13/2020
3.3	Certificate of Designation of Series C Convertible Preferred Stock of Unique Logistics International, Inc., dated December 7, 2021	8-K	3.1	12/13/2021
3.4	Certificate of Designation of Series D Convertible Preferred Stock of Unique Logistics International, Inc., dated December 7, 2021	8-K	3.2	12/13/2021
3.5	Certificate of Correction to Certificate Designation of Series C Convertible Preferred Stock of Unique Logistics International, Inc., dated December 8, 2021	8-K	3.3	12/13/2021
3.6	Certificate of Correction to Certificate Designation of Series D Convertible Preferred Stock of Unique Logistics International, Inc., dated December 8, 2021	8-K	3.4	12/13/2021
3.7	Certificate of Correction to Certificate Designation of Series C Convertible Preferred Stock of Unique Logistics International, Inc., dated December 15, 2021	10-Q	3.5	01/14/2022
3.8	Certificate of Correction to Certificate Designation of Series D Convertible Preferred Stock of Unique Logistics International, Inc., dated December 15, 2021	10-Q	3.6	01/14/2022
3.9	Amended and Restated Articles of Incorporation	8-K	3.1	01/14/2021
3.10	Amended and Restated Bylaws	8-K	3.1	11/09/2021
4.1	10% Convertible Promissory Note, dated October 7, 2020	8-K	4.1	10/13/2020
4.2	Common Stock Purchase Warrant, dated October 7, 2020	8-K	4.2	10/13/2020
4.3	10% Convertible Promissory Note, dated October 14, 2020	8-K	4.2	10/19/2020
4.4	10% Convertible Promissory Note, dated October 14, 2020	8-K	4.3	10/19/2020
4.5	Common Stock Purchase Warrant, dated October 14, 2020	8-K	4.4	10/19/2020
4.6	Amendment No. 1 to Promissory Note, dated November 12, 2020, by and between Innocap, Inc., Unique Logistics Holdings, Inc. and Unique Logistics Holdings Limited	10-K	4.6	08/31/2021
4.7	Form of 10% Secured Subordinated Convertible Note	10-K	4.7	08/31/2021
4.8	10% Promissory Note, dated March 19, 2021	8-K	4.1	03/22/2021
4.9	Amended and Restated Promissory Note, dated April 7, 2021	8-K	4.1	04/09/2021
4.10	Amendment to Secured Subordinated Convertible Promissory Notes of Trillium Partners L.P. dated June 1, 2021	8-K	4.1	06/03/2021
4.11	Amendment to Secured Subordinated Convertible Promissory Notes of 3a Capital Establishment dated June 1, 2021	8-K	4.2	06/03/2021
4.12	First Amendment to Amended and Restated Promissory Note entered into as of July 22, 2021 by and between Unique Logistics International Inc. and Trillium Partners, L.P.	8-K	4.1	07/28/2021
4.13	Second Amendment to Amended and Restated Promissory Note entered into as of September 23, 2021 by and between Unique Logistics International Inc. and Trillium Partners, L.P.	8-K	4.1	09/28/2021
4.14	Exchange Agreement between Company and certain holders of notes and warrants of the Company, 3a Capital Establishment and Trillium Partners, LP dated August 19, 2021	10-Q	4.4	10/18/2021
4.15	Form of Leak-Out Agreement	10-Q	4.5	10/18/2021
4.16	Form of Amended Exchange Agreement	8-K	10.1	12/13/2021
4.17	Third Amendment to Amended and Restated Promissory Note dated January 6, 2022	8-K	4.1	01/10/2022
5.1*	Legal opinion of Lucosky Brookman LLP
10.1	Securities Purchase Agreement, dated October 8, 2020	8-K	10.1	10/13/2020
10.2	Registration Rights Agreement, dated October 8, 2020	8-K	10.2	10/19/2020
10.3	Employment Agreement by and between the Company and Sunandan Ray dated May 29, 2020**	8-K	10.3	10/13/2020
10.4	Amendment to Employment Agreement by and between the Company and Sunandan Ray dated May 29, 2021	8-K	10.2	06/03/2021

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10.5	General Release Agreement, dated October 8, 2020	8-K	10.4	10/13/2020
10.6	Split-Off Agreement, dated October 8, 2020	8-K	10.5	10/13/2020
10.7	Securities Purchase Agreement, dated October 14, 2020	8-K	10.1	10/19/2020
10.8	Amendment to Secured Accounts Receivable Facility, dated November 2, 2020, by and between Unique Logistics International (NYC) LLC and Corefund Capital, LLC
10.9	Revolving Purchase, Loan and Security Agreement by and among Unique Logistics International, Inc., Unique Logistics Holdings, Inc., Unique Logistics International (NYC) LLC, Unique Logistics International (BOS), Inc. and TBK Bank, SSB dated June 1, 2021	8-K	10.1	06/03/2021
10.10	Addendum to Recourse Factoring and Security Agreement	8-K	10.2	06/23/2021
10.11	SPA-Letter Agreement dated June 22, 2021	8-K	10.1	06/23/2021
10.12	First Amendment to Revolving Purchase, Loan and Security Agreement entered into as of August 4, 2021 by and among Unique Logistics International, Inc., Unique Logistics Holdings, Inc., Unique Logistics International (NYC) LLC, Unique Logistics International (BOS), Inc. and TBK Bank, SSB	8-K	10.1	08/09/2021
10.13	Purchase Money Financing Agreement between Unique Logistics International, Inc and Corefund Capital, LLC	8-K	10.1	09/13/2021
10.14	Second Amendment to Revolving Purchase, Loan and Security Agreement entered into as of August 4, 2021 by and among Unique Logistics International, Inc., Unique Logistics Holdings, Inc., Unique Logistics International (NYC) LLC, Unique Logistics International (BOS), Inc. and TBK Bank, SSB	8-K	10.1	09/22/2021
10.15	Form Purchase Agreement	10-K	10.8	08/31/2021
10.16	Form Registration Rights Agreement	10-K	10.9	08/31/2021
10.17	Form Security Agreement	10-K	10.10	08/31/2021
10.18	Form Guaranty Agreement	10-K	10.11	08/31/2021
10.19	Form Waiver	10-K	10.12	08/31/2021
10.20	Employment Agreement By and between the Company and Eli Kay dated August 11, 2021**	8-K	10.1	08/11/2021
10.21	Consulting Agreement, dated May 29, 2020, by and between Unique Logistics Holdings, Inc. and Great Eagle Freight Limited				X
10.22	August 2021 Registration Rights Agreement	10-Q	10.1	10/18/2021
10.23	Form of Registration Rights Agreement	8-K	10.2	12/13/2021
14.1*	Code of Ethics
21.1*	List of Subsidiaries
23.1	Consent of Marcum LLP				X
23.2	Consent of Baker Tilly US, LLP				X
23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the registration statement)
99.1	Audited Consolidated Financial Statements of Unique Logistics Holdings, Inc. as of May 31, 2020 and for the period from inception, October 28, 2019, through May 31, 2020 and Notes to Consolidated Financial Statements	8-K/A	99.1	01/26/2021
99.2	Audited Consolidated Financial Statements of Unique Logistics International (ATL), LLC for the years ended December 31, 2019 and 2018 and Notes to Consolidated Financial Statements	8-K/A	99.2	01/26/2021
99.3	Audited Financial Statements of Unique Logistics International (BOS), INC. for the years ended December 31, 2019 and 2018 and Notes to Financial Statements	8-K/A	99.3	01/26/2021
99.4	Audited Consolidated Financial Statements of Unique Logistics International (USA), Inc. and Subsidiaries for the years ended December 31, 2019 and 2018 and Notes to Consolidated Financial Statements	8-K/A	99.4	01/26/2021
99.5	Unaudited Pro Forma Consolidated Combined Financial Statements of Unique Logistics International, Inc. as of and for the year ended May 31, 2020	8-K/A	99.5	01/26/2021
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Definition

*	To be filed by amendment
**	Management contract or compensatory plan or arrangement

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 14, 2022.

Unique Logistics International, Inc.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Sunandan Ray, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sunandan Ray	Chief Executive Officer	January 14, 2022
Sunandan Ray	(Principal Executive Officer), Director

/s/ Eli Kay	Chief Financial Officer	January 14, 2022
Eli Kay	(Principal Financial Officer)

/s/ Patrick Lee	Director	January 14, 2022
Patrick Lee

/s/ David Briones	Director	January 14, 2022
David Briones

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